As filed with the Securities and Exchange Commission
                                on October 4, 1996

                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIAA REAL ESTATE ACCOUNT
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                (Not applicable)
                                ----------------
            (Primary Standard Industrial Classification Code Number)

                                (Not applicable)
                                ----------------
                      (I.R.S. Employer Identification No.)

            c/o Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
     ----------------------------------------------------------------------
        (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Peter C. Clapman, Esquire
              Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
     ----------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Paul J. Mason, Esquire
                      Sutherland, Asbill & Brennan, L.L.P.
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2404

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:                                               [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:                        [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:                                               [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:                                              [ ]

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statement 33-92990.

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
Title of each      Amount        Proposed       Proposed           Amount of
class of           to be         maximum        maximum            registration
securities to      registered    offering       aggregate          fee
be registered                    price          offering price
                                 per unit
--------------------------------------------------------------------------------
Accumulation           *            *         $1,000,000,000**     $303,030.31**
units in the
TIAA REAL
ESTATE ACCOUNT
--------------------------------------------------------------------------------
* The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

** The difference between the $300,000,000 of securities registered on Securities Act registration statement No. 33-92990 (for which a registration fee of $103,448.28 was paid therewith) and the dollar amount of securities sold thereunder is being carried forward on this registration statement pursuant to Rule 429 under the Securities Act.
--------------------------------------------------------------------------------
          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                              CROSS REFERENCE SHEET
                    Pursuant to Item 501(B) of Regulation S-K
              Showing Location of Information Required by Form S-1
              in Part I (Prospectus) of the Registration Statement

Item of Form S-1                               Caption or Location in Prospectus
----------------                               ---------------------------------

 1.     Forepart of the                        Outside Front Cover Page
        Registration Statement
        and Outside Front Cover
        Page of Prospectus

 2.     Inside Front Cover and                 Inside Front and Outside Back
        Outside Back Cover Pages               Cover Page
        of Prospectus

 3.     Summary Information, Risk              Summary; The Real Estate Account
        Factors and Ratio of                   and TIAA; Risk Factors
        Earnings to Fixed Charges

 4.     Use of Proceeds                        (Not Applicable)

 5.     Determination of Offering              (Not Applicable)
        Price

 6.     Dilution                               (Not Applicable)

 7.     Selling Security Holders               (Not Applicable)

 8.     Plan of Distribution                   Distribution of the Contracts

 9.     Description of Securities              Summary; The Annuity Contracts;
        to Be Registered                       Annuity Payments

10.     Interests of Named                     (Not Applicable)
        Experts and Counsel

11.     Information with Respect               Summary; The Real Estate  Account
        to the Registrant                      and TIAA; Investment Practices of
                                               the Account; General Investment
                                               and Operating Policies;
                                               Description of Properties; Risk
                                               Factors; Role of TIAA; Conflicts
                                               of Interest; Management's
                                               Discussion and Analysis of
                                               Financial Condition and Results
                                               of Operations; Valuation of
                                               Assets; Management and Investment
                                               Advisory Arrangements; Federal
                                               Income Taxes; State Regulation;
                                               Legal Matters; Experts; Legal
                                               Proceedings; Financial Statements

Item of Form S-1                               Caption or Location in Prospectus
----------------                               ---------------------------------
12.     Disclosure of Commission               (Not Applicable)
        Position on
        Indemnification for
        Securities Act
        Liabilities

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

                  Subject to Completion: Dated October 4, 1996

                  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                   PROSPECTUS
                                   ----------

                            TIAA REAL ESTATE ACCOUNT

                       A Variable Annuity Offered Through
                       Individual, Group and Tax-Deferred
                                Annuity Contracts

                                    Issued By

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


                  This Prospectus tells you about the TIAA Real Estate Account (the "Real Estate Account" or the "Account"), a variable annuity investment option being offered through individual, group and tax-deferred annuity contracts issued by Teachers Insurance and Annuity Association of America ("TIAA"). Read it carefully before investing and keep it for future reference.

                  The Real Estate Account is a segregated investment account of TIAA that provides variable individual and group annuities for retirement and tax-deferred savings plans at tax-exempt or publicly supported colleges, universities, and other educational and research institutions. The Account's main purpose is to accumulate, invest, and then disburse funds for your retirement, in the form of lifetime income or other payment options, by investing mainly in real estate and real estate-related investments.

                  The contracts also offer a traditional (guaranteed) annuity option through TIAA's general account.

                  As with all variable annuities, your accumulation and retirement income from the Account can increase or decrease, depending on how well the underlying investments do over time. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is           , 1996

                                TABLE OF CONTENTS
                                                                            Page

DEFINITIONS.................................................................   5

SUMMARY  ...................................................................   8

THE REAL ESTATE ACCOUNT AND TIAA............................................  12

INVESTMENT PRACTICES OF THE ACCOUNT.........................................  13

GENERAL INVESTMENT AND OPERATING POLICIES...................................  19

DESCRIPTION OF PROPERTIES...................................................  21

RISK FACTORS................................................................  21

ROLE OF TIAA................................................................  27

CONFLICTS OF INTEREST.......................................................  30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................  31

VALUATION OF ASSETS.........................................................  34

MANAGEMENT AND INVESTMENT ADVISORY ARRANGEMENTS.............................  39

EXPENSE DEDUCTIONS..........................................................  39

THE ANNUITY CONTRACTS.......................................................  40

ANNUITY PAYMENTS............................................................  56

FEDERAL INCOME TAXES........................................................  58

GENERAL MATTERS.............................................................  62

DISTRIBUTION OF THE CONTRACTS...............................................  64

PERIODIC REPORTS............................................................  64

STATE REGULATION............................................................  65

LEGAL MATTERS...............................................................  65

EXPERTS  ...................................................................  65

LEGAL PROCEEDINGS...........................................................  66

ADDITIONAL INFORMATION......................................................  66

FINANCIAL STATEMENTS........................................................  66

INDEX TO FINANCIAL STATEMENTS............................................... F-1

APPENDIX A--DESCRIPTION OF PROPERTIES....................................... A-1

APPENDIX B--MANAGEMENT OF TIAA.............................................. B-1

                  The Account is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). All reports and information filed on behalf of the Account can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain of its regional offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. This information can also be obtained through the SEC's Web site on the Internet (http://www.sec.gov), as part of the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                  Reports to Participants. TIAA will mail to each participant in the Real Estate Account periodic reports relating to accumulations in the Account, and such other information as may be required by applicable law or regulation.

                  THIS  PROSPECTUS  DOES  NOT  CONSTITUTE  AN  OFFERING  IN  ANY
JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

                                   DEFINITIONS

                  Throughout the prospectus, "TIAA," "we," and "our" refer to Teachers Insurance and Annuity Association of America. "You" and "your" mean any participant or any prospective participant.

                  Account - The TIAA Real Estate Account, a separate account of TIAA.

                  Accumulation - The total value of your accumulation units in the Real Estate Account.

                  Accumulation Fund - The assets of the Real Estate Account not dedicated to current retirement benefits or other liabilities.

                  Accumulation Period - The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

                  Accumulation Unit - A share of participation in the Real Estate Account for someone in the accumulation period.

                  Annuity Fund - The assets in the Account that fund current retirement benefits.

                  Annuity Partner - Anyone you name under a survivor income option to receive lifetime annuity income if you die. Your annuity partner can be your spouse, child, or anyone else eligible under current TIAA practices, subject to any limitations under the IRC and ERISA.

                  Annuity Payments - Payments under any income option or method of payment.

                  Annuity Unit - A measure used to calculate the amount of annuity payments due a participant.

                  Beneficiary - Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before any guaranteed period of your income-paying annuity ends. You don't have to name the same beneficiary for each of these two situations.

                  Business Day - Any day the New York Stock Exchange ("NYSE") is open for trading. A business day ends at 4 p.m. eastern time, or when trading closes on the NYSE, if earlier.

                  Calendar Day - Any day of the year. Calendar days end at the same time as business days.

                  Cash Withdrawal - Taking some or all of an accumulation as a single payment.

                  Commuted Value - The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is calculated using the then-current value of the annuity unit, adjusted for investment gains or losses since the annuity unit value was last calculated.

                  Contract - The document that sets forth the terms of your Real Estate Account annuity. There are separate contracts for the accumulation period and for the income-paying period for each annuity.

                  CREF - The College Retirement Equities Fund, TIAA's companion organization.

                  Eligible Institution - A private or public institution in the United States that is non-proprietary and non-profit. Private institutions have to be ruled tax-exempt under IRC section 501(c)(3) or earlier versions of the section and cannot be private foundations. The main purpose of any eligible institution must be to offer instruction, conduct research, serve and support education or research, or perform ancillary functions for such institutions.

                  Employer - An eligible institution that maintains an employee retirement or tax-deferred annuity plan.

                  ERISA - The Employee Retirement Income Security Act of 1974, as amended.

                  General Account - All of TIAA's assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

                  Income Option - Any of the ways you can receive Real Estate Account retirement income.

                  Independent Fiduciary - The firm appointed by TIAA to provide independent fiduciary services to the Real Estate Account and which will be responsible for reviewing, approving, and/or monitoring certain aspects of the Account's operations.

                  Internal Revenue Code or IRC - The Internal Revenue Code of 1986, as amended.

                  Method of Payment - Any type of Real Estate Account death benefit available to a beneficiary.

                  Participant - Any person who owns a Real Estate Account contract. Under certain arrangements, an employer can be the owner of the contract.

                  Plan - An employer's retirement or tax-deferred annuity program.

                  Premium - The amount you or your employer sends to the Real Estate Account to purchase retirement benefits.

                  Survivor Income Option - An option that continues lifetime annuity payments to your annuity partner after you die.

                  TIAA - Teachers Insurance and Annuity Association of America.

                  Valuation Day - Any day the NYSE is open for trading, as well as the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren't business days will end at 4 p.m. eastern time.

                  Valuation Period - The time from the end of one valuation day to the end of the next.

                                     SUMMARY

                  The following summary of prospectus information should be read together with the detailed information contained elsewhere in this prospectus.


The TIAA Real Estate Account
----------------------------

                  This  prospectus  describes  the TIAA Real Estate  Account,  a separate investment account of TIAA. Its investment objective is a favorable rate of return over the long term, primarily through rental income and capital appreciation from real estate investments owned by the Account. The majority of the Account's real estate investments will be ownership interests in income-producing office, industrial, retail, and multi-family residential properties. The Account can make other real estate-related investments, including mortgage loans and purchasing shares of real estate investment trusts and other entities engaged primarily in real estate-related activities. The Account will also invest in publicly-traded securities and other instruments to maintain liquidity to make distributions and cover capital expenditures and expenses. TIAA intends to provide additional liquidity to the Account as needed, according to its anticipated arrangement with the U.S. Department of Labor, as described on page 29. As with any variable account, we cannot assure you that the investment objective will be met. One factor critical to achieving the objective is whether we can find enough suitable investments for the Account at any particular time.

                  TIAA, a nonprofit New York insurance company, manages the investment and reinvestment of the Real Estate Account's assets. For these services, TIAA receives fees from the assets of the Account. You don't have the right to vote on the management and operation of the Account. For more information, see "Management and Investment Advisory Arrangements," on page 39.

                  Because the Account does not fall within the definition of "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), it is neither registered as an investment company nor subject to regulation under the 1940 Act.

Risk Factors
------------

                  Investment in the Account involves significant risks, which are fully described in "Risk Factors," page 21. These include fluctuations in real estate values and the possibility that the Account won't receive the appraised or estimated value of a real property investment when it is sold. The Account may also sometimes have trouble selling some of its real estate investments on commercially acceptable terms, making it difficult to convert those investments into cash quickly.

                  The Account's assets can be adversely affected by changes in local, national, or foreign economic conditions. You should, therefore, view it as a long-term investment. Also, since the Account has existed only for a short time, there is little operating history to look to in assessing how the Account might respond to different market conditions.

                  Because it invests in real estate, the Account is also exposed to risks relating to environmental matters. For instance, if an investment property does not comply with certain environmental protection regulations, the liability for clean-up costs could exceed the Account's investment in the property (or the principal amount loaned by the Account as a mortgage lender).

Conflicts of Interest
---------------------

                  The Account is managed by TIAA employees. TIAA employees who manage the Account's real estate-related investments may also manage real estate-related investments of TIAA's general account. Similarly, the part of the Account invested in securities and other instruments not related to real estate is managed by employees who may also manage investments of TIAA's general account and other accounts that are not related to real estate. These employees could therefore face various conflicts of interest (see "Conflicts of Interest," page 30).

                  TIAA's guarantee to provide liquidity for the Account under certain circumstances could also raise conflicts of interest (see "Liquidity Guarantee," page 28).

The Contracts
-------------

                  The Real Estate Account is available (subject to regulatory approval) as a variable component to a number of different TIAA accumulating annuity contracts. The annuity contracts are a Retirement Annuity ("RA"), a Group Retirement Annuity ("GRA"), a Supplemental Retirement Annuity ("SRA"), a Group Supplemental Retirement Annuity ("GSRA"), and a Rollover Individual Retirement Annuity ("Rollover IRA"). Subject to regulatory approval, we expect to offer a new individual retirement annuity that will accept both rollovers and direct contributions ("New IRA") and a Keogh Plan Annuity ("Keogh"). (We will refer to the Rollover IRA and New IRA collectively as the "IRAs".) RAs, SRAs, IRAs and Keoghs are issued to you directly. GRAs and GSRAs are issued under the terms of a group contract.

                  The Real Estate Account is also available through a variety of income-paying annuity contracts. For details, see "Income Options," on page 51.

                   Subject to the conditions described in this prospectus, you can allocate all or part of your premiums to the Real Estate Account under the accumulating contracts, although your employer's plan may restrict your ability to allocate premiums to the Real Estate Account under an RA, GRA, or GSRA contract. The specific terms of your plan or relevant tax laws also may limit the amount of premiums you are allowed to contribute or that may be contributed on your behalf. See "Remitting Premiums," page 43, "Possible Restrictions on Acceptance of Premiums and Transfers," page 44, "Allocation of Premiums," page 44, and "Federal Income Taxes," page 58.

                  Expense Deductions. We make daily deductions from the net assets of the Real Estate Account to pay the Account's operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and providing liquidity guarantees. The current annual expense deductions from the net assets of the Account total 0.70%: 0.40% for investment management services, 0.23% for administrative and distribution expenses, 0.05% for mortality and expense risks, and 0.02% for liquidity guarantees. We guarantee that these deductions, together, will never exceed 2.50% of the Account's average net assets annually. See "Expense Deductions," page 39.

                  Transfers and Withdrawals. You can transfer your accumulation in the Account to TIAA's traditional annuity or to CREF at any time. We permit withdrawals from SRAs, GSRAs, and IRAs at any time. However, your employer's plan can restrict your ability to withdraw funds from RA and GRA contracts. Federal income tax law may also restrict your ability to transfer or withdraw funds. You may have to pay a tax penalty if you want to make a cash withdrawal before age 59-1/2. (See "Federal Income Taxes," page 58.)

Selected Financial Data
-----------------------

                  The following selected financial data should be considered in conjunction with the financial statements and notes thereto for the Account provided herein.

                                                                           July 3, 1995
                                                         For the Six     (commencement of
                                                         Months Ended    operations) to
                                                         June 30, 1996   December 31, 1995
                                                         -------------   -----------------
                                                         (unaudited)
Investment income:
   Real estate income, net:
     Rental income ...................................   $  3,933,580        $    165,762
                                                         ------------        ------------
     Real estate property level expenses and taxes:
       Operating expenses ............................        828,888              29,173
       Real estate taxes .............................   $    405,405        $     14,659
                                                         ------------        ------------
          Total real estate property
          level expenses and taxes ...................      1,234,293              43,832
                                                         ------------        ------------
          Real estate income, net ....................      2,699,287             121,930
   Dividends and interest ............................      2,344,364           2,828,900
                                                         ------------        ------------
       Total investment income .......................   $  5,043,651        $  2,950,830
                                                         ============        ============


Net realized and unrealized
 gain on investments .................................   $    688,885        $     35,603
                                                         ============        ============

Net increase in net assets
 resulting from operations ...........................   $  5,409,740        $  2,676,000
                                                         ============        ============

Net increase in net assets
 resulting from participant transactions .............   $ 43,400,243        $117,582,345
                                                         ============        ============

Net increase in net assets ...........................   $ 48,809,983        $120,258,345
                                                         ============        ============


                                                         June 30, 1996   December 31, 1995
                                                         -------------   -----------------
                                                         (unaudited)

Total assets .........................................   $182,242,966        $143,177,421
                                                         ============        ============

Total liabilities ....................................   $ 13,174,638        $ 22,919,076
                                                         ============        ============

Total net assets .....................................   $169,068,328        $120,258,345
                                                         ============        ============

Accumulation units outstanding .......................      1,561,082           1,172,498
                                                            =========           =========

Accumulation unit value ..............................        $106.40             $102.57
                                                              =======             =======

                        THE REAL ESTATE ACCOUNT AND TIAA

                  On February 22, 1995, the Real Estate Account was established by resolution of TIAA's Board of Trustees as a separate investment account of TIAA under New York law. As part of TIAA, the Account is subject to regulation by the State of New York Insurance Department ("NYID") and the insurance departments of some other jurisdictions in which the contracts are offered (see "State Regulation," page 65).

                  Although TIAA owns the assets of the Real Estate Account, the Account's income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA's other income, gains, or losses. Under New York law, we cannot charge the Account with liabilities incurred by any other TIAA separate account or other business activity TIAA may undertake.

                  TIAA is a nonprofit stock life insurance company organized under the laws of New York State. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. All of the stock of TIAA is held by the TIAA Board of Overseers, a nonprofit New York membership corporation whose main purpose is to hold TIAA's stock. TIAA's headquarters are at 730 Third Avenue, New York, New York 10017-3206; there are also regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Detroit, New York, Philadelphia, San Francisco, and Washington, D.C., and a service center in Denver. TIAA offers both traditional annuities, which guarantee principal and a specified interest rate while providing the opportunity for additional dividends, and variable annuities, whose return depends upon the performance of certain specified investments. TIAA also offers life, long-term disability, and long-term care insurance.

                  TIAA manages the investment of the Account's assets. TIAA has been making mortgage loans for over 50 years. We are currently one of the largest and most experienced investors in mortgages and real estate equity interests in the nation. As of June 30, 1996, TIAA employees managed for TIAA's general account a mortgage portfolio of $20.8 billion. The vast majority of the portfolio is secured by investment-grade properties located throughout the U.S. Almost three-quarters of the TIAA general account's mortgage portfolio consists of mortgage loans made on office buildings and retail properties (i.e., shopping centers, including malls).

                  As of June 30, 1996, TIAA employees oversaw for TIAA's general account a real estate equity portfolio of $7.1 billion, with properties located across the U.S. Office buildings and shopping centers comprise more than three-quarters of the real estate equity portfolio of the general account.

                  TIAA is the companion organization of the College Retirement Equities Fund ("CREF"), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in New York State in 1952. Together, TIAA and CREF form the principal retirement system for the nation's education and research communities and the largest retirement system in the U.S., based on assets under management. TIAA-CREF serves approximately 1.8 million people at over 5,800 institutions. As of June 30, 1996, TIAA's assets were approximately $82.9 billion; the combined assets for TIAA and CREF totalled approximately $171.8 billion (although CREF doesn't stand behind TIAA's guarantees).

                  TIAA currently has one other separate account. TIAA may offer new investment accounts with different investment objectives in the future, as permitted by law.


                       INVESTMENT PRACTICES OF THE ACCOUNT
General
-------

                  The investment objective of the Real Estate Account is a favorable rate of return over the long term, primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account will also invest in publicly-traded securities and other instruments to maintain liquidity needed for capital expenditures and expenses and to make distributions. As with any variable account, we cannot assure you that its investment objective will be met. One critical factor to achieving the objective is whether we can find enough suitable investments for the Account at any particular time.

                  Usually, between 70% and 80% of the Account's assets will be invested directly in real estate or in real estate-related investments.

                  We  expect  the   majority  of  the   Account's   real  estate
investments to be direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest to a limited extent in other real estate-related investments, such as conventional mortgage loans, participating mortgage loans, and real estate partnerships. To a limited extent, the Account can also invest in real estate investment trusts, common or preferred stock of companies whose operations involve real estate (i.e., that own or manage real estate primarily), and collateralized mortgage obligations.

                  Normally, between 20% and 30% of the Account will be invested in government and corporate debt securities, short-term money market instruments and other cash equivalents, and, to some extent, common or preferred stock of companies that don't primarily own or manage real estate. In some circumstances, the Account can increase temporarily the portion of its assets invested in debt securities or money market instruments. This could happen because of a rapid influx of participants' funds, lack of suitable real estate investments, or a need for more liquidity.

                  We do not expect that the Account will invest in foreign real estate or other types of foreign real estate-related investments initially, but it may do so as it grows. The percentage of the Account's assets in foreign investments will vary, but we expect that foreign investments will not be more than 25% of the Account's portfolio.

                  In order not to be considered an "investment company" under the 1940 Act, the Account will limit its holdings of investment securities (as defined under the 1940 Act) to less than 40% of its total assets (not including U.S. Government securities and cash items). However, during its first year, the Account may keep a much larger part of its assets in short-term and other debt instruments or in equity securities.

                  TIAA can, in its discretion, decide to change the operating policies of the Account or wind it down. This could happen if, for instance, the Account is smaller than expected. If the Account is wound down, you may be required to transfer your accumulations to TIAA's traditional annuity or any CREF account available under your employer's plan. You will be notified in advance if we decide to change or wind down the Account.

Investments in Direct Ownership Interests in Real Estate
--------------------------------------------------------

                  Acquisition. The Account's main investment policy is to acquire direct ownership interests in existing or newly-constructed income-producing real estate, including office buildings, multi-family residential properties, and retail and industrial properties. TIAA will invest a substantial part of the Account's assets in established properties that have existing rent and expense schedules or in new properties with predictable cash flows. The Account will usually acquire real estate that's ready for occupancy by tenants, which eliminates the development or construction risks inherent in buying unimproved real estate. However, from time to time the Account can, consistent with its objective, invest in a real estate development project. The Account can also buy recently-constructed properties that are subject to agreements with sellers that provide for certain minimum levels of income.

                 Purchase-Leaseback   Transactions.   Some   of  the   Account's
investments can be real property purchase-leaseback transactions

("leasebacks"). In these transactions, the Account typically will buy land and income-producing improvements on the land, and simultaneously lease the land and improvements. Leasebacks can be for very long terms and may provide for increasing payments from the lessee.

                  Usually, under a leaseback, the lessee will operate, or arrange for someone else to operate, the property. The lessee is responsible generally for all operating costs, including taxes, mortgage debt service, maintenance and repair of the improvements, and insurance. The Account can also give the lessee an option to buy the land and improvements after a period of years. The option exercise price may be based on factors such as the fair market value of the property, as encumbered by the lease, the increase in the gross revenues from the property, or other objective criteria.

                  In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account will often seek to share (or "participate") in any increase in property value from building improvements or in the lessee's gross revenues from the building above a base amount (which may be adjusted if real estate taxes or similar operating expenses increase or upon other events). The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements. These interests include a first mortgage, other mortgage, or lien. In that case, the leaseback interest will be subject to greater risks.

Investments in Mortgages
------------------------

                  The Account can make mortgage loans or hold interests in mortgage loans made by it or others, generally on the same types of properties it would otherwise purchase. These will include commercial mortgage loans that may pay fixed or variable rates of interest or have "participating" features (as defined below). The Account's mortgage loans usually will be secured by properties that have income-producing potential based on historical or projected data. Mortgage loans usually will be non-recourse, which means they won't be the borrower's personal obligations. They usually will not be insured or guaranteed by government agencies or anyone else. We expect most of the Account's mortgage loans to be secured by first mortgages on existing income-producing property. First mortgage loans are secured by mortgages which have first-priority liens on the real property. These loans may be amortized, or may provide for interest-only payments, with a balloon payment at maturity.

                 Participating Mortgage Loans. The Account may also seek to make mortgage loans which, in addition to charging interest, permit the Account to share (have a "participation") in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, calculated as a percentage of the revenues the borrower receives from (i) operating the property and/or (ii) selling or refinancing the property or otherwise. Participations can also involve granting the Account an option to buy the property securing the loan or an option to buy an undivided interest in the property securing the loan.

                  Managing Mortgage Loan Investments. When advisable and consistent with its investment objective, the Account can sell its mortgage loans, or portions of them, before maturity. TIAA can also extend the maturity of any mortgage loan made by the Account, consent to a sale of the property subject to a mortgage loan, finance the purchase of a property by making a new mortgage loan in connection with the sale of a property (either with or without requiring the repayment of the existing mortgage loan), renegotiate and restructure the terms of a mortgage loan, and otherwise manage the Account's mortgage loans.

Standards for Direct Ownership and Mortgage Loan Investments
------------------------------------------------------------

                  In making direct ownership investments and mortgage loan investments, TIAA will consider relevant real property and financial factors. These include the location, condition, and use of the underlying property, its operating history, its future income-producing capacity, and the quality, operating experience, and creditworthiness of the unaffiliated borrower.

                  Before the Account acquires any direct ownership interest or makes a mortgage loan, TIAA will analyze the fair market value of the underlying real estate, taking into account the property's operating cash flow (derived from the historical and expected levels of rental and occupancy rates, and the historical and projected expenses of the property), supplemented by the general economic conditions in the area where the property is located. Ordinarily, each mortgage loan made by the Account will not exceed, when added to the amount of any existing debt, 85% of the appraised value of the mortgaged property, unless the Account is compensated for taking such additional risk.

Foreign Real Estate and Other Foreign Investments
-------------------------------------------------

                  We don't  expect that the Account will buy foreign real estate or make real estate-related investments in foreign countries initially, but it might do so as it grows. It might also invest in securities or other instruments of foreign governmental or private issuers that are consistent with its investment objective and policies. Often, different factors affect foreign and domestic investment decisions. For example, foreign real estate markets have different liquidity and volatility attributes than U.S. markets. Changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations can also affect foreign real estate investments. It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

                  The value of investments that aren't denominated in U.S. dollars can go up or down as currency rates change. Rental income from those properties could be similarly affected by currency movements. Changes in currency exchange controls can also affect the value of the Account's foreign investments. The Account may seek to hedge its exposure to changes in currency rates and exchange control regulations, which could involve extra costs.

                  We will consider the above factors and others before investing in foreign real estate, and won't invest unless our standards and objectives are met. Depending on investment opportunities, the Account's foreign investments could at times be concentrated in one or two foreign countries. The percentage of the Account's foreign investments will vary. However, we expect that foreign investments will be no more than 25% of the Account's portfolio.

Other Real Estate-Related Investments
-------------------------------------

                  The Account can make other real estate-related investments, including holding shares of real estate investment trusts, common or preferred stock of companies whose business involves real estate, and collateralized mortgage obligations.

                  Real Estate Investment Trusts. Real estate investment trusts ("REITs") are publicly-owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. REITs attempt to optimize share value by acquiring and developing new projects. They also refurbish, upgrade, and renovate existing properties to increase rental rates and occupancy levels. REITs seek higher cash flows by negotiating for rental increases on existing leases, replacing expiring leases with new ones at higher rates, and improving occupancy rates.

                  REITs must distribute 95% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. While a REIT's yield is relatively stable, its price fluctuates with interest rates. Other factors can also affect a REIT's price. For example, a REIT can be affected by such factors as cash flow dependency, the skill of its management team and defaults by lessees or borrowers. In the event of a default by a lessee or borrower, a REIT may experience delays in enforcing its rights as a lessor or mortgagee and may incur substantial costs associated with protecting its investments.

                  REITs invest in real property and mortgages, and therefore are subject to many of the same risks as the Real Estate Account. See "Risk Factors," page 21 and "Risks of REIT Investments," page 26.

                  Stock of Companies Involved in Real Estate Activities. The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks can be listed on one or more U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad. Like other equity securities, these stocks are subject to market risk -- their price can go up or down in response to changes in the financial markets. They are also subject to financial risk, which comes from the possibility that current earnings will fall or that overall financial soundness will decline, reducing the security's value.

                  Collateralized Mortgage Obligations. The Account can invest in collateralized mortgage obligations ("CMOs") that are fully collateralized by a portfolio of mortgages or mortgage-related securities. CMO issuers distribute principal and interest payments on the mortgages to holders of the CMOs according to the distribution schedules of each CMO. Some classes of CMOs may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular CMO may be more or less than for other mortgage-related securities. CMOs may also be less marketable than other securities.

                  CMO interest rates can be fixed or variable. Variable-rate CMOs may be structured to adjust inversely with and more rapidly than short-term interest rates. As a result, their market value tends to be more volatile than other CMOs.

Other Investments
-----------------

                  The Account can invest in securities issued or guaranteed by the U.S. Government or one of its agencies and instrumentalities, and debt securities of foreign governments or multinational organizations. The Account can also invest in corporate debt securities, asset-backed securities, and money market instruments and other cash equivalents issued by domestic or foreign entities. It can also buy limited amounts of common or preferred stock of domestic or foreign companies that aren't involved primarily in real estate.

                  The Account will buy only investment-grade debt securities that are rated, at the time of purchase, within the top four categories by a nationally recognized rating organization or, if not rated, that are deemed to be of equivalent quality by TIAA.

                  The Account's money market instruments and other cash equivalents will usually be high-quality short-term debt obligations. These investments include, but are not limited to, securities issued or guaranteed by the U.S. Government or one of its agencies and instrumentalities, commercial paper, certificates of deposit, bankers' acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.

                  From time to time, particularly during the Account's first year, a significant percentage of the Account may be invested in liquid assets while we look for suitable real property investments. Liquid assets don't have to be real estate-related. The Account also can temporarily increase the percentage of its liquid assets under particular circumstances. These include the rapid influx of participants' funds, lack of suitable real estate investments, or a need for greater liquidity.

                    GENERAL INVESTMENT AND OPERATING POLICIES

                  The Account doesn't intend to buy and sell any direct ownership interests in properties, mortgage loans, leasebacks, or other real estate investments simply to make short-term profits by their sale. However, the Account may sell investments to raise cash, if market conditions dictate, or otherwise. The Account will reinvest any proceeds from sales of assets (and any cash flow from operations) that it doesn't need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

                  Appraisals.  When acquiring properties,  leasebacks,  or other real  estate  investments,  the  Account  will  rely on TIAA's  analysis  of the investment and usually won't receive an independent appraisal before an acquisition. However, the Account will get an independent appraisal when it makes mortgage loans. We expect that the Account's properties and participating mortgage loans will be appraised or valued annually by an independent state-certified appraiser who is a member of a professional appraisal organization.

                  Borrowing. Usually, the Account won't borrow money to purchase direct ownership interests in real properties -- i.e., these investments will be unleveraged. However, the Account may use a line of credit to meet short-term cash needs. While the properties the Account acquires ordinarily will be free and clear of mortgage indebtedness immediately after their acquisition, it is possible that the terms of a short-term line of credit may require the Account to secure a loan with one or more of its properties or other assets.

                  Joint Investments. While the Account will often own the entire fee interest in a property, it can also hold other ownership interests. The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. The Account cannot hold real property jointly with TIAA or its affiliates.

                  Diversification. We have not placed percentage limitations on the type and location of properties that the Account can buy. However, the Account plans to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon the availability of suitable investments and how much the Account has available for investment at any given time.

                  Discretion to Evict or Foreclose. TIAA can decide when it is in the best interests of the Account to evict defaulting tenants or to foreclose on defaulting borrowers. When deciding to evict or foreclose, TIAA will take a course of action that it concludes is in the best interests of the Account in order to maintain the value of an investment.

                  Property Management and Leasing Services. We usually will hire a management company to perform local property management services for properties the Account owns and operates. The local management company will be responsible for day-to-day management of the property, supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs, replacements, and capital improvements. The local manager will also review market conditions in order to recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire one or more leasing companies to perform leasing services for any property with actual or projected vacancies, if the property management company doesn't already provide those services. The leasing companies will coordinate with the property management company to provide marketing and leasing services. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account's cash flow from a property.

                  We won't usually need a management services company for mortgage loans (except for mortgage servicing), but we might decide that those services are desirable when we are foreclosing on a mortgage loan.

                            DESCRIPTION OF PROPERTIES

                  As of the date of this prospectus, the Account has purchased ten properties for its portfolio, consisting of four neighborhood shopping centers, three multi-family residential complexes, one office building and two industrial properties. These properties are described in detail in Appendix A. Real estate investments made on behalf of the Account after the date of this prospectus will be described in supplements to the prospectus, as appropriate.


                                  RISK FACTORS

                  Participants should consider various risks before investing in the Account. These include valuation risks (see "Valuation of Assets," page 34), conflicts of interest (see "Conflicts of Interest," page 30), and the following:


Risks of Real Property Ownership
--------------------------------

                  General Risks of Real Property Ownership. The Account will be subject to the risks inherent in owning real property. They include fluctuations in occupancy rates and operating expenses, unanticipated repairs and renovations (particularly in older structures), and variations in rental rates and property values. Many factors can adversely affect rental rates and property values. These include the state of the economy (local, national or global), changing supply and demand for the type of properties the Account invests in, natural disasters or man-made events, zoning laws, real property tax rates, and other governmental rates and fiscal policies.

                  Operating the Account's real property mainly involves renting to tenants. There are risks associated with rentals. For example if a lease is terminated because the tenant is unable to pay the rent (including when a bankruptcy court has rejected the tenant's lease), the Account's cash flow will be reduced. If we terminate a lease, we might not be able to find a new tenant without incurring a loss. Any disputes with tenants could also involve costly litigation.

                  The inability to attract and retain tenants, which means that rental income declines, is another risk for the Account. Third parties in purchase-leaseback transactions may renege or default on rental agreements or rent guarantees. We also can't assure that operating a property will produce a satisfactory profit because operating costs can increase in relation to a property's gross rental income. In particular, property taxes and utility, maintenance, and insurance costs may go up. The Account may have to advance funds to third parties to protect its investment, or sell properties on disadvantageous terms in order to raise needed funds.

                  While  the  Account   intends  to  reinvest   cash  flow  from
investments, we can't guarantee that those investments will generate enough income to pay the Account's operating and other expenses.

                  Resale of Real Property. Because the Account invests in real property, its investments may be illiquid compared to the readily-marketable securities held by other variable annuity accounts. A poor market for real estate can make it harder to sell any particular investment for its full value. This could lead to losses or reduced profits for the Account. The risk that resale will be difficult will vary with the size, location, and type of investment. The Account might not be able to sell a property at a particular time or price. Although the Account ordinarily would sell real property for cash, the Account may at times find it necessary to provide financing to purchasers.

                  Risks with Purchase-Leaseback Transactions. Risks under purchase-leaseback transactions relate to the ability of the lessee to make required payments to the Account. Because subleases are usually for shorter terms than the leaseback, the lessee's ability to make payments to the Account may depend on successfully renewing any subleases or finding new subtenants. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

                  Properties Acquired Prior to Completion of Development and Construction and Recently-Constructed Properties. If the Account chooses to develop a real property, it faces the risk of delays or unexpected increases in the cost of property development and construction. These risks can come from over-building, which lowers demand for rentals. They can also be the result of slower growth in local economies, poor performance of local industries, higher interest rates, strikes, bad weather, material shortages, or increases in material and labor costs. We can't guarantee that once a property is developed it will operate at the income and expense levels we projected before developing it. We also can't guarantee that a property will be developed the same way we originally planned.

                  The Account may buy recently-constructed properties that are subject to agreements with sellers that provide for certain minimum levels of income. We can't guarantee that the sellers or other parties will be able to carry out their obligations under those agreements. We also can't assure you that when these agreements expire or the seller defaults, the operating income from the properties will be enough to produce as good a return as the Account was getting from those properties before the expiration or default.

Risks of Joint Ownership
------------------------

                  Investing in joint venture partnerships or other forms of joint property ownership sometimes involves risks that don't apply when properties are owned directly. These risks include the co-venturer's bankruptcy or the co-venturer's having interests or goals inconsistent with those of the Account. If a co-venturer doesn't follow the Account's instructions or adhere to the Account's policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected. A co-venturer also can make it harder for the Account to transfer its interest in the joint form of ownership. A co-venturer could have the right to decide whether and when to sell the property. As a result, it could be hard for the Account to sell joint ownership investments.

Risks of Mortgage Loan Investments
----------------------------------

                  General Risks of Mortgage Loans. The main risk of a mortgage loan investment is that the borrower defaults. If that happens, the Account would have to foreclose on the underlying property to protect the value of its mortgage loan, or pursue other remedies. Since the Account will usually make non-recourse mortgage loans, it will usually rely solely on the value of the underlying property for its security. Mechanics', materialmen's, governmental, and other liens on the property may have or obtain priority over the Account's security interest.

                  The unamortized principal amount due under a mortgage loan will be payable in a lump sum payment at the end of the loan term. Unless the borrower has large cash reserves, it may not be able to make this payment unless it can refinance the mortgage loan with another lender.

                  If interest rates are volatile during the investment period, the Account's variable-rate mortgage loans could have lower yields.

                  Prepayment Risks. The Account's mortgage loan investments will usually be subject to the risk that the borrower decides to prepay the loan. Prepayments can change the Account's return because we may be unable to reinvest the prepaid proceeds at as good an interest rate as the original mortgage loan rate.

                  Loan-to-Value Ratio. The larger the mortgage loan compared to the fair market value of the property securing it, the greater the loan's risk. The Account therefore usually won't make mortgage loans of more than 85% of the appraised value of the property. (It will make larger loans only if it's compensated for the extra risk.) However, we can't guarantee that if a borrower defaults, the Account will be able to sell the property for its estimated or appraised value.

                  Interest Limitations. Because state laws could change during the term of a loan or for other reasons, we might not always be able to determine with certainty whether the interest rate we are charging on mortgage loans complies with state usury laws that limit rates. If we inadvertently violate those laws, we could incur such penalties as restitution of excess interest, unenforceability of debt, and treble damages.

                  Risks of Participations. A participating mortgage loan could have a relatively low fixed interest rate and provide for payment of a percentage of revenues from the property or sale proceeds. In that case, if the property doesn't generate revenues or appreciate in value, the Account will have given up a potentially greater fixed return without receiving the benefit of appreciation. It's also possible that in very limited circumstances, a court could characterize the Account's participation interest as a partnership or joint venture with the borrower. The Account would then lose the priority its security interest would otherwise have been given, or be liable for the borrower's debts.

General Risks of all Types of Real Estate-Related Investments
-------------------------------------------------------------

                  Appraisal Risks. We may rely on appraisals from real estate professionals to value properties. However, appraisals are only estimates based on the professional's opinion and may not be the amount the Account receives if it sells the property. If appraisals are too high, participants sending in premiums will be credited with fewer accumulation units than if the value were lower. Participants withdrawing funds or receiving income when appraisals are too high will receive more money than they would otherwise be entitled to, which hurts other participants. If appraisals are too low, participants sending in premiums would be credited with too many accumulation units, which hurts other participants. Payments to participants making cash withdrawals or receiving income would be lower when appraisals are too low than they would have been if the appraisals were higher.

                  Inaccurate appraisals can also affect the fees the Account pays to TIAA, since TIAA's fees are based on the Account's value (see "Conflicts of Interest," page 30).

                  Investment Opportunities; Size of Account. We can't guarantee that good investment opportunities will come up at the same time funds are available for investment. In addition, the Account may have to forego investment opportunities if it does not have sufficient money to invest.

                  It will be more difficult to diversify the Account's investments when the Account is small. Returns from the Account would, in that case, be more dependent on the performance of any one investment than if the Account were larger and more diversified.

                  Casualty Losses. We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account's real property and properties securing mortgage loans or subject to purchase-leaseback transactions. However, some types of catastrophic losses are uninsurable or so expensive to insure against that it doesn't make sense to buy insurance for them. These may include losses from earthquakes, wars, nuclear accidents, floods, or environmental or industrial hazards or accidents. If a disaster that we haven't insured against occurs, the Account could lose both invested principal and any future profits from the property affected.

                  Some leases may permit a tenant to terminate its obligations in certain catastrophic situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant's space is vacant.

                  Regulatory and Environmental Risks. The imposition of restrictive zoning regulations and land use controls, strict air and water quality standards, and noise pollution regulations by local, state, federal, and foreign governmental authorities could limit the availability of suitable investments for the Account and could increase any construction and operating costs of the Account.

                  In addition, changes in local, state, federal, or international environmental regulations on the use or presence of hazardous or toxic materials or waste could raise the cost of owning and maintaining properties. It could be harder for the Account to maintain, sell, rent, finance, or refinance properties or property interests affected by new environmental regulations because of the increased costs associated with regulatory compliance. Under some federal statutes, the Account's potential liability for environmental damage could exceed the value of the Account's investment in a property.

                  Under various federal, state, and local environmental regulations, a current or previous property owner or operator, and sometimes a mortgagee, may be liable for the cost of removing or cleaning-up hazardous or toxic substances on, in or released from a property. The Account could be liable for those costs on its properties, even if we didn't know of, and weren't responsible for, the presence or release of the hazardous or toxic substances. The presence of any hazardous or toxic substances, or the failure to clean up those substances properly, can limit an owner's ability to sell or rent a property. The Account could also be liable for the cost of removal or clean up of those substances at a disposal or treatment facility, even if we don't own the facility. Under current environmental regulations, the cost of any required clean-up and the liability of the owner, operator, or mortgagee is usually not limited and could exceed the property's value or the aggregate assets of the owner or operator. In an extreme case, the Account could be required to incur significant costs because of a single real estate investment if it were legally required to pay for cleaning up an environmental hazard.

                  Various environmental regulations also require property owners or operators to monitor business activities on their premises that affect the environment. Failure to comply with those requirements could make it difficult to lease or sell any affected property or subject the Account to monetary penalties.

Risks of REIT Investments
-------------------------

                  REITs invest in real property and mortgages, and therefore are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk -- price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.

Risks of Liquid Investments
---------------------------

                  The Account's investments in securities and other instruments are subject to several types of risks. One is financial risk, which for debt securities and other fixed-income instruments comes from the possibility the issuer won't be able to pay principal and interest when due. For common or preferred stock, it comes from the possibility that the issuer's current earnings will fall or that its overall financial soundness will decline. Another kind of risk is market risk -- price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates. Finally, volatile interest rates may affect current income from an investment.

Other Risks
-----------

                  Risk of Unspecified Investments. As of the date of this prospectus, the Account has invested only a portion of its assets in real estate and we can't tell you with certainty when and if the Account will be fully invested. While we intend to supplement this prospectus periodically to describe the Account's property investments, it is unlikely that supplements will be available for your review prior to the completion of a property acquisition. As a result, if you invest in the Account you won't have the opportunity to evaluate for yourself the economic merit of any property investments that the Account may make. You therefore must rely solely upon the judgment and ability of TIAA to select investments consistent with the Account's investment objective and policies.

                  Investment Company Act of 1940. We intend to operate the Account so that it will not have to register as an "investment company" under the 1940 Act. This will require monitoring the Account's portfolio so that it won't have more than 40% of total assets (other than U.S. Government securities and cash items) in investment securities (as defined under the 1940 Act). As a result, the Account may be unable to make some potentially profitable investments.

                                  ROLE OF TIAA

                  TIAA plays a significant role in operating the Real Estate Account. The Account is managed by TIAA. In addition, TIAA's general account supplied the Account's initial capital, or "seed money." On an ongoing basis, TIAA's general account provides a liquidity guarantee -- i.e., TIAA ensures that the Account has funds available to meet transfer or cash withdrawal requests. (See "Liquidity Guarantee," page 28.)

Seed Money
----------

                  On July 3, 1995, TIAA contributed $100 million to the Account in exchange for $100 million in accumulation units, to enable the Account to purchase a diverse portfolio of properties without having to wait to receive premiums.

                  On September 16, 1996, in accordance with a five-year fixed repayment schedule approved by the New York Insurance Department, TIAA began to redeem the accumulation units related to its seed money investment. TIAA will redeem a pro rata portion of the accumulation units monthly over a 60-month period (16,666.667 units per month).

                  TIAA's accumulation units are being redeemed by the Account at net asset value at the time of redemption.

                  Because of its seed money investment, TIAA owned accumulation units representing 62.9% of the Account's net assets, as of June 30, 1996.

Liquidity Guarantee
-------------------

                  Subject to federal income tax considerations and, where applicable, the terms of your plan, you can redeem accumulation units daily by making cash withdrawals or transfers from the Account. If the Account's cash flow (from premiums and investment income) and liquid investments are insufficient to fund redemption requests, TIAA's general account intends to fund them by purchasing accumulation units, subject to Department of Labor approval. When TIAA purchases units to keep the Account liquid ("liquidity units") or TIAA sells liquidity units back to the Account, the number of accumulation units TIAA holds will go up or down. TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can only make a cash withdrawal consistent with the terms of your plan.

                  As TIAA buys liquidity units, it may end up owning more of the Real Estate Account than anticipated. An independent fiduciary (see below) will monitor whether liquidity units held by TIAA's general account have, together with the accumulation units representing TIAA's seed money investment (if still not redeemed), exceeded a specific percentage of the Account's total outstanding accumulation units. If so, TIAA may be required to redeem some of its liquidity units. The independent fiduciary may require the number of liquidity units TIAA holds to be reduced when the Account has uninvested cash or liquid investments available. The independent fiduciary may also select properties for the Account to sell so that TIAA can redeem liquidity units. See "Role of the Independent Fiduciary," below.

                  The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See "Liquidity Guarantee Deduction," page 40.


TIAA's ERISA Fiduciary Status
-----------------------------

                  To the extent that assets of a plan subject to ERISA are allocated to the Account, TIAA will be acting as an "investment manager" (as that term is defined under ERISA) and a fiduciary under ERISA with respect to those assets.

Role of the Independent Fiduciary
---------------------------------

                  TIAA's purchase and sale of liquidity units raises certain technical issues under ERISA. TIAA therefore filed an application for a prohibited transaction exemption with the U.S. Department of Labor ("DOL"). The exemption was issued in proposed form on April 4, 1996. Although we currently anticipate that the DOL will issue the requested exemption in final form, we can't assure you that it will do so on the terms and conditions requested by TIAA. In connection with the proposed exemption, TIAA has appointed an "independent fiduciary" for the Real Estate Account.

                  Institutional Property Consultants, Inc., a registered investment adviser in business since 1983, serves as the Account's independent fiduciary. The independent fiduciary's responsibilities include: (1) reviewing and approving the Account's investment guidelines and any changes to them; (2) monitoring whether the properties the Account buys conform to the investment guidelines; (3) reviewing and approving valuation procedures and any changes to them; (4) approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal; (5) reviewing and approving how we value accumulation and annuity units; (6) approving the appointment of all independent appraisers; (7) reviewing the purchase and sale of units by TIAA to ensure that we use the correct unit values; and (8) reviewing the seed money redemption schedule. If the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is otherwise necessary to assure the Account has correctly valued a property, it can require appraisals besides those normally conducted.

                  After (and, if necessary, before) the period during which the Account must repay TIAA's seed money investment, the independent fiduciary will calculate the percentage of total accumulation units that TIAA's ownership shouldn't exceed (the "trigger point"). The independent fiduciary will also create a method for changing the trigger point. It must approve any adjustment of TIAA's interest in the Account and can require an adjustment. If TIAA's investment reaches the trigger point, the independent fiduciary may plan and participate in any program for selling the Account's assets. This can include selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary's opinion, are desirable to reduce TIAA's ownership in the Account or to facilitate winding down the Account.

                  The independent fiduciary will supervise the Account during any winding down of operations. It will review any program for selling the assets of the Account during that time. This review can include selecting the properties to be sold, providing sales guidelines, and approving the sale of the properties in the Account, if in the independent fiduciary's opinion, the sales would facilitate winding down.

                  The independent fiduciary will also review any other transactions or matters involving the Account that TIAA submits for review to determine whether those transactions are fair and in the Account's best interest.

                  TIAA appointed the independent fiduciary for a five-year term, and has established a special subcommittee of the Mortgage Committee of its Board of Trustees with authority to renew the appointment or remove the independent fiduciary. When the term ends, the independent fiduciary will not be reappointed unless more than 60% of the subcommittee members approve. Before the term ends, the independent fiduciary can be removed for cause by the vote of the majority of subcommittee members. In addition, the independent fiduciary can resign after at least 180 days' written notice. If the independent fiduciary resigns or is removed, the special subcommittee will appoint a successor.

                  TIAA pays the independent fiduciary directly. The investment management charge deducted from the Account's assets and paid to TIAA includes TIAA's costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5% of its annual income, including payment for services to the Real Estate Account during its term as independent fiduciary, from TIAA.

                  Your decision as a participant or plan fiduciary to invest in the Account will constitute your approval and acceptance of Institutional Property Consultants, Inc. or any successor to serve as the Account's independent fiduciary, after full and fair disclosure has been made by TIAA, including the disclosure in this prospectus.

                              CONFLICTS OF INTEREST

                  TIAA is a nonprofit company and will not accept acquisition or placement fees for services provided to the Account. However, the same people who oversee the Account's real estate and non-real estate investments may also buy, sell, and manage the real estate-related and other investments of TIAA's general account. This could create conflicts of interest.

                  The potential for conflicts of interest can arise because TIAA's general account may sometimes compete with the Real Estate Account in the purchase or sale of investments. However, we do not expect many conflicts to arise because the Real Estate Account and TIAA's general account will normally have different investment and sale objectives and will generally not be in the market to purchase or sell the same types of properties at the same time. Whenever the investment or sale objectives of the Real Estate Account and TIAA's general account are similar, we will use the following procedures to eliminate conflicts of interest: The decision, in the first instance, as to whether the Real Estate Account or TIAA's general account will purchase or sell a property will be determined by such factors as which account has cash available to make the purchase, the effect the purchase or sale will have on the diversification of each account's portfolio, the estimated future cash flow of the portfolios with regard to both purchases or sales, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.

                  Potential conflicts of interest could also arise because some properties in TIAA's general account may compete for tenants with properties the Account owns or has an interest in.

                  The decision as to whether properties owned by the Account or TIAA's general account will lease space to a tenant will be determined by such factors as the tenant's preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

                  Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA's management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to both the general account and the Account and to avoid conflicts of interest.

Indemnification
---------------

                  The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  The Account began operating on July 3, 1995 and interests in the Account began being offered to participants on October 2, 1995.

                  The Account's first real estate acquisition closed on November 22, 1995. Through June 30, 1996, the Account acquired a total of nine real estate properties, representing 50.90% of the Account's total investment portfolio. These included two industrial properties, three neighborhood shopping centers, one office property and three apartment complexes. The Account purchased an additional shopping center property in early July, 1996. The Account continues to pursue suitable property acquisitions, and is currently in various stages of negotiations with a number of prospective sellers. While attractive acquisition prospects are available in the current market, there is significant competition for the desirable properties.

                  As of June 30 1996, 49.10% of the Account's portfolio was invested in marketable securities. These investments consisted of eight real estate investment trusts (REITs), representing 2.93% of the portfolio, and various short-term instruments, representing 46.17% of the portfolio.

Results of Operations
---------------------

                  The Account's net investment income, after deduction of all expenses, was $2,640,397 for the period from July 3 (the Account's inception) to December 31, 1995 and $4,720,855 for the six months ended June 30, 1996. In addition, the Account had net realized and unrealized gains on investments of $35,603 for the period from July 3 to December 31, 1995 and $688,885 for the six month period ended June 30, 1996. While the Account's gains in 1995 were generated solely by short-term investments, net unrealized gains on real estate properties accounted for approximately 88% of the net change in unrealized appreciation for the six month period ended June 30, 1996. Such gains resulted from the periodic revaluations of the Account's properties. These gains were based, in part, on the fact that our experience operating the properties provided us with better estimates of future income and expenses, and, in part, on increasing prices for certain property types held by the Account. The Account's total return was 3.74% for the six month period ended June 30, 1996 and its cumulative total return was 5.11% for the period from October 2, 1995 (the effective date of the Account's initial registration statement) to June 30, 1996.

                 While much of the Account's investment income received during 1995 was generated by short-term investments, approximately 53.5% of the Account's total investment income received during the six-month period ended June 30, 1996 was generated by the Account's real estate holdings, with the remainder generated by marketable securities investments. As the Account approaches its goal of being approximately 70% to 80% invested in real estate, the Account's future investment income will be affected to an even greater degree by its real estate holdings. Assuming little change in current economic conditions, this anticipated increase in real estate holdings should have a positive impact on the Account's total return.

                    The Account's gross real estate income was $165,762 through December 31, 1995 and $3,933,580 for the six months ended June 30, 1996. Interest income on the Account's short-term investments totalled $2,820,229 through December 31, 1995 and $2,283,539 for the six month period ended June 30, 1996. Dividend income on the Account's investments in REITs totalled $8,671 and $60,825, respectively, for the same periods. Total property-level expenses through December 31, 1995 were $43,832 and were comprised of real estate taxes and other operating expenses. Total property-level expenses for the six months ended June 30, 1996 were $1,234,293 of which $405,405 were attributable to real estate taxes and $828,888 to other operating expenses. The Account also incurred expenses through December 31, 1995 and for the six month period ended June 30, 1996 of $228,136 and $180,588, respectively, for investment advisory services provided by TIAA, $66,320 and $123,311, respectively, for administrative and distribution services provided by TIAA-CREF Individual and Institutional Services, Inc. and $16,582 and $18,897, respectively, for the mortality and expense risks assumed and the liquidity guarantee provided by TIAA. Because the Account began accepting contributions from participants on October 2, 1995, the charges for administrative and distribution services, as well as for mortality and expense risks and the liquidity guarantee only began as of that date.

Liquidity and Capital Resources
-------------------------------

                  In addition to TIAA's initial $100 million seed money investment, the Account has received over $61.2 million in premiums and net participant transfers from accumulations in other TIAA and CREF accounts since it began operating through June 30, 1996. It earned $7,361,252 in net investment income in that period. The Account purchased real estate properties costing $85,317,574 million through June 30, 1996. At June 30, 1996, the Account's liquid assets (i.e., its short-term investments, REIT investments and cash) had a value of $83,200,719. We expect that much of this amount will be used by the Account to purchase additional suitable real estate properties, as opportunities become available. The remaining assets will continue to be invested in marketable securities to meet expense needs and redemption requests (e.g., cash withdrawals or transfers).

                  If the Account's cash flows from operating activities, participant transactions and liquid investments aren't enough to meet its cash needs including redemption requests, TIAA's general account will purchase liquidity units in accordance with the liquidity guarantee.

                  On September 16, 1996, in accordance with a five-year fixed repayment schedule approved by the New York Insurance Department, TIAA began to redeem the accumulation units related to its seed money investment. TIAA will redeem a pro rata portion of the accumulation units monthly over a 60-month period (16,666.667 units per month).

                  No major capital expenditures for any of the properties purchased through June 30, 1996 have been made or are expected to be made in 1996. There are no leases expiring in the industrial or office properties in 1996 and only a small portion of the leased space in the neighborhood shopping centers is due to expire in 1996. We do not expect the Account to incur any major construction costs or leasing commissions in order to re-lease that space. For the apartment complexes, we expect the Account to incur only routine recurring costs to re-lease apartments that become vacant, i.e., painting and carpet cleaning or replacement.

Effects of Inflation
--------------------

                  In recent years, inflation has been modest. To the extent that inflation may increase property operating expenses in the future, such increases can generally be billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, to the extent there is unrented space in a property, the Account may not be able to recover the full amount of such increases in operating expenses.


                               VALUATION OF ASSETS

                  We value the Account's assets as of the close of each valuation day. The Account's net asset value at the end of any valuation day is equal to the sum of: (i) the value of the Account's cash, cash equivalents, and short-term and other debt instruments; (ii) the value of any of the Account's other securities investments; (iii) the value of the individual real properties and other real estate-related investments owned by the Account, determined as described below; and (iv) an estimate of the accrued net operating income earned by the Account from real properties and certain other real estate-related investments, reduced by the Account's liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account (see "Expense Deductions," page 39).

                  Your premiums purchase accumulation units. The Account calculates accumulation unit values daily. Accumulation unit value depends on the Account's net investment income and any realized and unrealized capital gains or losses from its investments. Your retirement income is based on annuity units. We calculate annuity unit values for each year on March 31, but each month we also calculate interim annuity unit values that remain in effect until the next March 31 (for more, see "Annuity Payments," page
56).

                  Our valuation procedures are described below. The independent fiduciary approves these procedures and any changes to them (see page 29).


Valuing Real Estate-Related Investments
---------------------------------------

                  Valuation Methods for Real Property. Individual real properties including purchase-leasebacks and joint ventures will initially be valued at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) However, we could use a different value in appropriate circumstances.

                  After this initial valuation, an independent appraiser will value properties at least once a year. The independent fiduciary must approve all independent appraisers that the Account hires. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

                  Quarterly, we will conduct an internal review of each of the Account's properties. We'll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We'll continue to use the revised value to calculate the Account's net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

                  The Account's net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We'll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

                  Valuation Methods for Conventional Mortgages. Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll value the Account's fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans of comparable maturity). We'll also use this method for foreign mortgages with conventional terms.

            We'll adjust mortgage values quarterly using this formula, unless we believe that it's necessary to adjust them more frequently. We'll get information about commercial lenders by surveying typical lending institutions and from other sources.

                  Valuation Methods for Participating Mortgages. Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll calculate the values of the Account's mortgage loans with participation features. To do so we'll make various assumptions about occupancy rates, rental rates, expense levels, capitalization rates upon sale, and other things. We'll use these assumptions to project the cash flow from each investment over the term of the loan, or sometimes over a shorter period. For these purposes, cash flow includes fixed interest, the participation feature, and any anticipated share in sale proceeds. To calculate asset value, we'll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. Although we use this time period to calculate asset values, it doesn't mean that the Account will actually hold the investment for that period. We chose it simply as a frame of reference for estimating asset values.

                  After we calculate estimated cash flows and sale proceeds, we discount them to their present value (using rates appropriate to then-current market conditions). We can then estimate the value of the mortgage.

                  Net Operating Income. The Account usually receives operating income from its real properties and other real estate-related investments intermittently, not daily. We believe it is fairer to participants to estimate the Account's net operating income rather than applying it when we actually receive it. Therefore, we assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. However, because these estimates might not turn out to be accurate, you bear the risk that, until we adjust the estimates, we could be under- or overvaluing the Account.

                  The Account's estimated net operating income from real estate assets will be based on estimates of revenues and expenses for each property. Every year, we'll prepare a month-by-month estimate of the revenues and expenses ("estimated net operating income") for each of the Account's properties. Each day, we'll add the appropriate fraction of the estimated net operating income for the month to the Account's net asset value, as determined above. In effect, the Account will have a daily accrued receivable equal to the estimated net operating income from each of its properties.

                  Every  month,  the  Account  will  receive  a report of actual operating results for each property ("actual net operating income"). We will then recognize the actual net operating income on the accounting records of the Account. We will also adjust accordingly the daily accrued receivable that is then outstanding. As the Account actually receives cash from a property, we'll adjust the daily accrued receivable and other accounts appropriately.

Appraisals and Realizable Value of Investments
----------------------------------------------

                  The Account's net asset value won't necessarily reflect the true or realizable value of the Account's assets (i.e., what the Account would get if it sold them). We believe that we use reasonable assumptions, estimates, and formulas to calculate the values of the Account's investments. However, we can't guarantee the Account will receive that amount when it sells a property. We also expect that the Account will sell some of its real properties for cash and notes (i.e., promises to pay in the future), rather than cash alone. In the future, the amount of the note could be greater or less than the amount of the cash.

                  TIAA will use annual independent appraisals of the real properties in calculating asset values. However, appraisals are only estimates and don't necessarily reflect an investment's true or realizable value. If necessary, TIAA will have properties appraised more frequently than currently planned.

                  Adjustments. We can adjust the values of an investment if we believe events or market conditions have increased or decreased the realizable value of that investment. We might do so, for example, if an event directly affects a property or its surrounding area. We could also make adjustments for events that affect a borrower's or lessee's ability to make payments on a mortgage loan or leaseback. We can't assure that we will always become aware of each event that might require a valuation adjustment. Also, because our evaluation is based on subjective factors and interpretations, we cannot assure you that we will make adjustments in all cases where changing conditions could affect the value of the real property investments, mortgage loans, or leasebacks.

                  The independent fiduciary will approve any adjustments to any valuation of one or more properties which results in an increase or decrease of:
(1) more than 6% of the value of any of the Account's properties since the last independent annual appraisal; (2) more than 2% in the value of the Account since the prior month; or (3) more than 4% in the value of the Account within any quarter. The independent fiduciary will also approve adjustments to any property valuation that are made within three months of the annual independent appraisal.

                  Right to Change Valuation Methods. If we decide that a different valuation method would reflect the value of an investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA's valuation methods could change the Account's net asset value. This, in turn, could change the values at which participants purchase Account interests.

Valuing Liquid Investments
--------------------------

                  Debt Securities and Money Market Instruments. We value fixed-income securities (including money market instruments) for which market quotations are readily available at the most recent bid price or the equivalent quoted yield for those securities (or those of comparable maturity, quality, and type). We obtain values for money market instruments with maturities of one year or less either from one or more of the major market makers for those securities or from one or more financial information services. We use an independent pricing service to value securities with maturities longer than one year except when we believe prices do not accurately reflect the fair value of these securities.

                  Equity Securities. We value equity securities listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

                  We value equity securities traded on the NASDAQ Stock Market's National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.

                  Foreign Securities. To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

                  Investments Lacking Current Market Quotations. We value securities or other assets for which market quotations are not readily available at fair value as determined in good faith under the direction of the Mortgage Committee of TIAA's Board of Trustees and in accordance with the responsibilities of TIAA's Board as a whole.

                 MANAGEMENT AND INVESTMENT ADVISORY ARRANGEMENTS

                  The Account doesn't have its own management or board of directors. Rather, TIAA employees, under the direction and control of TIAA's Board of Trustees and Mortgage Committee, manage the investment and reinvestment of the Account's assets pursuant to investment management procedures adopted by TIAA for the Account. You don't have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

                  TIAA's investment management responsibilities include research and recommending and placing orders for securities, real estate-related investments, and other investments. TIAA's investment management decisions for the Account may be subject to review and approval by the Account's independent fiduciary (see page 29).

                  TIAA also provides all portfolio accounting, custodial, and related services for the Account. In performing these services, TIAA employees will act consistent with the Account's investment objective, policies, and restrictions (see page 13).

                  TIAA provides all services to the Account at cost. For more about the charge for investment management services, see "Investment Management Expense Deduction," below.

                  For information about the Trustees and principal executive officers of TIAA, see Appendix B to this prospectus.

                               EXPENSE DEDUCTIONS

                  Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a non-profit subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

Investment Management Expense Deduction
---------------------------------------

                  This deduction is for TIAA's investment advice, portfolio accounting, and custodial and similar services, including independent fiduciary and appraisal services. The current daily deduction is equivalent to 0.40% of net assets annually.

Administrative and Distribution Expense Deduction
-------------------------------------------------

                  This deduction is for Services' administrative expenses, such as allocating premiums and paying annuity income, and for expenses related to the distribution of the contracts. The current daily deduction for the Account is equivalent to 0.23% of net assets annually, of which 0.20% is for administrative services and 0.03% is for distribution services.

Mortality and Expense Risk Deduction
------------------------------------

                  TIAA imposes a daily charge as compensation for bearing certain mortality and expense risks. The current daily deduction is equal to 0.05% of net assets annually. Accumulations and annuity payments aren't affected by changes in actual mortality experience or by TIAA's actual expenses.

Liquidity Guarantee Deduction
-----------------------------

                  This deduction is for TIAA's liquidity guarantees. The current daily deduction for the Account is equivalent to 0.02% of net assets annually.

Quarterly Adjustment
--------------------

                  Normally within 30 days after the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there's a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter. TIAA's board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.

No Deductions from Premiums or on Withdrawals
---------------------------------------------

                  Currently there are no expense deductions from your premiums or amounts you withdraw in cash, although TIAA reserves the right to deduct expenses in the future.

Brokerage Rees and Related Transaction Expenses
-----------------------------------------------

                  Brokers' commissions, transfer taxes, and other portfolio fees are charged directly to the Real Estate Account.


                              THE ANNUITY CONTRACTS

                  TIAA offers the Real Estate Account as a variable component of a number of different accumulating annuity contracts: a Retirement Annuity ("RA"); a Group Retirement Annuity ("GRA"); a Supplemental Retirement Annuity ("SRA"); a Group Supplemental Retirement Annuity ("GSRA"); and a Rollover

Individual Retirement Annuity ("Rollover IRA"). Subject to regulatory approval, we plan to offer an Individual Retirement Annuity that accepts both direct contributions and rollovers (the "New IRA") and a Keogh Plan Annuity ("Keogh"). (We refer to the Rollover IRA and New IRA collectively as the "IRAs".) The availability of the Account under the contracts also may be subject to state regulatory approval.

                  RAs, SRAs, IRAs, and Keoghs are issued to you directly. GRAs and GSRAs are issued under the terms of a group contract. Neither you nor your beneficiaries can assign your ownership of a TIAA contract to anyone else, except as a result of a qualified domestic relations order as defined by the IRC. Currently TIAA makes no deductions from your premiums, but we reserve the right to do so in the future.

                  TIAA also offers the Real Estate Account through various types of income-paying contracts. These are described beginning on page 51. In addition, the Account may be available under certain unallocated TIAA group annuity contracts issued to employers.

Right to Cancel Contract
------------------------

                  You can cancel any TIAA RA, SRA, GSRA, IRA or Keogh contract up to 30 days after you first receive it, unless it's one under which annuity payments have begun. This right to cancel applies only if you don't already have an existing TIAA contract, not simply if you're receiving a Real Estate Account contract rider for the first time. To cancel a contract, mail or deliver it and a signed Notice of Cancellation to TIAA's home office. If asked to cancel the contract, TIAA will do so as of its date of issue, then send the entire current accumulation, including premiums, deductions (if any), and investment gains or losses, back to the premium remitter (although in some states we are required to send back your entire premium and any deductions, without accounting for any interim investment results). If you're considering canceling a TIAA contract, consult your employer.

RA and GRA Contracts
--------------------

                  RA and GRA contracts are used mainly for employer-sponsored retirement plans set up under sections 401(a), 403(a) and 403(b) of the IRC (and, in limited cases, other types of employer-sponsored plans). Your rights under these contracts may be subject to vesting requirements under your employer's plan. Occasionally we issue RA or GRA contracts to employers to meet deferred compensation obligations. If you have a deferred compensation agreement, ask your employer about your rights and obligations.

                  Depending on the terms of your plan, RA premiums can be paid by your employer, you, or both. If your RA premiums include contributions by both you and your employer, the employer usually remits them in a single combined payment. If you're paying some or all of the periodic premium, your contributions can be in either pre-tax dollars, by salary reduction (i.e., your employer periodically reduces your taxable compensation by a specified sum, and sends an equal amount to TIAA); or after-tax dollars, by payroll deduction -- in either case, subject to your employer's plan. For RAs only, you can make single, non-recurring contributions in any amount directly to TIAA.

                  GRA premiums can also include contributions from your employer or both you and your employer. Like an RA, the GRA lets you make pre-tax contributions by salary reduction and after-tax contributions by payroll deduction -- again subject to your employer's plan. You can't make payments directly; your employer has to send them for you. You can also transfer accumulations from another investment choice under your employer's retirement plan to your RA or GRA contract (see page 47).

SRA and GSRA Contracts
----------------------

                  SRA and GSRA contracts are used mainly for voluntary tax-deferred annuity ("TDA") plans set up under section 403(b) of the IRC. The SRA contract is issued directly to you, while the GSRA contract is issued through an agreement between TIAA and your employer. For both SRAs and GSRAs, you pay all premiums in pre-tax dollars via salary reduction. You can't pay premiums directly, though you can transfer amounts from another TDA plan (see below).

Rollover IRA Contracts
----------------------

                  TIAA's Rollover Individual Retirement Annuity ("IRA") is issued under IRC section 408(b). You currently can use it only for tax-deferred funds previously held in an eligible institution's retirement plan or in individual retirement accounts that were themselves set up with amounts originally in an eligible institution-sponsored plan. Subject to regulatory approval, we expect to expand eligibility, so that you or your spouse can also set up a Rollover IRA with funds rolled over from any retirement plan or individual retirement account, as long as such a rollover is permitted by the IRC and as long as you are currently employed by or retired from an eligible institution.

New IRA Contracts
-----------------

                  We plan to issue, subject to regulatory approval, a New IRA contract that accepts the same type of funds that the Rollover IRA currently accepts, the funds it would accept under the expanded eligibility just described, as well as other types of funds. These are:

                  (1) Direct payments from anyone employed by an eligible institution or married to an employee. The IRC limits the amount you can contribute, usually to $2,000. See Federal Income Taxes, page 59.

                  (2) Contributions to a Simplified Employee Pension (SEP) plan. You can use the New IRA to fund your SEP plan if you have income from self-employment and you're currently employed by or retired from an eligible institution. If you open your IRA when you are retired, or if you have a SEP plan, your contributions must be from "qualified income". Qualified income is income from a work related to your primary academic or research career. You can also use the IRA to accept contributions from an eligible institution's SEP plan. For more information, please contact TIAA.

Keogh Plan Contracts
--------------------

                  Subject to regulatory approval, we expect to offer Keogh certificates. They will be issued under IRC sections 401(a) and 403(a). If you own an unincorporated business, you can use them to fund your Keogh plan if you are currently employed by or retired from an eligible institution. The IRC limits the amount you can contribute each year, and contributions must be from qualified income (see above). See Federal Income Taxes, page 58.

Remitting Premiums
------------------

                  We'll issue you a TIAA contract as soon as we receive your completed application or enrollment form. If you already have a TIAA contract, you will receive a rider permitting you to allocate premiums to the Real Estate Account. You may remit premiums to the Account under RAs, GRAs, or GSRAs only if permitted under your employer's plan. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

                  If we receive premiums from your employer before your application or enrollment form, we'll credit the premiums to the CREF Money Market Account until we receive your form. We'll transfer and credit the amount you've specified to the Real Estate Account as of the business day we receive your completed application or enrollment form.

                  If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or don't total 100%, we'll credit your premiums to the CREF Money Market Account until we do receive complete instructions. Any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.

                  TIAA doesn't restrict the amount or frequency of premiums to your RA, GRA, and IRA contracts, although we reserve the right to impose restrictions in the future. Your employer's retirement plan may limit your premium amounts, while the IRC limits the total annual premiums to plans qualified for favorable tax treatment (see page 58).

                  Ordinarily (subject to any temporary restriction on acceptance of premiums and transfers, described below), TIAA will accept premiums to an accumulating contract at any time. Once your first premium has been paid, your TIAA contract can't lapse or be forfeited for nonpayment of premiums. However, TIAA can stop accepting future payments to both the GRA and GSRA contract at any time.

                  Employees or retirees of eligible institutions can also purchase at any time a contract to begin receiving annuity income starting the first day of the following month.

Possible Restrictions on Acceptance of Premiums and Transfers
-------------------------------------------------------------

                  From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can't find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

                  If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

Allocation of Premiums
----------------------

                  You can allocate all or part (whole percentages) of your premiums to the Real Estate Account. Allocations are subject to the terms of your employer's plan. TIAA reserves the right to refuse to allocate premiums where the allocation is not consistent with an employer's plan. Amounts can also be allocated to TIAA's traditional annuity or one or more of the investment accounts offered under the companion variable annuity certificates issued by CREF.

                  You can change your allocation for future premiums at any time by writing to our home office or calling 1 800 842-2252; however, we reserve the right to suspend or terminate your right to change your allocation by telephone.


Accumulation Units
------------------

                  Your premiums purchase accumulation units. When you pay premiums or make transfers into the Account, the number of your units will increase; when you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your units will decrease. We calculate how many accumulation units to credit by dividing the amount allocated to the Account by its accumulation unit value for the business day when we received your premium. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the unit value for the business day when we receive your completed transaction request and all required information and documents (unless you ask for a later date). For amounts applied to begin annuity income or death benefits, the accumulation unit value will be the one for the valuation period that ends on the last day of the month that contains the business day when we receive all required information and documentation, unless you or your beneficiary ask for a later date. See "The Annuity Period," page 50, and "Death Benefits," page 53.

                   The value of the accumulation units reflects the Account's investment experience (i.e., its accrued real estate net operating income, dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as expense charges against the Account's assets (see page 39). We calculate the accumulation unit values at the end of each valuation day. To do that, we multiply the previous day's values by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

         A. The value of the Account's net assets at the end of the current valuation period, less premiums received during the current valuation period.

         B. The value of the Account's net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

                  The valuation of accumulation units will be reviewed and approved by the independent fiduciary (see page 29).

The General Account and TIAA's Traditional Annuity
--------------------------------------------------

                  This prospectus provides information mainly about the Real Estate Account, your TIAA contract's variable component. Premiums remitted under your TIAA contract to TIAA's traditional annuity become part of the general account of TIAA, which includes all TIAA assets, except those in the Real Estate Account or any other TIAA separate investment account. Unlike an investment in the Real Estate Account, in which you bear the investment risk, TIAA bears the full investment risk for all accumulations in TIAA's traditional annuity. For more about TIAA's traditional annuity, see the contract itself.

Transfers Between the Real Estate Account and TIAA's Traditional Annuity or CREF
--------------------------------------------------------------------------------

                  Subject to the conditions below, you can transfer some or all of your accumulation in the Real Estate Account to TIAA's traditional annuity or to a CREF certificate. Transfers generally must be for at least $1,000 at a time (or the entire part of your accumulation permitted to be withdrawn, if less). (This minimum doesn't apply to transfers to the TIAA Retirement Loan Contract.) Under RAs, GRAs, and GSRAs, transfers to certain CREF accounts may be restricted by your plan. For more information, contact TIAA (see page 63).

                  Similarly, you can transfer some or all of your accumulation in TIAA's traditional annuity or in your CREF certificate to the Real Estate Account (although your employer's plan may restrict your right to transfer any accumulations to the Real Estate Account under RA, GRA, and GSRA contracts). These transfers generally must be for at least $1,000 per account at a time. Transfers from TIAA's traditional annuity to the Real Estate Account under RA and GRA contracts take place in roughly equal installments over a ten-year period via a TIAA transfer payout annuity, or "TPA". There are no similar restrictions on transfers from TIAA's traditional annuity under SRA, GSRA, or IRA contracts, as long as you are transferring at least $1,000 at a time.

                  Currently, you can authorize a transfer at any time during your accumulation period (subject to any temporary restrictions on acceptance of transfers, described above). However, because excessive transfer activity can hurt Account performance and other participants, we reserve the right to limit transfer frequency or otherwise modify the transfer privilege in the future. You can also transfer on a limited basis during the annuity period (see page 51). Currently, we don't charge you for transfers to CREF or to TIAA's traditional annuity.

Transfers to Other Companies and Cash Withdrawals from the Real Estate Account
------------------------------------------------------------------------------

                  If you have a TIAA RA, GRA, or GSRA contract, your ability to move funds from the Real Estate Account to a company other than TIAA or CREF will depend upon the terms of your employer's plan. If the plan permits, you can move some or all of your accumulation to any company approved by your employer. Under a TIAA SRA or IRA contract, however, you may transfer funds from the Real Estate Account to any company without similar plan limitations. If you do transfer some or all of your accumulation to another company, you bear the risk of the investment and tax consequences of your decision.

                  Cash withdrawals from your SRA, GSRA, or IRA Real Estate Account accumulation may be made at any time during the accumulation period, subject to any tax law restrictions. Cash withdrawals from your RA or GRA Real Estate Account accumulation may be limited by the terms of your employer's plan. Cash withdrawals usually must be for at least $1,000 (or the entire part of your accumulation permitted to be withdrawn, if less). For more information, see "General Considerations for all Cash Withdrawals and Transfers," below, "Tax Issues," page 48 and "Federal Income Taxes," page 58.

                  Currently, TIAA does not charge you for transfers to other companies or for cash withdrawals.

                  Rules on transfers and cash  withdrawals  vary depending on an
institution's   plan,  so  consult  your  past,  current  and  potential  future employer(s) for more detailed information.

Systematic Withdrawals and Transfers
------------------------------------

                  You can arrange to have TIAA execute withdrawals and transfers for you automatically. At your request, we will withdraw from your accumulation as cash, or transfer to TIAA's traditional annuity, a CREF certificate, or another company, any fixed number of accumulation units or dollar amount or percentage of accumulation that you specify until you tell us to stop or until your accumulation is exhausted. Currently, the initial amount must be at least $100. The availability of the service is subject to any restrictions in your employer's retirement plan.

Transfers to TIAA from Other Plans
----------------------------------

                  Ordinarily you can make single-sum transfers from another 403(b) retirement plan to a TIAA contract. Likewise, if your TIAA contract is part of a 401(a) or 403(a) arrangement, you can make single-sum transfers to it from other 401(a) or 403(a) plans if the plan using TIAA and the other 401(a) or 403(a) plan so provide. Amounts transferred from another company to TIAA may still be subject to provisions of the original retirement plan. Under current federal tax law, you can also transfer funds from certain 401(a), 403(a), and 403(b) plans, or from an IRA containing funds originally contributed to such plans, to a TIAA IRA.

General Considerations for All Cash Withdrawals and Transfers
-------------------------------------------------------------

                  Current federal tax law restricts the availability of cash withdrawals from any part of your accumulation under voluntary salary reduction agreements (including investment earnings). Such withdrawals are available only if you reach age 59-1/2, leave your job, become disabled, or die. If permitted by your employer's plan, you may also be able to take a cash withdrawal if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. These restrictions don't apply to withdrawals from any IRA. For more about tax consequences, see "Tax Issues" below and page 58.

                  You can tell us how much you want to transfer or withdraw in dollars, accumulation units, or as a percentage of the accumulation in the Real Estate Account. Ordinarily, you can't transfer or withdraw any part of an accumulation from which you've already begun receiving annuity income.

                  Cash withdrawals and transfers are effective at the end of the business day we receive your withdrawal or transfer request and any required information and documentation. You can instead choose to have transfers and withdrawals take effect at the close of any future business day or the last calendar day of the current or any future month, even if it's not a business day. You can request a transfer to CREF or TIAA's traditional annuity by telephone. If you do that at any time other than during a business day, it will be effective at the close of the next business day. Transfers to TIAA's traditional annuity begin participating on the next day.

                  To request a transfer, write to TIAA's home office or call us at 1 800 842-2252. We reserve the right to suspend or terminate your right to make transfers by telephone. For more about telephone transfers, see page 63.

Tax Issues
----------

                  Make sure you understand the possible federal and other income tax consequences of transfers and cash distributions. Transfers between retirement plans set up under the same section of the IRC aren't ordinarily considered taxable distributions; nor are transfers from 401(a), 403(a), and 403(b) plans to any TIAA IRA. Cash withdrawals are usually taxed at the rates for ordinary income. In addition, cash withdrawals also may subject you to early distribution taxes if made prior to age 59 1/2, as well as excess distribution taxes for distributions in excess of

$155,000 in one year. Pursuant to recently enacted legislation, the excess distribution taxes will not apply in 1997, 1998 and 1999. (Note that if you are a resident of Puerto Rico, the tax rules that apply to your plan may differ.) For details, see "Federal Income Taxes," page 58.

Texas ORP Restrictions
----------------------

                  If you're in the Texas Optional  Retirement  Program,  section
36.15 of the Texas Education Code says you (or your beneficiary) can redeem some or all of your accumulation only if you retire, die, or leave your job in the state's public institutions of higher education. You're also subject to other distribution restrictions outlined elsewhere in this prospectus.

Spousal Rights
--------------

                 If you're married, the Retirement Equity Act of 1984 ("REACT") or your employer's plan may require you to get advance written consent from your spouse before certain transactions. They include (1) a cash withdrawal (except from most IRAs); (2) a payment of a retirement transition benefit (see page 53);
(3) a transfer to a retirement plan not covered by ERISA; and (4) a rollover directly from a plan to another plan or an IRA (you don't receive a check). In addition, if you're married at your annuity starting date, REACT or your employer's plan may require that you choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing (see "The Annuity Period," page 50). There are limited exceptions to the waiver requirement -- contact TIAA for more information.

                  For more on spousal rights, see "Death Benefits," page 53.

Portability of Benefits
-----------------------

                 Once you're fully vested under your employer's RA or GRA plan, you can't lose the benefits you've earned. Length-of-service and other rules vary considerably from plan to plan, so check with your employer to find out your vesting status. Benefits under SRAs, GSRAs, and IRAs are immediately vested and can't be forfeited under any circumstances.

                 Under RA contracts, you may also be able to continue paying premiums on your own, subject to federal income tax limits (see page 58). Whether or not we're receiving premiums to your contract(s), your accumulation will go on participating in the Real Estate Account. You'll retain all rights under your contract until you apply your entire accumulation to begin annuity (or survivor) benefits, transfer it to another company, or take it as a cash withdrawal.

The Annuity Period
------------------

                  The Real Estate Account is available (subject to regulatory approval) through a variety of income options. See "Income Options," on page 51. Subject to certain federal tax law restrictions, you can receive income from all or just a part (but not less than $10,000) of your accumulation, so it's possible for you to be both accumulating and receiving retirement benefits at the same time. You can also pick a different income option for different portions of your accumulation, but once you've started payments you can't change your income option (except if you picked the Minimum Distribution Option annuity) or annuity partner (if you named one) for that payment stream.

                  Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $25.

                  The value of the accumulation upon which payments are based will be set at the end of the last calendar day of the month before your annuity starting date. Your payments will vary each year according to the investment results of the Account. For the formulas used to calculate the amount of TIAA annuity payments, see page 58. The total value of your annuity payments may be more or less than your total premiums.

                  We'll send your payments by mail to your home address or (on your request) by mail or electronic funds transfer to your bank. If the address or bank where you want your payments sent changes, it's your responsibility to let us know.

Annuity Starting Date
---------------------

                  Generally you pick an annuity starting date (it has to be the first day of a month) when you first apply for a TIAA contract. If you don't, we'll tentatively assume your annuity starting date will be the first day of the month after your 65th birthday. You can change your annuity starting date at any time before annuity payments begin (see page 62). Currently your annuity starting date can't be later than April 1 of the year following the calendar year when you reach age 70-1/2, even if you expect to work beyond then, although there are exceptions if you're in a public institution's plan or certain church plans. However, beginning in 1997, pursuant to recently enacted legislation, your annuity starting date can be April 1 of the year following the calendar year when you either reach age 70-1/2 or retire, whichever is later.

                  Ordinarily, annuity payments begin when your annuity starting date arrives; however, the terms of your employer's plan can restrict when you can begin retirement income. For payments to begin on the annuity starting date, we must have received all premiums due under your plan, as well as all information and documentation necessary for the income option you've picked. (For more information, contact TIAA -- see page 63.) If we haven't received all your premiums and the necessary information, we'll defer your annuity starting date until the first day of the month after the premiums and information have reached us. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment.

Allocation and Transfer for Annuity Payments
--------------------------------------------

                  Before starting payments from your accumulation, you can transfer (at least $1,000 or the entire accumulation, if less) to TIAA's traditional annuity or to CREF (subject to the terms of your retirement plan) on either an accumulating or income-paying basis. Under RA, GSRA, and GRA contracts, you can transfer to investment vehicles offered by other companies approved for your employer's plan. Under the SRA and IRA contracts, there are no restrictions on transfers to other companies, but be sure to consider the federal and other income tax consequences of the transaction.

Transfers During the Annuity Period
-----------------------------------

                  Once a year after you begin receiving annuity income, you can transfer all or part of the future annuity income payable (i) from the Real Estate Account into a "comparable annuity" (see below) payable from a CREF account or TIAA's traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which have the same income option, first and second annuitant (if any), remaining guaranteed period (if any), and payment mode.

                  All transfers during the annuity period will take place on March 31. We must receive your transfer request before the end of the last business day in March in the year you want the transfer to occur. A transfer from a CREF account to the Real Estate Account or vice versa will affect your annuity payments beginning May 1 following the effective date of the transfer. Transfers into TIAA's traditional annuity will be effective on the current April
1. For the formula used to calculate the increase in the number of annuity units in the account you transfer to, see "Calculation of the Number of Annuity Units Payable," page 56.

Income Options
--------------

                  Both the number of annuity units you purchase and the amount of your income payments will depend on which income option(s) you pick. Your employer's plan, the IRC and ERISA may limit which income options you can use to receive income from an

RA or GRA. Ordinarily you'll choose your income option(s) just before you want payments to begin; however, you can make or change your choice(s) at any time before your annuity starting date. Once annuity payments start, you can't change the income option (except in the case of the Minimum Distribution Option annuity, see below) for the accumulation or fraction of accumulation on which they're based.

                  If you haven't picked an income option when the annuity starting date arrives for your RA, GRA, SRA, or GSRA, TIAA will assume you want the One-Life Annuity with 10-Year Guaranteed Period if you're unmarried, paid from TIAA's traditional annuity. If you're married, we may assume for you a Survivor Annuity with Half-Benefit to Annuity Partner and 10-Year Guaranteed Period, with your spouse as your annuity partner, paid from TIAA's traditional annuity. See below and "Spousal Rights," page 49.

                  If you haven't picked an income option when the annuity starting date arrives for your IRA, we may assume you want the Minimum Distribution Option annuity.

                  All Real Estate Account income options are variable, and the amount of income you receive will depend in part on the number and value of your accumulation units being converted.

                  The current options are:

                  One-Life Annuity with or without Guaranteed Period (a One-Life Annuity). Pays income as long as you live. If you opt for a guaranteed period and you die before it's over, income payments will continue to your beneficiary until the end of the period. If you don't opt for a guaranteed period, all payments end at your death -- so that it would be possible, for example, for you to receive only one payment if you died less than a month after your income started.

                  Survivor Annuity Options. Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of survivor annuities, all available with or without a guaranteed period -- Full Benefit to Survivor (a Last Survivor Life Annuity), Two-Thirds Benefit to Survivor (a Joint and Survivor Life Annuity), and a Half-Benefit to Annuity Partner (a Last Survivor Life Annuity).

                  Minimum Distribution Option ("MDO") Annuity. Generally available only if you must begin annuity payments under the IRC minimum distribution requirements (see page 61). The option pays an amount designed to fulfill the distribution requirements under federal tax law. You must apply your entire accumulation under a contract if you want to use the MDO annuity. Some employer plans allow you to elect this option earlier -- contact TIAA for more information. See "Contacting TIAA," page 63.

                  Under the MDO annuity, it's possible you won't receive income for life. Up to age 90, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you're eligible. Using the option won't affect your right to take a cash withdrawal of any remaining accumulation not yet distributed.

                  With respect to any of the income options described above, current federal tax law says that your guaranteed period can't exceed the joint life expectancy of you and your beneficiary or annuity partner (if you have one).

                  Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact TIAA. See "Contacting TIAA," page 63.

                  Retirement Transition Benefit. Under TIAA's current practice, you may be able to get a "transition benefit" of up to 10% of the value of any part of an RA or GRA accumulation being converted to annuity income. The benefit is paid in a single sum on the annuity starting date. Of course, if your employer allows cash withdrawals, you can take a larger amount (up to 100%) of your accumulation as a cash payment (see page 47).

                  Keep in mind that the retirement transition benefit will be subject to current federal income tax requirements and possible early-distribution penalties. See "Federal Income Taxes," page 58, as well as "Spousal Rights," page 49.

Death Benefits
--------------

                  You can add, remove, or change a beneficiary at any time before you die, although under certain circumstances you may need your spouse's written consent. Under a survivor annuity, your annuity partner can change the beneficiary after you die, unless you've stipulated otherwise.

                   You can choose in advance the method by which death benefits should be paid, or you can leave it up to your beneficiaries. You can later change the method of payment you've chosen, and you can stipulate that your beneficiary not change the method you've specified in advance. (To choose, change, or restrict the method by which death benefits are to be paid, you or your beneficiary has to notify us in writing.) We can require that any death benefit be paid under a method that provides an initial monthly payment of at least $25. (We'll calculate the actual amount using formulas you can find on page 58.) You or your beneficiary can use more than one method of payment, but each has to meet the same $25 minimum payment requirement. Once death benefits start under a lifetime annuity (see above), the method of payment can't be changed.

                  Ordinarily a beneficiary has to request that death benefits begin within a year of your death. Otherwise we'll start them automatically on the first day of the month in which the first anniversary of your death occurs, making payments over five years unless a beneficiary opts otherwise.

                  If you're married at the time of your death, even if you name a beneficiary who isn't your spouse, federal law or your plan may require that your spouse receive an amount actuarially equivalent to one-half the value of any part of your accumulation subject to REACT. Your spouse may, however, consent in writing to waive the right to death benefits. For more on spousal beneficiary rights, contact us or consult your employer's benefits office.

                  Unless your employer's plan provides otherwise, if you die before converting your entire accumulation to annuity income and without naming a beneficiary, your surviving spouse (if any) will receive a death benefit, available under any method of payment (see below), actuarially equivalent to half the value of your accumulation. The other half will go to your estate in a single sum. If there is no surviving spouse, the entire death benefit will go in one sum to your estate.

                  If you and your annuity  partner,  if any,  die with  payments still due under a lifetime annuity with a guaranteed period, your beneficiary(ies) can take the remaining payments as scheduled or as a single-sum payment equal to their commuted value. If you name an estate as your beneficiary, if you haven't named a beneficiary, or if your beneficiary has died, TIAA will pay the commuted value of your payments to your estate in a single sum. Under a survivor annuity, such benefits go to the estate of you or your annuity partner, whoever lives longer. If your beneficiary dies before receiving all payments due, we'll pay the commuted value of the remaining payments to anyone else named to receive it. If no one has been named, the commuted value will be paid to the estate of the last person to receive payments.

                 To pay a death benefit, TIAA must have received all necessary forms and documentation. For more information, contact TIAA (see page 63). Your accumulation will continue participating in the investment experience of your account up to and including the day when your beneficiary's chosen method of payment becomes effective. Single-sum payments are effective at the end of the business day when TIAA has received all the required information and documentation from your beneficiary -- or if he or she chooses, at the end of the last calendar day of the current or any future month. Death benefits under any other method of payment will be calculated on the last day of the calendar month when we receive all required information and documentation -- or if your beneficiary prefers, the last day of a future month. Payments will actually begin on the first day of the month after they've been calculated. (Your first check could be delayed while we process your choice of method of payment.)

Methods of Payment
------------------

                  TIAA limits the methods of payment for death benefits to those suitable under federal income tax law for annuity contracts. (For more information, see "Taxation of Annuity Benefits," page 59.) With methods offering periodic payments, benefits are usually monthly, but your beneficiary can request to receive them quarterly, semi-annually, or annually instead. Federal law may restrict the availability of certain methods to your beneficiary. At present, the available methods of payment for TIAA death benefits are:
Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once; One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period; Accumulation-Unit Deposit Option (described below); and the Minimum Distribution Option (described below).

                  Accumulation-Unit   Deposit   Option   ("AUDO").   Pays   your
beneficiary a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in investment experience of the Real Estate Account. To use the AUDO method, the value of the death benefit must be at least $5,000 at the time it takes effect. Special rules apply if your spouse is the beneficiary. Contact TIAA for more information about this option and other methods of payment. See "Contacting TIAA," page 63.

                  Minimum Distribution Option ("MDO"). AVAILABLE ONLY TO BENEFICIARIES WHO MUST RECEIVE INCOME UNDER THE IRC's MINIMUM DISTRIBUTION REQUIREMENTS. The MDO death benefit is governed generally by the same rule as the Real Estate Account's MDO annuity (see page 52), but there are additional restrictions under federal income tax law. Under the MDO death benefit, it's possible that your beneficiary won't receive income for life.

                  Transfers by a Beneficiary. At the time death benefits begin, or during the AUDO period, your beneficiary can transfer some (at least $1,000, or the entire accumulation if less) or all of the assets in the Real Estate Account to TIAA's traditional annuity or to CREF.

                  The beneficiary of an employee at an eligible institution who used another company for his retirement plan savings also may transfer death benefits from the other company to the Real Estate Account for payout under any of the available methods of payment for death benefits.

                  Transfers are effective on the last calendar day of the month when we receive all required information and documentation; however, your beneficiary can have us make the transfer effective on the last day of any future month instead. (With the AUDO method, it can be any day of the month.) Currently beneficiaries can make transfers at no charge. We also reserve the right to limit how often a beneficiary can transfer Real Estate Account units and to decline any transfer that would reduce the value of the units still on deposit to less than $5,000.

                  For tax issues concerning death benefits, especially those paid as single sums, see "Taxation of Annuity Benefits," page 59.

                                ANNUITY PAYMENTS

                  The amount of annuity payments paid to you or your beneficiary ("annuitant") will depend upon the number and the basic value of the annuity units payable. The number of annuity units is initially determined prior to the start of annuity payments. The basic value of an annuity unit is redetermined on March 31 each year, with the resulting changes in annuity payments beginning May
1. These  changes  reflect  the net  investment  experience  of the Real  Estate
Account. Annuitants bear no mortality risk under their contracts. The net investment experience for the twelve months following each March 31 redetermination of the Account's basic annuity unit value will be reflected in the following year's value.

                  The formulas for calculating the number and value of annuity units payable are set forth below.

Calculation of the Number of Annuity Units Payable
--------------------------------------------------

                  When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account is determined by dividing the value of the accumulation in the Account to be applied to provide the annuity payments by the product of the annuity unit value and an annuity factor. The annuity factor at the end of any month is the value of an annuity in the amount of $1.00 per month beginning on the first day of the following month and continuing for as long as such annuity units are payable.

                  The annuity factor will reflect interest assumed at the effective annual rate of 4%, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. TIAA guarantees that actual mortality experience will not reduce annuity payments after they have started. TIAA does, however, reserve the right to change, from time to time, the mortality assumptions used to determine the number of annuity units payable for any future conversions of accumulations to provide annuity payments.

                  Any transfer during the annuity period from a CREF account to the Real Estate Account or from the Real Estate Account to a CREF account, as described under "Transfers During the Annuity Period," page 51, reduces the number of annuity units in the account you transfer from by the number of annuity units transferred, and increases the number of annuity units in the account you transfer to. The number of annuity units added to the account you transfer to will be based on the formula below.

                  When you or any beneficiary receiving annuity income transfers annuity units from a CREF account to the Real Estate Account or vice versa as of any March 31, the number of annuity units added to the account to which units are being transferred will be determined by multiplying the number of annuity units to be transferred by A and B and then dividing that result by the product of C and D as follows:

         A. the annuity unit value, determined on the transfer date, for the account from which annuity units are being transferred.

         B. the value as of March 31, of an annuity in the amount of $1.00 per month beginning on May 1 and continuing for as long as such annuity units are payable. This annuity factor will reflect the mortality assumptions then in use in the Account from which the transfer is being made.

         C. the annuity unit value, determined on the transfer date, for the account to which the annuity units are being transferred.

         D. an annuity factor calculated in the same manner as that described in item B. above, except reflecting the mortality assumptions then in use in the account TO which the transfer is being made.

                  The value of annuity units transferred from the Real Estate Account to TIAA's traditional annuity as of any March 31 is equal to the number of annuity units multiplied by the annuity unit value determined on the transfer date and by an annuity factor. The annuity factor as of March 31 is the value of an annuity in the amount of $1.00 per month beginning on May 1 and continuing for as long as such annuity units are payable. The annuity factor will reflect the mortality assumptions then in use for the Real Estate Account.

Value of Annuity Units
----------------------

                  The value of the Real Estate Account's annuity units will be determined as of the last calendar day of each month by multiplying the value of the annuity unit as of the last calendar day of the previous month by the net investment factor (as defined on page 45) for the current month and then dividing by the value of $1.00 accumulated with interest at the effective annual rate of 4% for the number of days in the current month. This result is then multiplied by A and divided by B, where A and B are defined as follows:

         A. the value of the annuity fund at the end of the day minus the dollar amount of payments scheduled to be made from the Account on the following day.

         B. the value of the annuity fund at the end of the day minus the product of the value of one annuity unit just prior to this calculation and the number of annuity units scheduled to be paid from the Account on the following day.

The initial value of the annuity unit for a new annuitant is equal to the value determined as of the day before annuity payments start. For participants who have already begun receiving annuity payments as of any March 31, the basic value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of March 31.

Modification and Review
-----------------------

                  TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. The valuation of annuity units will be reviewed and approved by the independent fiduciary (see page 29).

                              FEDERAL INCOME TAXES

                  With limited exceptions, the contracts are designed as annuity contracts under sections 72 and 403 of the Internal Revenue Code ("IRC").

                  As a nonprofit educational institution, TIAA's pension business is exempt from federal income tax under section 501(c)(3) of the IRC. Investment income and gains from our pension business are tax-free unless they are unrelated business income, and we conduct our operations to avoid realizing such unrelated business income. If necessary to maintain our tax-exempt status, we can limit the size of premiums paid to TIAA and the circumstances in which they're paid. Any federal or other tax TIAA does incur with respect to the Real Estate Account will affect the value of your accumulation and/or annuity units.

403(b) Plans
------------

                  The contracts are tailored for  retirement  plans set up under section 403(b) of the IRC. Your total annual contributions to section 403(b) annuities can't exceed certain limits. The annual limit for all of your contributions and your employer's contributions on your behalf is the lower of
(a) $30,000, (b) 25% of your compensation or (c) your "maximum exclusion allowance". Your maximum exclusion allowance is generally 20% of your compensation multiplied by your years of service, less certain prior tax deferred retirement plan contributions. You usually can exclude salary reduction contributions of up to $9,500 from your gross taxable income. There are exceptions to this -- contact your tax advisor for more information.

401(a) and 403(a) Plans
-----------------------

                  RA and GRA contracts are also available for 401(a) and 403(a) retirement plans. In a defined-contribution plan meeting certain IRC requirements, the employer contributions to all current 401(a) and 403(a) plans of that employer can't exceed an annual contribution limit: again, $30,000 or 25% of your compensation, whichever is less.

Individual Retirement Annuities
-------------------------------

                  IRC Section 408 permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity or Individual Retirement Account. The amount you can contribute annually is usually limited to $2,000. The New IRA will be designed for these contributions. IRC section 408 also allows money from certain qualified plans to be "rolled-over" to an IRA without losing its tax-deferred status. The Rollover IRA is designed for these rollovers. (The New IRA will also accept them.) There is no limit on the amount that can be rolled over to a Rollover IRA. You can revoke any TIAA IRA up to seven days after you establish it.

Taxation of Annuity Benefits
----------------------------

                  Once you take a cash withdrawal or begin annuity payments, the amount you receive is usually included in your gross income for the year and taxed at the rate for ordinary income. You can exclude from your gross income any part of your payment(s) that represents the return of premiums paid in after-tax dollars, but not the part that comes from the tax-deferred earnings of after-tax premiums.

Withholding on Distributions
----------------------------

                  We must withhold federal tax at the rate of 20% from the taxable part of most plan distributions paid directly to you. If, however, you tell us to "roll over" the distribution directly to an IRA (offered by TIAA or any other company) or similar employer plan (i.e., to send a check directly to the other company and not to you), we will not withhold any federal tax. The required 20% withholding doesn't apply to payments from IRAs, lifetime annuity payments, substantially equal periodic payments over your life expectancy or
over  ten  or  more  years,  or  minimum  distribution  payments   ("noneligible
payments").

                  For the taxable part of noneligible payments, we usually will withhold federal taxes unless you tell us not to. Usually, you have the right to tell us not to withhold federal taxes from your noneligible payments. However, if you tell us not to withhold but we don't have your taxpayer identification number on file, we still have to deduct taxes.

                  Non-resident   aliens  who  pay  U.S.  taxes  are  subject  to
different withholding rules. Contact TIAA for more information.

Early Distributions
-------------------

                  If you want to withdraw funds or begin income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59-1/2, you may have to pay an extra 10% "early distribution" tax on the taxable amount. However, you won't have to pay an early distribution tax on any part of a withdrawal if:

         (1)      the distribution is because you are disabled;

         (2) you separated from your job at or after age 55 and take your withdrawal after that time (not applicable for IRAs until 1997);

         (3) you begin annuity income after you leave your job (termination isn't required for IRAs), as long as your annuity income consists of a series of regular substantially equal payments at regular intervals (at least annually) over your lifetime or life expectancy or the joint lives or life expectancies of you and your beneficiary;

         (4) the withdrawal is less than or equal to your medical expenses in excess of 7-1/2% of your adjusted gross income (not applicable for IRAs); or

         (5) you are required to make a payment to someone besides yourself under a Qualified Domestic Relations Order (e.g., a divorce settlement) (not applicable for IRAs).

                  If you die before age 59-1/2, your beneficiary(ies) won't have to pay the early distribution penalty.

                  Current federal tax law restricts the availability of cash withdrawals and annuity payments from any part of your accumulation under salary reduction agreements (including earnings). These withdrawals and annuity payments are available only if you reach age 59-1/2, leave your job, become disabled, or die. If your employer's plan permits, you may also be able to take a cash withdrawal if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. These restrictions don't apply to withdrawals from an IRA. Any part of your accumulation that has been transferred from a custodial account under section 403(b)(7) will be subject to additional restrictions.

"Excess" Distributions
----------------------

                  If your combined withdrawals or payments from 401(a), 403(a), and 403(b) retirement plans, IRAs, and other tax-deferred savings programs are more than $155,000 in one year, you may have to pay an "excess distribution" tax of 15% of the amount over $155,000. Pursuant to recently enacted legislation, this excess distribution tax will not apply in 1997, 1998 and 1999.

Death Benefits
--------------

                  Ordinarily, death benefits are subject to federal estate tax (see "Tax Advice," page 62). Under some retirement programs, an additional 15% estate tax may be imposed on the portion of your accumulation above a certain amount at the time of your death.

Minimum Distribution Requirements and Taxes
-------------------------------------------

                  In most cases, payments have to begin from 401(a), 403(a), and 403(b) plans and IRAs by April 1 of the calendar year after the calendar year when you reach age 70-1/2, even if you haven't yet retired. However, beginning in 1997, pursuant to recently enacted legislation, payments under 401(a), 403(a), and 403(b) plans need not begin until April 1 of the year following the calendar year when you either reach age 70-1/2 or retire, whichever is later. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law to you even if you don't elect to receive them. In addition, if you don't begin distributions on time, you'll be subject to a 50% excise tax on the amount you should have received but didn't. (See "Minimum Distribution Option Annuity," page 52.)

Deferred Compensation Plans
---------------------------

                  TIAA RA contracts are also available for deferred compensation plans. RAs issued under these plans are owned by your employer and subject to the claims of its general creditors. Since special tax rules may apply to these plans, consult with a qualified tax advisor for more information about them.

Puerto Rico Residents
---------------------

                   If you are a resident of Puerto Rico, special tax and withholding rules may apply to your plans, since ordinarily your contracts are issued under plans that qualify under the Puerto Rico tax code, which is not identical to the IRC. For information on your tax situation, consult with your employer or a qualified tax advisor.

Tax Advice
----------

                  What we tell you here about federal and other taxes isn't comprehensive and is for general information only. It doesn't cover every situation. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

                                 GENERAL MATTERS

Choices and Changes
-------------------

                  As long as your contract permits, you (or your annuity partner, beneficiary, or any other payee) can choose or change any of the following: (1) an annuity starting date; (2) an income option; (3) a transfer;
(4) a method of payment for death benefits; (5) a date when the commuted value of an annuity becomes payable; (6) an annuity partner, beneficiary, or other person named to receive payments; (7) a cash withdrawal or other distribution; and (8) a repurchase.

                  You have to make your choices or changes via a written notice satisfactory to us and received at our home office (see below). Transfers to TIAA's traditional annuity and CREF can currently be made by telephone (see
"Contacting TIAA," below). You can change the terms of a transfer, cash withdrawal, repurchase, or other cash distribution only before they're scheduled to take place. When we receive a notice of a change in beneficiary or other person named to receive payments, we'll execute the change as of the date it was signed, even if the signer dies in the meantime. We execute all other changes as of the date received. As already mentioned, we will delay the effective date of some transactions until we receive additional documentation (see page 51).

Telephone Transactions
----------------------

                  You can use our Automated Telephone Service ("ATS") to check your account balance, transfer to TIAA's traditional annuity or CREF, and/or allocate future premiums among the Real Estate Account, TIAA's traditional annuity, and CREF. (You can also execute these transactions over the Internet through our new Inter/ACT system.) To use the ATS you need a touch-tone phone. You will be asked to enter your Personal Identification Number ("PIN") and contract number. Please contact us if you have not received a PIN and we will send you one (see "Contacting TIAA," below). The ATS will prompt you through whatever transactions you select. We will use reasonable procedures to confirm that instructions given by telephone are genuine. All calls to the ATS are recorded as a routine part of verification.

Contacting TIAA
---------------

                  We won't consider any notice, form, request, or payment to have been received by TIAA until it reaches our home office: Teachers Insurance and Annuity Association, 730 Third Avenue, New York, New York 10017-3206. You can ask questions by calling toll-free 1 800 842-2776.

Electronic Prospectus
---------------------

                  If you received this prospectus electronically and would like a paper copy, please call 1 800 842-2733, extension 5509, and we will send it to you.

Signature Requirements
----------------------

                  For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

Overpayment of Premiums
-----------------------

                  If your employer mistakenly sends more premiums on your behalf than you're entitled to under your employer's retirement plan or the IRC, we'll refund them to your employer as long as we're requested to do so (in writing) before you start receiving annuity income. Any time there's a question about premium refunds, TIAA will rely on information from your employer. If you've withdrawn or transferred the amounts involved from your accumulation, we won't refund them.

Payment to an Estate, Guardian, Trustee, etc.
---------------------------------------------

                  We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

Benefits Based on Incorrect Information
---------------------------------------

                  If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by the Account, appropriate adjustments will be made.

Proof of Survival
-----------------

                  We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If this proof is not received after a request in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.


                          DISTRIBUTION OF THE CONTRACTS

                  The contracts are offered continuously by the personnel of TIAA-CREF Individual & Institutional Services, Inc. ("Services"), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Teachers Personal Investors Services, Inc. ("TPIS"), which is also registered with the SEC and is a member of the NASD, may also participate in the distribution of the contracts on a limited basis. As already noted, distribution costs are covered by a deduction from the assets of the Account; no commissions are paid in connection with the distribution of the contracts. Anyone distributing the contracts must be a registered representative of Services or TPIS, whose main offices are both at 730 Third Avenue, New York, New York 10017-3206.


                                PERIODIC REPORTS

                  As long as you have an accumulation in the Account, you will be sent a statement each quarter which sets forth the following:

         (1)      premiums paid during the quarter;

         (2) the number and dollar value of accumulation units in the Real Estate Account credited to you during the quarter and in total;

         (3)      cash withdrawals from the Account during the quarter;

         (4) any transfers between the Account and TIAA's traditional annuity or CREF during the quarter;

         (5) any repurchase or transfer to a funding vehicle other than TIAA or CREF during the quarter, if an amount remains in your accumulation after those transactions; and

         (6) the amount applied to begin annuity payments during the quarter.


                                STATE REGULATION

                  TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department as well as by the insurance regulatory authorities of certain other states and jurisdictions.

                  TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account's books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.


                                  LEGAL MATTERS

                  All matters involving the application of state law to the contracts, including TIAA's right to issue the contracts, have been passed upon by Charles H. Stamm, Executive Vice President and General Counsel of TIAA. Legal matters relating to the federal securities laws have been passed upon by Sutherland, Asbill & Brennan, Washington, D.C.


                                     EXPERTS

                  The financial statements of the Real Estate Account and certain properties purchased by the Account included in this prospectus, the schedule to such financial statements and the financial statements of TIAA incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which appear herein or are incorporated herein by reference, and have been so included or incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

                                LEGAL PROCEEDINGS

                  The assets of the Real Estate Account are not subject to any material legal actions. TIAA is not involved in any legal action that we consider material to its obligations to the Real Estate Account.

                             ADDITIONAL INFORMATION

                  A registration statement under the Securities Act of 1933 has been filed with the SEC by TIAA on behalf of the Real Estate Account related to the offering described in this prospectus. This prospectus does not include all the information set forth in the registration statement. The omitted information may be obtained at the SEC's principal office in Washington, D.C., upon payment of the prescribed fee, or through the SEC's Web site on the Internet (http://www.sec.gov).

                 Further information may be obtained from TIAA at Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017-3206.


                              FINANCIAL STATEMENTS

                  Audited financial statements of the Real Estate Account and certain properties purchased by the Account and condensed unaudited financial statements of TIAA follow. The full audited financial statements of TIAA are available upon request by calling 1 800 842-2733 extension 5509.

                  The financial statements of TIAA should be distinguished from the financial statements of the Real Estate Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Real Estate Account.

                          INDEX TO FINANCIAL STATEMENTS
                                                                           PAGE
TIAA REAL ESTATE ACCOUNT

FINANCIAL STATEMENTS:

Report of Management Responsibility.......................................   F-3

Report of Independent Auditors............................................   F-4

Statements of Assets and Liabilities......................................   F-5

Statements of Operations..................................................   F-6

Statements of Changes in Net Assets.......................................   F-7

Statements of Cash Flows..................................................   F-8

Notes to Financial Statements.............................................   F-9

Statements of Investments.................................................  F-14

PROFORMA CONDENSED FINANCIAL STATEMENTS:

Proforma Condensed Statement of Assets
  and Liabilities.......................................................... F-18

Proforma Condensed Statement of Operations................................. F-18

Notes to Proforma Condensed Financial Statements........................... F-19

THE GREENS AT METROWEST APARTMENTS AND
  BRIXWORTH-ATLANTA APARTMENTS:

Independent Auditors' Report............................................... F-20

Combined Statement of Revenues and Certain Expenses........................ F-21

Notes to Combined Statement of Revenues
  and Certain Expenses..................................................... F-22

THE MILLBROOK COLLECTION AND THE
  LYNNWOOD COLLECTION RETAIL CENTERS:

Independent Auditors' Report............................................... F-23

Combined Statement of Revenues and Certain Expenses........................ F-24

Notes to Combined Statement of Revenues
  and Certain Expenses..................................................... F-25

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Condensed Unaudited Financial Statements.................................. F-27

Supplemental Information to Condensed Unaudited Financial
  Statements.............................................................. F-29

[TIAA LOGO]
--------------------------------------------------------------------------------
                       REPORT OF MANAGEMENT RESPONSIBILITY



To the Participants of the
  TIAA Real Estate Account:


The accompanying financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of TIAA's management. They have been prepared in accordance with generally accepted accounting principles and have been presented fairly and objectively in accordance with such principles.

TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, including its separate account operations. The internal Auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The accompanying 1995 financial statements have been audited by the independent auditing firm of Deloitte & Touche LLP. The independent auditors' report, which appears on the following page, expresses an independent opinion on the fairness of presentation of these financial statements.

The Audit Committee of the TIAA Board of Trustees, consisting of trustees who are not officers of TIAA, meets regularly with management, representatives of Deloitte & Touche LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing.



                                                   /s/ John H. Biggs
                                            ----------------------------
                                                      Chairman  and
                                               Chief Executive Officer



                                                 /s/ Thomas W. Jones
                                            ----------------------------
                                            Vice Chairman, President and
                                               Chief Operating Officer



                                                /s/ Richard L. Gibbs
                                            ----------------------------
                                            Executive Vice President and
                                            Principal Accounting Officer

[letterhead]

Deloitte &
Touche LLP [LOGO]     Two World Financial Center      Telephone: (212) 436-2000
                      New York, New York 10281-1414   Facsimile: (212) 436-5000




                         REPORT OF INDEPENDENT AUDITORS



To the Participants of the TIAA Real Estate Account and the Board of Trustees of
  Teachers Insurance and Annuity Association of America:

We have audited the accompanying statement of assets and liabilities of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA"), including the statement of investments, as of December 31, 1995, and the related statements of operations, changes in net assets and cash flows for the period July 3, 1995 (commencement of operations) to December 31, 1995. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Account as of December 31, 1995, the results of its operations, the changes in its net assets and its cash flows for the above-stated period, in conformity with generally accepted accounting principles.

Investments in real estate properties are stated at fair value at December 31, 1995, as discussed in Note 2 to the financial statements. Determination of fair value involves subjective judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction.



Deloitte & Touche LLP

New York, New York
March 8, 1996

                                             F-4
[logo]
---------------
Deloitte Touche
Tohmatsu
International
---------------

                                          TIAA REAL ESTATE ACCOUNT
                                    STATEMENTS OF ASSETS AND LIABILITIES


                                                                                June 30,       December 31,
                                                                                 1996              1995
                                                                              ----------       ------------
                                                                              (Unaudited)
ASSETS
  Investments, at value:
    Real estate properties
     (Cost:$85,317,574 and $43,989,665)...................................   $ 85,885,380       $ 43,989,665
    Marketable securities
    (Amortized cost: $82,753,934 and $73,972,831).........................     82,854,516         73,992,569
  Cash....................................................................        346,203            396,787
  Receivable from securities transactions.................................     10,700,000         23,150,000
  Other...................................................................      2,456,867          1,648,400
                                                                             ------------       ------------

                                                            TOTAL ASSETS      182,242,966        143,177,421
                                                                             ------------       ------------

LIABILITIES
  Payable for securities transactions.....................................     10,832,809         22,788,035
  Other...................................................................      2,341,829            131,041
                                                                             ------------       ------------

                                                       TOTAL LIABILITIES       13,174,638         22,919,076
                                                                             ------------       ------------

NET ASSETS
  Accumulation Fund.......................................................    166,106,139        120,258,345
  Annuity Fund............................................................      2,962,189             --
                                                                             ------------       ------------

                                                        TOTAL NET ASSETS     $169,068,328       $120,258,345
                                                                             ============       ============

NUMBER OF ACCUMULATION UNITS
 OUTSTANDING--Notes 6 and 7...............................................      1,561,082          1,172,498
                                                                                =========          =========

NET ASSET VALUE, PER ACCUMULATION UNIT--Note 6............................        $106.40            $102.57
                                                                                =========          =========



                                     See notes to financial statements.

                                          TIAA REAL ESTATE ACCOUNT
                                          STATEMENTS OF OPERATIONS


                                                                             For the          For the Period
                                                                               Six             July 3, 1995
                                                                              Months          (Commencement
                                                                              Ended           of Operations)
                                                                             June 30,         to December 31,
                                                                               1996                 1995
                                                                            ----------        ---------------
                                                                            (Unaudited)
INVESTMENT INCOME
  Income:
    Real estate income, net:
      Rental income.....................................................     $3,933,580          $  165,762
                                                                              ---------          ----------

      Real estate property level expenses and taxes:
        Operating expenses..............................................        828,888              29,173
        Real estate taxes...............................................        405,405              14,659
                                                                             ----------          ----------
                                       Total real estate property level
                                                     expenses and taxes       1,234,293              43,832
                                                                             ----------          ----------

                                                Real estate income, net       2,699,287             121,930

    Interest............................................................      2,283,539           2,820,229
    Dividends...........................................................         60,825               8,671
                                                                             ----------          ----------
                                                           TOTAL INCOME       5,043,651           2,950,830
                                                                             ----------          ----------

  Expenses--Note 3:
    Investment advisory.................................................        180,588             228,136
    Administrative......................................................        123,311              66,320
    Mortality and expense risk charges..................................         18,094               8,291
    Liquidity guarantee charges.........................................            803               8,291
                                                                             ----------          ----------
                                                         TOTAL EXPENSES         322,796             311,038
    Fees paid indirectly ...............................................          --                   (605)
                                                                             ----------          ----------
                                                           NET EXPENSES         322,796             310,433
                                                                             ----------          ----------
                                                 INVESTMENT INCOME, NET       4,720,855           2,640,397
                                                                             ----------          ----------

REALIZED AND UNREALIZED
  GAIN ON INVESTMENTS
    Net realized gain on marketable securities..........................         40,235              15,865
                                                                             ----------          ----------
    Net change in unrealized appreciation on:
      Real estate properties  ..........................................        567,806                --
      Marketable securities.............................................         80,844              19,738
                                                                             ----------          ----------

                                  Net change in unrealized appreciation         648,650              19,738
                                                                             ----------          ----------

                        NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS         688,885              35,603
                                                                             ----------          ----------

                                             NET INCREASE IN NET ASSETS
                                              RESULTING FROM OPERATIONS      $5,409,740          $2,676,000
                                                                             ==========          ==========






                                     See notes to financial statements.

                                          TIAA REAL ESTATE ACCOUNT
                                    STATEMENTS OF CHANGES IN NET ASSETS


                                                                             For the          For the Period
                                                                               Six             July 3, 1995
                                                                              Months          (Commencement
                                                                              Ended           of Operations)
                                                                             June 30,         to December 31,
                                                                               1996                 1995
                                                                            ----------       ---------------
                                                                            (Unaudited)
FROM OPERATIONS
  Investment income, net...............................................    $  4,720,855        $  2,640,397
  Net realized gain on investments.....................................          40,235              15,865
  Net change in unrealized appreciation
    on investments.....................................................         648,650              19,738
                                                                           ------------        ------------

                                            NET INCREASE IN NET ASSETS
                                             RESULTING FROM OPERATIONS        5,409,740           2,676,000
                                                                           ------------        ------------


FROM PARTICIPANT TRANSACTIONS
  TIAA seed money contributed - Note 1.................................          --             100,000,000
  Premiums.............................................................       3,052,001             500,421
  Disbursements and transfers:
    Net transfers from TIAA............................................       4,335,446           2,901,675
    Net transfers from CREF Accounts...................................      36,273,968          14,204,597
    Annuity and other periodic payments................................         (42,370)               (718)
    Withdrawals........................................................        (192,124)            (23,630)
    Death benefits.....................................................         (26,678)             --
                                                                           ------------        ------------

                                      INCREASE IN NET ASSETS RESULTING
                                         FROM PARTICIPANT TRANSACTIONS       43,400,243         117,582,345
                                                                           ------------        ------------

                                            NET INCREASE IN NET ASSETS       48,809,983         120,258,345


NET ASSETS
  Beginning of period..................................................     120,258,345              --
                                                                           ------------        ------------

  End of period........................................................    $169,068,328        $120,258,345
                                                                           ============        ============



                                     See notes to financial statements.

                                          TIAA REAL ESTATE ACCOUNT
                                          STATEMENTS OF CASH FLOWS

                                                                             For the          For the Period
                                                                               Six             July 3, 1995
                                                                              Months          (Commencement
                                                                              Ended           of Operations)
                                                                             June 30,        to December 31,
                                                                               1996                1995
                                                                            ----------       ---------------
                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net increase in net assets
   resulting from operations...........................................    $  5,409,740        $  2,676,000
  Adjustments to reconcile net increase
   in net assets resulting from operations
   to net cash used in operating activities:
     Increase in investments...........................................     (50,757,662)       (117,982,234)
     (Increase) Decrease in receivable from
        securities transactions .......................................      12,450,000         (23,150,000)
     Increase in other assets..........................................        (808,467)         (1,648,400)
     Increase (Decrease) in payable for
        securities transactions  ......................................     (11,955,226)         22,788,035
     Increase in other liabilities.....................................       2,210,788             131,041
                                                                           ------------        ------------


                                  NET CASH USED IN OPERATING ACTIVITIES     (43,450,827)       (117,185,558)
                                                                           ------------        ------------

CASH FLOWS FROM PARTICIPANT TRANSACTIONS
  TIAA seed money contributed..........................................         --              100,000,000
  Premiums.............................................................       3,052,001             500,421
  Disbursements and transfers:
    Net transfers from TIAA............................................       4,335,446           2,901,675
    Net transfers from CREF Accounts...................................      36,273,968          14,204,597
    Annuity and other periodic payments................................         (42,370)               (718)
    Withdrawals........................................................        (192,124)            (23,630)
    Death benefit......................................................         (26,678)            --
                                                                           ------------        ------------


                          NET CASH PROVIDED BY PARTICIPANT TRANSACTIONS      43,400,243         117,582,345
                                                                           ------------        ------------

                                        NET INCREASE (DECREASE) IN CASH         (50,584)            396,787

CASH

  Beginning of period..................................................         396,787             --
                                                                           ------------        ------------

  End of period........................................................    $    346,203        $    396,787
                                                                           ============        ============



                                     See notes to financial statements.

                            TIAA REAL ESTATE ACCOUNT
                          NOTES TO FINANCIAL STATEMENTS

                            (Information relating to
                               June 30, 1996 and
                           the six months then ended
                                 is unaudited.)


Note 1--Organization

The TIAA Real Estate Account ("Account") is a segregated investment account of Teachers Insurance and Annuity Association of America ("TIAA") and was established by resolution of TIAA's Board of Trustees on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts issued by TIAA.

The Account commenced operations on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units in the Account and such Units share in the pro rata investment experience of the Account and are subject to the same valuation procedures and expense deductions as all other Accumulation Units of the Account. The initial registration statement of the Account filed by TIAA with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 became effective on October 2, 1995. The Account began to offer Accumulation Units and Annuity Units to participants other than TIAA starting October 2, and November 1, 1995, respectively. At December 31, 1995 and June 30, 1996, amounts retained by TIAA in the Account remained at 1,000,000, Accumulation Units with a total value of $102,565,900 and $106,404,500, respectively.

TIAA will redeem a portion of its seed money Accumulation Units monthly (at the net asset value at the time of redemption), according to a five year repayment schedule approved by the State of New York Insurance Department. This schedule requires TIAA to begin redeeming the seed money Accumulation Units on October 2, 1997, or on the date the Account's assets first reach $200 million, whichever comes first.

The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account will also invest in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses and capital expenditures and to make benefit payments.

TIAA employees, under the direction of TIAA's Board of Trustees and its Mortgage Committee, manage the investment of the Account's assets pursuant to investment management procedures adopted by TIAA for the Account. TIAA's investment management decisions for the Account are subject to review by the Account's independent fiduciary, Institutional Property Consultants, Inc. TIAA also provides all portfolio accounting and related services for the Account. TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA which is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc., provides administrative and distribution services pursuant to a Distribution and Administrative Services Agreement with the Account.


Note 2--Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Account, which are in conformity with generally accepted accounting principles.

Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Mortgage Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions  requisite  to a fair  sale.  Determination  of fair  value  involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary must approve all independent appraisers that the Account uses. The independent fiduciary can also require additional appraisals if it believes that a property's value has changed materially or otherwise to assure that the Account is valued correctly. TIAA performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. The independent fiduciary reviews and approves any such valuation adjustments which exceed certain prescribed limits. TIAA continues to use the revised value to calculate the Account's net asset value until the next valuation review or appraisal.

Valuation of Marketable Securities: Equity securities listed or traded on any United States national securities exchange are valued at the last sales price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices. Short-term money market instruments are stated at market value. Portfolio securities for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Mortgage Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.

Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees paid to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined. Realized gains and losses on real estate transactions are accounted for under the specific identification method.

Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and, for short-term money market instruments, includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date. Realized gains and losses on security transactions are accounted for on the average cost basis.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, no federal income taxes are attributable to the net investment experience of the Account.

Note 3--Management Agreements

All services necessary for the operation of the Account are provided, at cost, by TIAA and Services. TIAA provides investment management services for the Account, while distribution and administrative services are provided by Services in accordance with a Distribution and Administrative Services Agreement between the Account and Services. TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that funds are available to meet participant transfer and cash withdrawal requests in the event that the Account's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks.

Fee payments are made from the Account on a daily basis to TIAA and Services according to formulas established each year with the objective of keeping the fees as close as possible to the Account's actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.

TIAA and Services generally pay directly for all third-party services provided for the benefit of the Account. "Soft-dollar" arrangements for brokerage and other services are generally not utilized by the Account. However, certain custodial fees are reduced based on the level of average cash balances on deposit with a custodian bank during the period. The amount by which custodial fees were reduced under these expense offset agreements is reflected in the accompanying Statement of Operations as "Fees paid indirectly".

Note 4--Real Estate Properties

Had the Account's real estate properties which were purchased during 1995 been acquired at July 3, 1995 (Commencement of Operations), rental income and real estate property level expenses and taxes for the period July 3, 1995 through December 31, 1995 would have increased by approximately $2,538,000 and $889,000, respectively. In addition, interest income would have decreased by approximately $1,082,000. Accordingly, the total proforma effect on the Account's net investment income for the period July 3, 1995 through December 31, 1995 would have been an increase of approximately $567,000, if the real estate properties acquired during 1995 had been acquired at July 3, 1995. Had the Account's real estate properties which were purchased during 1996 been acquired at January 1, 1996, rental income and real estate property level expenses and taxes for the six months ended June 30, 1996 would have increased by approximately $1,532,000 and $615,000, respectively. In addition, interest income would have decreased by approximately $746,000. Accordingly, the total pro forma effect on the Account's net investment income for the six months ended June 30, 1996 would have been an increase of approximately $171,000, if the real estate properties acquired during 1996 had been acquired at January 1, 1996.

Note 5--Leases

The Account's real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2015. As of December 31, 1995, aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:

               Years Ending
               December 31,
               ------------
               1996                         $ 1,653,336
               1997                           1,653,336
               1998                           1,638,541
               1999                           1,513,600
               2000                           1,461,217
               Thereafter                     7,673,670
                                            -----------

               Total                        $15,593,700
                                            ===========


Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

Note 6--Condensed Financial Information

Selected condensed financial information for an Accumulation Unit of the Account is presented below.

                                                                                For the       For the Period
                                                                                  Six          July 3, 1995
                                                                                 Months       (Commencement
                                                                                 Ended       of Operations)
                                                                                June 30,     to December 31,
                                                                                  1996             1995
                                                                               ----------    ---------------
                                                                              (Unaudited)
Per Accumulation Unit Data:
  Rental income..............................................................    $ 2.819         $  0.159
  Real estate property level expenses and taxes..............................      0.884            0.042
                                                                                 -------        ---------
                                                    Real estate income, net        1.935            0.117
  Dividends and interest.....................................................      1.680            2.716
                                                                                 -------        ---------
                                                               Total income        3.615            2.833
  Expense charges (1)........................................................      0.231            0.298
                                                                                 -------        ---------
                                                     Investment income, net        3.384            2.535
  Net realized and unrealized gain on investments............................      0.455            0.031
                                                                                 -------        ---------
Net increase in Accumulation Unit Value......................................      3.839            2.566

Accumulation Unit Value:
  Beginning of period........................................................    102.566          100.000
                                                                                --------        ---------
  End of period..............................................................   $106.405         $102.566
                                                                                ========        =========


Total return.................................................................      3.74%            2.57%
Ratios to Average Net Assets:
  Expenses (1)...............................................................      0.22%            0.30%
  Investment income, net.....................................................      3.26%            2.51%
Portfolio turnover rate:
  Real estate properties....................................................          0%               0%
  Securities................................................................      19.67%               0%
Thousands of Accumulation Units
 outstanding at end of period................................................     1,561             1,172

(1) Expense charges per Accumulation Unit and the Expense Ratio to Average Net Assets exclude real estate property level operating expenses and taxes. If included, the expense charge per Accumulation Unit for the six months ended June 30, 1996 would be $1.115 ($0.340 for the period July 3, 1995 through December 31, 1995) and the Expenses Ratio to Average Net Assets for the six months ended June 30, 1996 would be 1.07% (0.34% for the period July 3, 1995 through December 31, 1995).

Note 7--Accumulation Units

Changes in the number of Accumulation Units outstanding were as follows:

                                                                                For the       For the Period
                                                                                  Six          July 3, 1995
                                                                                 Months       (Commencement
                                                                                 Ended       of Operations)
                                                                                June 30,     to December 31,
                                                                                  1996             1995
                                                                               ----------    ---------------
                                                                              (Unaudited)
Accumulation Units:

 Credited for premiums and TIAA seed
   money investment.........................................................       29,214          1,004,905
 Credited for net transfers
  and disbursements.........................................................      359,370            167,593

Outstanding:
 Beginning of period........................................................    1,172,498             --
                                                                                ---------         ----------
 End of period..............................................................    1,561,082          1,172,498
                                                                                =========         ==========


Note 8--Commitments

During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. As of December 31, 1995, the Account had outstanding commitments to purchase real estate properties (subject to various closing conditions) of $23,550,000. Of that amount a purchase of real estate property totalling $10,050,000 was closed in February 1996. As of June 30, 1996, the Account had outstanding commitments to purchase real estate properties (subject to various closing conditions) of approximately $20.5 million. Of that amount, a purchase of real estate property totalling approximately $13.0 million was closed in July 1996.

                                          TIAA REAL ESTATE ACCOUNT
                                    STATEMENT OF INVESTMENTS (Unaudited)
                                                JUNE 30, 1996


REAL ESTATE PROPERTIES--50.90%

        Location                            Description                                              Value
        --------                            -----------                                              -----
Atlanta, Georgia (1)                        Apartments.........................................  $15,705,000
El Paso, Texas (2)                          Industrial building................................    4,500,000
Fridley, Minnesota (1)                      Industrial building................................    4,150,000
Littleton, Colorado (1)                     Apartments.........................................   17,664,248
Ocoee, Florida (1)                          Shopping Center....................................    7,365,000
Orlando, Florida (1)                        Apartments.........................................   12,529,106
Phoenix, Arizona (1)                        Office building....................................   10,500,000
Raleigh, North Carolina (1)                 Shopping center....................................    6,769,308
Raleigh, North Carolina (1)                 Shopping center....................................    6,702,718
                                                                                                  ----------

        TOTAL REAL ESTATE PROPERTIES
          (Cost $85,317,574)...................................................................   85,885,380
                                                                                                  ----------

(1)  Fee interest
(2)  Leasehold interest



MARKETABLE SECURITIES--49.10%

        Shares                 Issuer                                                                Value
        ------                 ------                                                                -----
REAL ESTATE INVESTMENT TRUSTS--2.93%:

        30,000            Associated Estates Realty Corporation...................................   630,000
        25,000            Avalon Properties, Inc..................................................   543,750
        25,000            Camden Property Trust...................................................   593,750
        29,000            Cali Realty Corporation.................................................   703,250
        29,000            CBL & Associates Properties, Inc........................................   648,875
        20,000            Colonial Properties Trust...............................................   485,000
        25,000            Hospitality Properties Trust............................................   668,750
        26,000            Weeks Corporation.......................................................   676,000
                                                                                                    --------

        TOTAL REAL ESTATE INVESTMENT TRUSTS
        (Cost $4,825,683)........................................................................  4,949,375
                                                                                                   ---------


                                     See notes to financial statements.

Principal                 Issuer, Coupon and Maturity Date                                           Value
---------                 --------------------------------                                           -----

COMMERCIAL PAPER--41.53%:

$ 6,279,000         Associates Corporation of North America
                     5.27% 07/03/96...........................................................   $ 6,276,007
 10,000,000         Coca-Cola Company
                     5.30% 07/29/96............................................................    9,955,755
  7,650,000         Conagra, Inc.
                     5.55% 07/29/96............................................................    7,615,601
  5,200,000         Dupont (E.I.) De Nemours & Co.
                     5.35% 07/24/96............................................................    5,180,965
  7,320,000         Goldman Sachs Group
                     5.33% 08/05/96............................................................    7,279,826
  4,860,000         Heinz Corporation
                     5.36% 07/11/96............................................................    4,851,742
  4,893,000         Phillip Morris Co.
                     5.28% 08/01/96............................................................    4,869,111
  9,120,000         Schering Corporation
                     5.27% 07/16/96............................................................    9,097,681
  5,000,000         UBS Finance, Inc.
                     5.58% 07/01/96............................................................    4,999,234
 10,000,000         Whirlpool Finance Corporation
                     5.38% 08/07/96............................................................    9,941,545
                                                                                                 -----------

        TOTAL COMMERCIAL PAPER
         (Amortized cost $70,085,407).........................................................    70,067,467
                                                                                                 -----------


GOVERNMENT AGENCIES--4.64%:

 8,000,000          Federal National Mortgage Association
                     5.20% 11/14/96............................................................    7,837,674
                                                                                                 -----------

        TOTAL GOVERNMENT AGENCIES
         (Amortized cost $7,842,844)..........................................................     7,837,674
                                                                                                 -----------

TOTAL MARKETABLE SECURITIES
 (Amortized cost $82,753,934)..................................................................   82,854,516
                                                                                                 -----------

TOTAL INVESTMENTS--100.00%
 (Cost $168,071,508)..........................................................................  $168,739,896
                                                                                                ============


                                     See notes to financial statements.

                            TIAA REAL ESTATE ACCOUNT
                            STATEMENT OF INVESTMENTS
                                DECEMBER 31, 1995



REAL ESTATE PROPERTIES--37.28%

    Location                        Description                                       Value
    --------                        -----------                                       -----

Fridley, Minnesota(1)            Industrial building............................   $ 4,166,787

Orlando, Florida(1)              Apartments.....................................    12,490,895

El Paso, Texas(2)                Industrial building............................     4,431,166

Atlanta, Georgia(1)              Apartments.....................................    15,574,647

Ocoee, Florida(1)                Shopping center................................     7,326,170
                                                                                  ------------

        TOTAL REAL ESTATE PROPERTIES
         (Cost $43,989,665).....................................................    43,989,665
                                                                                  ------------


(1) Fee interest
(2) Leasehold interest



MARKETABLE SECURITIES--62.72%

REAL ESTATE INVESTMENT TRUST--.37%:

Shares                   Issuer                                                       Value
------                   ------                                                       -----

  15,000            Reckson Associates Realty...................................       440,625
                                                                                  ------------

        TOTAL REAL ESTATE INVESTMENT TRUST
        (Cost $402,000).........................................................       440,625
                                                                                  ------------



                              See notes to financial statements.

COMMERCIAL PAPER--18.17%:

Principal           Issuer, Coupon and Maturity Date                                   Value
---------           --------------------------------                                   -----
14,360,000          AT&T Capital Corporation
                    5.64% 02/01/96............................................... $ 14,285,025
 7,150,000          Corporate Asset Funding Company, Inc.
                    5.80% 01/02/96...............................................    7,148,022
                                                                                  ------------

        TOTAL COMMERCIAL PAPER
         (Amortized cost $21,439,106)............................................   21,433,047
                                                                                  ------------


GOVERNMENT AGENCIES--44.18%:

 5,930,000        Federal Home Loan Bank
                  5.60% 01/08/96   ..............................................    5,922,505
15,700,000        Federal Home Loan Bank
                  5.48% 01/22/96  ...............................................   15,645,015
 5,000,000        Federal Home Loan Bank
                  5.38% 02/22/96   ..............................................    4,958,793
25,670,000        Federal National Mortgage Association
                  5.67% 01/19/96.................................................   25,592,584
                                                                                  ------------

        TOTAL GOVERNMENT AGENCIES
         (Amortized cost $52,131,725)............................................   52,118,897
                                                                                  ------------

TOTAL MARKETABLE SECURITIES
 (Amortized cost $73,972,831)....................................................   73,992,569
                                                                                  ------------

TOTAL INVESTMENTS
 (Amortized cost $117,962,496)................................................... $117,982,234
                                                                                  ============



                              See notes to financial statements.

                            TIAA REAL ESTATE ACCOUNT

                               PROFORMA CONDENSED
                 STATEMENT OF ASSETS AND LIABILITIES (Unaudited)
                                DECEMBER 31, 1995

                                                              Proforma
                                              Historical     Adjustments       Proforma
                                              ----------     -----------       --------
ASSETS
 Investments, at value:
  Real estate properties ....................$ 43,989,665    $23,520,946 (a) $ 67,510,611
  Marketable securities .....................  73,992,569    (23,520,946)(a)   50,471,623
 Other ......................................  25,195,187                      25,195,187
                                             ------------    -----------     ------------

TOTAL ASSETS ................................ 143,177,421         --          143,177,421

LIABILITIES .................................  22,919,076         --           22,919,076
                                             ------------    -----------     ------------

NET ASSETS - Accumulation Fund ..............$120,258,345    $    --         $120,258,345
                                             ============    ===========     ============

                            TIAA REAL ESTATE ACCOUNT
                               PROFORMA CONDENSED
                       STATEMENT OF OPERATIONS (Unaudited)
            FOR THE PERIOD JULY 3, 1995 (COMMENCEMENT OF OPERATIONS)
                              TO DECEMBER 31, 1995

                                                               Proforma
                                               Historical     Adjustments       Proforma
                                               ----------     -----------       --------
INVESTMENT INCOME
 Income:
  Real estate income, net:
   Rental income .............................$    165,762    $ 3,573,016 (b) $  3,738,778
   Real estate property level                  -----------    ------------     ------------
       expenses and taxes:
    Operating expenses .......................      29,173        879,547 (b)      908,720
    Real estate taxes ........................      14,659        337,947 (b)      352,606
                                               -----------    -----------     ------------
  Total real estate property
   level expenses and taxes ..................      43,832      1,217,494        1,261,326
                                               -----------    -----------     ------------
  Real estate income, net ....................     121,930      2,355,522        2,477,452
  Interest and dividends .....................   2,828,900     (1,702,630)(c)    1,126,270
                                               -----------    -----------     ------------
TOTAL INCOME .................................   2,950,830        652,892        3,603,722

EXPENSES .....................................     310,433         --              310,433
                                               -----------    -----------     ------------
INVESTMENT INCOME-NET ........................   2,640,397        652,892        3,293,289

NET REALIZED AND UNREALIZED
 GAIN ON INVESTMENTS .........................      35,603         --               35,603
                                               -----------    -----------     ------------

NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS ...................$  2,676,000    $   652,892     $  3,328,892
                                              ============    ===========     ============

                            TIAA REAL ESTATE ACCOUNT
          NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 1--Purpose

The proforma condensed statement of assets and liabilities has been prepared in order to reflect the TIAA Real Estate Account ("Account") assuming that real estate properties purchased during the period January 1, 1996 through May 1, 1996 were purchased as of December 31, 1995. The proforma condensed statement of operations has been prepared in order to reflect the Account assuming that all real estate properties purchased during the period July 3, 1995 (commencement of operations) to May 1, 1996 were owned for the period July 3, 1995 through December 31, 1995.

Note 2--Management's Assumptions

The following assumptions were made in preparing the proforma adjustments to reflect the purpose described in Note 1.

Proforma Condensed Statement of Assets and Liabilities

(a) To record the cost of the properties purchased during the period January 1, 1996 through May 1, 1996 assuming such properties were purchased as of December 31, 1995.

Proforma Condensed Statement of Operations

(b) To record the rental income and real estate property level expenses of the real estate properties purchased during the period July 3, 1995 through May 1, 1996 assuming such properties were owned for the period July 3, 1995 through December 31, 1995.

(c) To record the decrease in the interest and dividend income resulting from having less cash invested in marketable securities by assuming the real estate properties purchased during the period July 3, 1995 to May 1, 1996 had been purchased as of July 3, 1995.

[letterhead]

Deloitte &
Touche LLP [LOGO]     Two World Financial Center      Telephone: (212) 436-2000
                      New York, New York 10281-1414   Facsimile: (212) 436-5000

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of
Teachers Insurance and Annuity Association of America:

We have audited the combined statement of revenues and certain expenses of the properties known as The Greens at Metrowest Apartments ("Metrowest") and Brixworth-Atlanta Apartments ("Brixworth") (collectively, the "Properties") for the year ended December 15, 1994. This financial statement is the responsibility of TIAA Real Estate Account's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of TIAA Real Estate Account) and as described in Note 2 is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined statement of revenues and certain expenses of the Properties as described in Note 2 for the year ended December 15, 1994, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
March 8, 1996

[logo]
---------------
Deloitte Touche
Tohmatsu
International
---------------

THE GREENS AT METROWEST APARTMENTS AND
BRIXWORTH-ATLANTA APARTMENTS

Combined Statement of Revenues and Certain Expenses
Year Ended December 15, 1994

Revenues:
  Rental income                                    $3,673,718
  Other                                                89,066
                                                   ----------

         Total revenues                             3,762,784
                                                   ----------


Certain expenses:
  Building operating expenses                         653,459
  Real estate taxes                                   405,440
  Management fees                                     303,801
                                                   ----------

         Total expenses                             1,362,700
                                                   ----------

Revenues in excess of certain expenses             $2,400,084
                                                   ==========


See notes to combined statement of revenues and certain expenses.

THE GREENS AT METROWEST APARTMENTS AND
BRIXWORTH-ATLANTA APARTMENTS


Notes to Combined Statement of Revenues and Certain Expenses
Year Ended December 15, 1994

1.  DESCRIPTION OF PROPERTIES

    The combined statement of revenues and certain expenses relates to the properties known as The Greens at Metrowest Apartments ("Metrowest") and Brixworth-Atlanta Apartments ("Brixworth") (collectively, the "Properties"). Metrowest and Brixworth were acquired on December 15, 1995 and December 28, 1995, respectively, by TIAA Real Estate Account (the "Account").

2.  BASIS OF PRESENTATION

    The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the year ended December 15, 1994 as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Properties have been excluded. Expenses excluded consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Properties.

3.  SIGNIFICANT ACCOUNTING POLICIES

    Rental Income - Rental income is recognized when due in accordance with the terms of the respective leases.

    Income Taxes - Based on provisions of the Internal Revenue Code, no federal income taxes are attributable to the net investment experience of the Account.

 . Building Operating Expenses - Expenses consist primarily of utilities, insurance, security and safety, cleaning and other rental expenses of the Properties.

[letterhead]

Deloitte &
Touche LLP [LOGO]     Two World Financial Center      Telephone: (212) 436-2000
                      New York, New York 10281-1414   Facsimile: (212) 436-5000

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees
Teachers Insurance and Annuity Association of America:

We have audited the combined statement of revenues and certain expenses of the properties known as The Millbrook Collection ("Millbrook") and The Lynnwood Collection Retail Centers ("Lynnwood") (collectively, the "Properties") for the year ended December 15, 1995. This financial statement is the responsibility of TIAA Real Estate Account's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of TIAA Real Estate Account) and as described in Note 2 is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined statement of revenues and certain expenses of the Properties as described in Note 2 for the year ended December 15, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
April 12, 1996

[logo]
---------------
Deloitte Touche
Tohmatsu
International
---------------

THE MILLBROOK COLLECTION AND
THE LYNNWOOD COLLECTION RETAIL CENTERS

Combined Statement of Revenues and Certain Expenses
Year Ended December 15, 1995


Revenues:
  Rental income                                       $1,403,947
  Other                                                  364,641
                                                      ----------

         Total revenues                                1,768,588
                                                      ----------


Certain expenses:
  Building operating expenses                            348,117
  Real estate taxes                                      146,537
  Management fees                                         79,539
                                                      ----------

         Total expenses                                  574,193
                                                      ----------

Revenues in excess of certain expenses                $1,194,395
                                                      ==========



See notes to combined statement of revenues and certain expenses.

THE MILLBROOK COLLECTION AND
THE LYNNWOOD COLLECTION RETAIL CENTERS


Notes to Combined Statement of Revenues and Certain Expenses
Year Ended December 15, 1995


1.  DESCRIPTION OF PROPERTIES

    The combined statement of revenues and certain expenses relates to the properties known as The Millbrook Collection ("Millbrook") and The Lynnwood Collection Retail Centers ("Lynnwood") (collectively, the "Properties"). Millbrook and Lynnwood, located in Raleigh, North Carolina, were acquired on March 29, 1996 by TIAA Real Estate Account (the "Account").

2.  BASIS OF PRESENTATION

    The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the year ended December 15, 1995 as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Properties have been excluded. Expenses excluded consist of depreciation, amortization, ground lease, and other costs not directly related to the future operations of the Properties.

3.  SIGNIFICANT ACCOUNTING POLICIES

    Rental Income - Rental income is recognized when due in accordance with the terms of the respective leases.

    Income Taxes - Based on provisions of the Internal Revenue Code, no federal income taxes are attributable to the net investment income of the Account.

    Building Operating Expenses - Expenses consist primarily of utilities, insurance, security and safety, cleaning and other rental expenses of the Properties.

4.  LEASES

    At December 15, 1995, future minimum base rentals to be received for fiscal years ending 1996 through 2000, and the aggregate amount thereafter, under noncancellable operating leases in effect are as follows:


    1996                                              $ 1,285,984
    1997                                                1,191,705
    1998                                                1,054,190
    1999                                                  905,454
    2000                                                  820,880
    Aggregate amount thereafter                         8,300,455
                                                      -----------
                                                      $13,558,668
                                                      ===========

    Rental income from one tenant, which operates a supermarket in each property, amounted to approximately 46% of the total rental income for the year ended December 15, 1995.

5.  MANAGEMENT FEES

    In accordance with the terms of the management agreement, the Properties pay a monthly management fee based on 5% of total monthly collections from the Properties' tenants. These monthly collections include base rent, common area maintenance, real estate taxes, insurance, and other miscellaneous income.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                    Condensed Unaudited Financial Statements

        (Condensed unaudited financial statements for 1995 and 1994 have been derived from audited financial statements which
                          are available upon request.)

TIAA Condensed Balance Sheets
(in thousands)

                                                                  JUNE 30,                DECEMBER 31,
ASSETS                                                              1996             1995           1994
------------------------------------------------------------------------------------------------------------
                                                                 (Unaudited)
Bonds..........................................................  $51,788,660     $48,835,831     $43,778,518
Mortgages......................................................   20,751,660      21,000,279      20,216,879
Real estate   .................................................    7,130,277       7,013,053       7,075,385
Stocks.........................................................      220,487         223,028         163,284
Other long-term investments....................................      438,000         476,804         383,816
Cash and short-term investments................................      774,132         713,051         431,446
Investment income due
 and accrued...................................................    1,165,018       1,118,708       1,073,386
Separate Account assets........................................      364,219         209,170          30,563
Other assets...................................................      274,140         204,689         194,557
                                                                 -----------     -----------     -----------

Total Assets...................................................  $82,906,593     $79,794,613     $73,347,834
                                                                 ===========     ===========     ===========

LIABILITIES
------------------------------------------------------------------------------------------------------------

Policy and contract reserves...................................  $73,230,209     $70,983,831     $65,656,735
Dividends declared for the
 following year................................................    1,639,977       1,493,744       1,382,681
Asset Valuation Reserve........................................    2,055,641       1,860,868       1,664,696
Interest Maintenance Reserve...................................      688,192         621,366         544,660
Separate Account liabilities...................................      257,814         106,512           5,293
Other liabilities..............................................      649,537         672,112         655,945
                                                                 -----------     -----------     -----------

Total Liabilities..............................................  $78,521,370     $75,738,433     $69,910,010
                                                                 -----------     -----------     -----------

CAPITAL & CONTINGENCY RESERVES
------------------------------------------------------------------------------------------------------------

Capital........................................................  $     2,500     $     2,500     $     2,500
                                                                 -----------     -----------     -----------
Contingency reserves:
  For group life insurance.....................................        8,248           7,762           6,822
  For investment losses,
   annuity and insurance
   mortality, and other risks..................................    4,374,475       4,045,918       3,428,502
                                                                 -----------     -----------     -----------
Total contingency reserves.....................................    4,382,723       4,053,680       3,435,324
                                                                 -----------     -----------     -----------

Total Capital and
 Contingency Reserves..........................................    4,385,223       4,056,180       3,437,824
                                                                 -----------     -----------     -----------

Total Liabilities, Capital
 and Contingency Reserves......................................  $82,906,593     $79,794,613     $73,347,834
                                                                 ===========     ===========     ===========

TIAA Condensed Statements of Operations and
Changes in Contingency Reserves
(in thousands)

                                                                    For the Six     For the Years Ended
                                                                    Months Ended         December 31,
INCOME                                                              June 30, 1996     1995         1994
-----------------------------------------------------------------------------------------------------------
                                                                    (Unaudited)

Insurance and annuity premiums
 and deposits...................................................... $1,401,839    $2,854,600    $ 2,785,546
Transfers from CREF, net...........................................     39,666       351,869        191,583
Annuity dividend additions.........................................  1,000,682     1,943,614      1,844,417
Net investment income..............................................  3,191,458     6,108,497      5,486,071
Supplementary contract
 considerations....................................................     99,409       150,976        105,000
                                                                    ----------    ----------    -----------

Total Income....................................................... $5,733,054   $11,409,556    $10,412,617
                                                                    ==========   ===========    ===========

DISTRIBUTION OF INCOME
-----------------------------------------------------------------------------------------------------------

Policy and contract benefits....................................... $  902,979    $1,718,597     $1,538,302
Dividends to policyholders and beneficiaries.......................  1,703,387     3,098,931      2,874,077
Increase in policy and
 contract reserves.................................................  2,415,795     5,329,040      5,043,786
Operating expenses.................................................    120,581       241,795        216,465
Net transfers to
 separate accounts.................................................    132,339        92,995          4,271
Federal income taxes...............................................      6,930         9,488          9,844
Other, net.........................................................      6,373        (4,380)        (2,972)
Increase in contingency
 reserves..........................................................    444,670       923,090        728,844
                                                                    ----------    ----------     ----------

Total Distribution
 of Income........................................................  $5,733,054   $11,409,556    $10,412,617
                                                                    ==========   ===========    ===========

CHANGES IN CONTINGENCY RESERVES
-----------------------------------------------------------------------------------------------------------

From operations................................................... $   444,670   $   923,090    $   728,844
Net realized capital gain (loss)
 on investments...................................................     177,678       (56,265)       (95,071)
Net unrealized capital gain
 on investments...................................................       9,672        52,706         38,907
Transfer to Interest
 Maintenance Reserve..............................................    (103,281)     (114,840)      (170,430)
Transfers from (to) the
 Asset Valuation Reserve:
  Required formula contribution...................................    (111,748)     (302,387)      (249,405)
  Net capital (gains) losses......................................     (83,025)      106,215        226,639
  Voluntary contribution..........................................        --            --         (193,508)
Increase in nonadmitted assets
 other than investments...........................................      (8,762)         (803)       (22,195)
Change in valuation basis of
 policy reserves..................................................        --            --            2,314
Other, net........................................................       3,839        10,640          1,522
                                                                    ----------   -----------     ----------
Net Change in Contingency
 Reserves.........................................................     329,043       618,356        267,617
Contingency reserves at
 beginning of year................................................   4,053,680     3,435,324      3,167,707
                                                                    ----------   -----------     ----------

Contingency Reserves
 at End of Period.................................................  $4,382,723    $4,053,680     $3,435,324
                                                                    ==========    ==========     ==========

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                           Supplemental Information to
                    Condensed Unaudited Financial Statements


Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of cost or market value. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned real estate subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net assets of the underlying entities. Policy loans are stated at outstanding principal amounts. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.

Additional Information:

                                                                  JUNE 30,               DECEMBER 31,
                                                                    1996             1995           1994
                                                                 ----------       ----------     ----------
                                                                 (Unaudited)
As a percentage of total bond investments:
  Below investment grade bonds ...................................   5%               5%              6%

As a percentage of total mortgage investments:
  Below investment grade mortgage loans ..........................   5%               4%              5%
  Total mortgage investments in California .......................  24%              24%             26%
  Total mortgage investments in office buildings .................  41%              41%             42%
  Total mortgage investments in shopping centers .................  31%              31%             31%

As a percentage of total real estate investments:
  Total real estate investments in Minnesota .....................  11%              12%             12%
  Total real estate investments in California ....................  12%              12%             12%
  Total real estate investments in office buildings ..............  64%              62%             60%

Asset Swap and Interest Rate Swap Contracts: TIAA enters into asset swap and interest rate swap contracts with counterparties. TIAA is exposed to the risk of default of such counterparties, although TIAA does not anticipate non-performance by the counterparties. At June 30, 1996, December 31, 1995 and December 31, 1994, TIAA had interest rate swap contracts with commercial banks related to $110,000,000, $110,000,000 and $105,000,000, respectively, par value of variable interest rate notes, and asset swap contracts outstanding related to $238,701,000, $245,462,000 and $115,211,000, respectively, of investments denominated in foreign currencies.

                                   APPENDIX A

                            DESCRIPTION OF PROPERTIES

MULTI-FAMILY RESIDENTIAL COMPLEXES

Monte Vista Apartments -- Littleton, Colorado
---------------------------------------------

         On June 21, 1996, the Account purchased the fee interest in Monte Vista Apartments, a luxury garden apartment complex located in Littleton, Colorado, for a purchase price of approximately $17.6 million. The property is not subject to a mortgage.

         Monte Vista Apartments was built in 1995, and is located on approximately 15.1 acres of land. The complex consists of 219 one- and two-bedroom units in 22 two-story buildings, with units containing such amenities as 9 foot ceilings, a gas fireplace and an attached garage. Building exteriors are brick and siding. There are 221 uncovered parking spaces in addition to the garages. Residents have use of an on-site clubhouse, a fully equipped exercise center and swimming pool. The complex is currently 95% occupied with monthly rents averaging $916.00 per unit. Rents are comparable with competitive complexes in the locality and are not subject to rent regulation. The Account will be responsible for the expenses of operating the property.

         Littleton is located 10 miles southwest of downtown Denver. Denver, the capital of Colorado, is the largest city in the seven-state Rocky Mountain region. The population of the Denver metropolitan area, which includes Littleton, has grown steadily during the past ten years and is expected to continue to expand into the near future.

Brixworth Apartments -- Atlanta, Georgia
----------------------------------------

         On December 28, 1995, the Account purchased the fee interest (i.e., ownership of underlying land and all buildings and other improvements on the land) in Brixworth Apartments, a first class garden apartment complex located in Atlanta, Georgia, for a purchase price of approximately $15.6 million. The property is not subject to a mortgage.

         Brixworth  Apartments was built in 1989 and is located on approximately
10.8 acres of land. The complex contains 271 one- and two-bedroom apartment units in 11 three story buildings, with each unit containing such amenities as a washer and dryer and a patio or balcony. Building exteriors are brick and wood. There are 420 parking spaces in the complex. Residents have use of an on-site clubhouse, which includes a fitness center and swimming pool. Brixworth Apartments is currently 97% occupied, and according to the Seller, has experienced between 93% and 97% occupancy over the prior five year period. Average monthly rents are $699 per unit. Rents are comparable with competitive communities and are not subject to rent regulation. The Account will be responsible for the expenses of operating the property.

         Brixworth Apartments is located in northeast Atlanta in DeKalb County, near several shopping facilities and employment centers. Atlanta has experienced positive population and employment growth over the last 15 years and serves as the financial and administrative center for the southeastern United States.

The Greens at Metrowest Apartments -- Orlando, Florida
------------------------------------------------------

         On December 15, 1995, the Account purchased the fee interest in The Greens at Metrowest, a luxury garden apartment complex located in Orlando, Florida, for a purchase price of approximately $12.5 million. The property is not subject to a mortgage.

         The Greens at Metrowest Apartments was built in 1990, and is located on approximately 16.7 acres of land. The complex consists of 200 one- and two-bedroom units in 27 two story buildings, with each unit containing such amenities as a washer and dryer, a screened porch, and, in many of the units, a fireplace and vaulted ceilings. Building exteriors are stucco with concrete tiled roofs. There are 402 parking spaces in the complex. Residents have use of an on-site clubhouse, which includes an exercise facility and swimming pool. The complex is currently 93% occupied, with monthly rents averaging $778 per unit. Rents are comparable with competitive complexes and are not subject to rent regulation. The Account will be responsible for the expenses of operating the property.

         The complex is located in the 1,800 acre master planned development of Metrowest which contains an 18 hole golf course. Its proximity to several major highways gives residents easy access to Orlando's major employment centers. Orlando has experienced strong population and employment growth during the last decade. While tourism and entertainment account for 40% of local jobs, the region's economy is diversifying by attracting "high-tech" industries and is growing in importance as a warehouse and distribution location.

OFFICE BUILDINGS

Southbank Business Park - Phoenix, Arizona
------------------------------------------

         On February 27, 1996, the Account purchased the fee interest in a 122,609 square foot office/service building in Phoenix, Arizona, for a purchase price of approximately $10.05 million. The property is not subject to a mortgage.

         The building, completed in 1995, is located on approximately 9.9 acres of land with 638 parking spaces. It is currently 100% occupied by four tenants in the service industry, with rents averaging $8.77 per square foot. None of the leases expire until the year 2000, when leases on 65% of the space expire; those leases together represent total annual rent payments of approximately $684,907. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants.

         The building is located within the Southbank Business Park adjacent to the Phoenix Airport and is easily accessible from either side of the Phoenix metropolitan area. Phoenix has experienced positive population and employment growth over the last 15 years. Over 29% of its employment base is comprised of employees in the service industry.

NEIGHBORHOOD SHOPPING CENTERS

River Oaks Shopping Center - Woodbridge, Virginia
-------------------------------------------------

         On July 12, 1996, the Account purchased, through a wholly-owned subsidiary, the fee interest in River Oaks Shopping Center, a 90,885 square foot neighborhood shopping center located in Woodbridge, Virginia, for a purchase price of approximately $13.0 million. The property is not subject to a mortgage.

         The center, built in 1995, is located on approximately 10.42 acres of land with space for 402 cars. It is currently 94% occupied and is anchored by a 64,885 square foot Giant supermarket, a regional supermarket chain. Rents, including a rent guarantee from the seller for the 6% of vacant space, average $14.15 per square foot. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. Over the next five years, leases on 17% of the center's space expire; those leases together represent total annual rent payments of $288,088 in the year of their expiration. The Giant lease expires in the year 2021.

         The center is located 25 miles south of Washington, D.C. in Prince William County. The Washington, D.C. metropolitan area has grown significantly since 1980, with a current population of approximately 4.5 million people. Woodbridge has been developing as a bedroom community for workers commuting to Washington, D.C. and to neighboring Fairfax County.

The Lynnwood Collection -- Raleigh, North Carolina
--------------------------------------------------

         On March 29, 1996, the Real Estate Account purchased the fee interest in The Lynnwood Collection, an 86,362 square foot neighborhood shopping center located in Raleigh, North Carolina, for a purchase price of approximately $6.5 million. The property is not subject to a mortgage.

         The center, which was built in 1988, is located on approximately 10.3 acres of land and has space for 426 cars. It is currently 98% occupied, and is anchored by a 52,337 square foot Kroger supermarket, a national supermarket chain. Rents average $12.72 per square foot. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. Over the next five years, leases on 35% of the center's space expire; those leases together represent total annual rent payments of $362,749 in the year of their expiration. The Kroger lease expires in the year 2015.

         The center is located in north Raleigh, the city's primary growth corridor. Raleigh is the capital of North Carolina and has experienced strong population growth. As part of what is referred to as the "Research Triangle," it has attracted major business and industries and has a large pool of highly educated workers.

The Millbrook Collection -- Raleigh, North Carolina
---------------------------------------------------

         On March 29, 1996, the Account purchased the fee interest in The Millbrook Collection, a 102,221 square foot neighborhood shopping center located in Raleigh, North Carolina, for a purchase price of approximately $6.7 million. The property is not subject to a mortgage.

         The center, which was built in 1988, is located on approximately 14.4 acres of land with space for 670 cars. The center is currently 93% occupied and is anchored by a 52,337 square foot Kroger supermarket. Rents average $10.84 per square foot. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. Over the next five years, leases on 30% of the center's space expire; those leases together represent total annual rent payments of $310,249 in the year of their expiration. The Kroger lease expires in the year 2015.

         The center is located within the city limits of Raleigh, North Carolina in a well-established neighborhood. The Raleigh area is discussed in the description of the Lynnwood Collection set forth above.

Plantation Grove Shopping Center -- Ocoee, Florida
--------------------------------------------------

         On December 28, 1995, the Account purchased the fee interest in Plantation Grove Shopping Center, a 73,655 square foot neighborhood shopping center located near Orlando, Florida, for a purchase price of approximately $7.3 million. The property is not subject to a mortgage.

         The center, built in 1995, is located on approximately 14 acres of land with space for 401 cars. It is currently 88% occupied and is anchored by a 47,955 square foot Publix supermarket, a regional supermarket chain. Rents, including a rent guarantee from the seller for the 12% of vacant space, average $10.00 per square foot. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. Over the next five years, leases on 16% of the center's space expire; those leases together represent total annual rent payments of $162,900 in the year of their expiration. The Publix lease expires in the year 2015.

         The Orlando, Florida area is discussed in the description of The Greens at Metrowest Apartments set forth immediately above.

INDUSTRIAL PROPERTIES

         On November 22, 1995, the Account purchased the fee interest in a warehouse property located near Minneapolis, Minnesota for a purchase price of approximately $4.1 million. Rents on the property, including a rent guarantee from the seller for the 20% of vacant space, average $3.80 per square foot. On December 22, 1995, the Account purchased leasehold interests (i.e., interests in the leases on the underlying land and ownership of the buildings and other improvements on the land) in two warehouse properties located in El Paso, Texas for an aggregate purchase price of approximately $4.4 million dollars. Rents on the properties average $2.71 per square foot, after payment of the ground rent. Although the terms vary under each lease, most of the expenses for operating each of the properties are either borne or reimbursed by the tenants. None of the properties are subject to a mortgage.

         Set forth below are further details relating to each facility:

                                                                                                          Lease
                                    Building          Year             Current           Major            Expira-
Property                            Size              Built            Occupancy         Tenants          tion Date
                                    (sq. ft.)
Fridley,
Minnesota
 Industrial Blvd.                   100,584           1995             80%              Packaging         2005
                                                                                        Materials,
                                                                                        Inc.

El Paso, Texas
 Butterfield warehouse               80,000           1980             100%             Rockwell          2000
 Zane Gray warehouse                103,600           1981             100%             D.J. Inc.         2003

                                   APPENDIX B

                               MANAGEMENT OF TIAA

                  The Trustees and principal executive officers of TIAA, and their principal occupations during the last five years, are as follows:

Trustees
--------

David Alexander, 64.
American Secretary, Rhodes Scholarship Trust, and Trustees' Professor, Pomona College. Formerly, President, Pomona College, until 1991.

Marcus Alexis, 64.
Board of Trustees, Professor of Economics and Professor of Management and Strategy, Northwestern University.

A. Howard Amon, Jr., 68.
Retired Vice President and Director of Real Estate, J. C. Penney, Inc.

Willard T. Carleton, 62.
Karl  L.  Eller   Professor   of  Finance,   College  of  Business   and  Public
Administration, University of Arizona.

Robert C. Clark, 52.
Dean and Royall Professor of Law, Harvard Law School, Harvard University.

Flora Mancuso Edwards, 51.
Of Counsel to the law firm of Dublirer, Haydon, Straci & Victor. Professor of English as a Second Language, Middlesex County College, since October 1995. Formerly, President, Middlesex County College until October 1995.

Estelle A. Fishbein, 62.
General Counsel of The Johns Hopkins University since 1975. Elected Vice President and General Counsel of the University, April 1991.

Frederick R. Ford, 60.
Executive Vice President and Treasurer, Purdue University.

Ruth Simms Hamilton, 59.
Professor, Department of Sociology and Urban Affairs Programs, and Director, African Diaspora Research Project, Michigan State University.

Dorothy Ann Kelly, O.S.U., 67.
President, College of New Rochelle.

Robert M. O'Neil, 62.
Professor of Law, University of Virginia and Director, The Thomas Jefferson Center for the Protection of Free Expression.

Leonard S. Simon, 59.
Chairman, President and Chief Executive Officer, RCSB Financial, Inc., since September 1995. Formerly, Chairman and Chief Executive Officer, The Rochester Community Savings Bank, from 1984 until September 1995.

Ronald L. Thompson, 47.
Chairman of the Board and Chief Executive Officer, Midwest Stamping Co. Formerly, Chairman of the Board and President, The GR Group, until 1993.

Paul R. Tregurtha, 61.
Chairman, Chief Executive, and Director, Mormac Marine Group, Inc.; Vice Chairman and Director, The Interlake Steamship Company; Chairman and Director, Moran Transportation Company; and Chairman, MAC Acquisitions, Inc.

Charles J. Urstadt, 67.
Chairman and President, HRE Properties (a real estate investment trust).

William H. Waltrip, 59.
Chairman and Chief Executive Officer, Bausch & Lomb Inc., since January 1996. Chairman and Chief Executive Officer, Technology Solutions Company, since 1993. Formerly, Chairman and Chief Executive Officer, Biggers Brothers, Inc., and Vice Chairman, Unifax, from 1991 until 1993.

Rosalie J. Wolf, 55.
Treasurer and Chief Investment Officer, The Rockefeller Foundation. Formerly, Managing Director, Bankers Trust Company, from 1989 to 1993.

Officer-Trustees
----------------

John H. Biggs, 60.
Chairman and Chief Executive Officer, TIAA and CREF, since 1993. Formerly, President and Chief Operating Officer, TIAA and CREF.

Thomas W. Jones, 47.
Vice Chairman, TIAA and CREF, since 1995. President and Chief Operating Officer, TIAA and CREF, since 1993. Formerly, Executive Vice President, Finance and Planning, TIAA and CREF.

Martin L. Leibowitz, 60.
Vice Chairman and Chief Investment Officer, TIAA and CREF, since November 1995. Executive Vice President, TIAA and CREF, from June 1995 to November 1995. Formerly, Managing Director -- Director of Research and member of the Executive Committee, Salomon Brothers, Inc.

Other Officers
--------------

Richard L. Gibbs, 49.
Executive Vice President, TIAA and CREF, since 1993, and Vice President, TIAA-CREF Investment Management, Inc. ("Investment Management") and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), since 1992;

Executive Vice President, Teachers Advisors, ("Advisors") since 1995. Formerly, Vice President, Finance, TIAA and CREF.

Albert J. Wilson, 64.
Vice  President and Chief Counsel,  Corporate  Secretary,  TIAA and CREF,  since
1991.

Richard J. Adamski, 53.
Vice President and Treasurer, TIAA and CREF, since March 1991; Vice President and Treasurer, Investment Management and Services, since 1992; Vice President and Treasurer, Teachers Personal Investors Services, Inc. and Advisors, since 1994.

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM 13.  Other Expenses Of Issuance And Distribution.
          -------------------------------------------
          SEC Registration Fees                                $ 303,030.31
          Costs of printing and
            engraving                                            400,000.00*
          Legal fees                                               2,500.00*
          Accounting fees                                          5,000.00*

                TOTAL                                          $ 710,530.31*

          ----------
          * - Approximate

ITEM 14.  Indemnification Of Directors And Officers.
          ------------------------------------------

                  Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.


ITEM 15.  Recent Sales Of Unregistered Securities.
          ----------------------------------------

                  On July 3, 1995, the Account issued 1,000,000 accumulation units to TIAA, at $100 per unit, in consideration of TIAA's $100,000,000 seed money investment. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 16.  Exhibits And Financial Statement Schedules.
          -------------------------------------------

(a)  Exhibits
     --------

         (1) Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc. (as amended)*

         (3)    (A)     Charter of TIAA (as amended)*

                (B)     Bylaws of TIAA (as amended)**

         (4)    (A)     Forms of RA, GRA, GSRA, SRA, and IRA Real Estate Account
                        Contract Endorsements*

                (B)     Forms of Income-Paying Contracts*

         (5)    Opinion and Consent of Charles H. Stamm, Esquire

         (10)   (A)     Independent  Fiduciary  Agreement by and among TIAA, the
                        Registrant, and Institutional Property Consultants, Inc.
                        (as amended)

                (B) Custodial Services Agreement by and between TIAA and Morgan Guaranty Trust Company of New York with respect to the Real Estate Account*

         (23)   (A)     Opinion and Consent of Charles H. Stamm,  Esquire (filed
                        as Exhibit 5)

                (B)     Consent of Sutherland, Asbill & Brennan, L.L.P.

                (C)     Consent of Deloitte & Touche LLP

         (27)   (A)     Financial   Data  Schedule  of  the  Account's   Interim
                        Financial Statements for the period ended June 30, 1996

                (B) Financial Data Schedule of the Account's Financial Statements for the year ended December 31, 1995

----------
* - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

** - Previously filed and incorporated herein by reference to the Account's Form 10-Q Quarterly Report for the quarter ended June 30, 1996 (File No. 33-92990).

(b)    Financial Statement Schedules
       -----------------------------

                  Schedule III -- Real Estate Owned

                  All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.

ITEM 17.  Undertakings.
          -------------

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To provide the full financial statements of TIAA promptly upon written or oral request.

                  Following are the full audited financial statements of TIAA.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

AUDITED FINANCIAL STATEMENTS - December 31, 1995:

Report of Management Responsibility ...................................... II-5

Report of Independent Auditors ........................................... II-6

Balance Sheets ........................................................... II-7

Statements of Operations ................................................. II-8

Statements of Changes in Contingency Reserves ............................ II-9

Statements of Cash Flows ................................................. II-10

Notes to Financial Statements ............................................ II-11


UNAUDITED INTERIM FINANCIAL STATEMENTS - June 30, 1996:

Balance Sheet ............................................................ II-29

Statement of Operations
  and Changes in Contingency Reserves .................................... II-30

Statement of Cash Flows .................................................. II-31

Notes to Unaudited Interim Financial Statements .......................... II-32

[TIAA Logo]
--------------------------------------------------------------------------------
                     REPORT OF MANAGEMENT RESPONSIBILITY

To the Policyholders of
 Teachers Insurance and Annuity
 Association of America:

The accompanying financial statements of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of management. They have been prepared on the basis of statutory accounting policies prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such policies.

TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, and the internal Auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The accompanying financial statements of TIAA have been audited by the independent auditing firm of Deloitte & Touche LLP. The independent auditors' report, which appears on the following page, expresses an independent opinion on the fairness of presentation of these financial statements.

The Audit Committee of the TIAA Board of Trustees, consisting of trustees who are not officers of TIAA, meets regularly with management, representatives of Deloitte & Touche LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the TIAA financial statements, the New York State Insurance Department and other state insurance departments regularly examine the financial statements of TIAA as part of their periodic corporate examinations.

                                                         /s/John H. Biggs
                                                   ----------------------------
                                                           Chairman and
                                                      Chief Executive Officer


                                                        /s/Thomas W. Jones
                                                  ------------------------------
                                                  Vice Chairman, President and
                                                     Chief Operating Officer


                                                      /s/Richard L. Gibbs
                                                 -------------------------------
                                                  Executive Vice President and
                                                  Principal Accounting Officer

[letterhead]
Deloitte &
Touche LLP [LOGO]   Two World Financial Center         Telephone: (212) 436-2000
                    New York, New York 10281-1414      Facsimile: (212) 436-5000


                        REPORT OF INDEPENDENT AUDITORS


To the Board of Trustees of
 Teachers Insurance and Annuity
 Association of America:

We have audited the accompanying balance sheets of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1995 and 1994 and the related statements of operations, changes in contingency reserves, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of TIAA at December 31, 1995 and 1994 and the results of its operations, changes in its contingency reserves, and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with accounting policies prescribed or permitted by the New York State Insurance Department, which practices, as to TIAA, also represent generally accepted accounting principles.

/s/Deloitte Touche LLP


March 12, 1996


[logo]
---------------
Deloitte Touche
Tohmatsu
International
---------------
                                     II - 6

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                                 BALANCE SHEETS

                                                                       December 31,
                                                            ---------------------------------
                                                                  1995              1994
                                                            ---------------   ---------------
ASSETS
Bonds...................................................... $48,835,831,058   $43,778,517,616
Mortgages..................................................  21,000,279,330    20,216,879,404
Real Estate................................................   7,013,052,678     7,075,384,687
Stocks.....................................................     223,028,483       163,284,129
Other long-term investments................................     476,803,951       383,815,668
Cash and short-term investments............................     713,051,046       431,445,982
Investment income due and accrued..........................   1,118,707,821     1,073,386,018
Separate Account assets....................................     209,170,183        30,563,247
Other assets...............................................     204,688,878       194,557,100
                                                            ---------------   ---------------
                                               TOTAL ASSETS $79,794,613,428   $73,347,833,851
                                                            ===============   ===============
LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves............................... $70,983,830,958   $65,656,734,942
Dividends declared for the following year..................   1,493,744,768     1,382,680,655
Asset Valuation Reserve....................................   1,860,867,891     1,664,695,698
Interest Maintenance Reserve...............................     621,365,961       544,660,224
Separate Account liabilities...............................     106,511,880         5,292,647
Other liabilities..........................................     672,112,096       655,945,669
                                                            ---------------   ---------------
                                          Total Liabilities  75,738,433,554    69,910,009,835
                                                            ---------------   ---------------
Capital: 2,500 shares of $1,000 par value common stock
  issued and outstanding...................................       2,500,000         2,500,000
                                                            ---------------   ---------------
Contingency reserves:
 For group life insurance..................................       7,761,722         6,821,939
 For investment losses, annuity and insurance mortality,
   and other risks.........................................   4,045,918,152     3,428,502,077
                                                            ---------------   ---------------
                                 Total Contingency Reserves   4,053,679,874     3,435,324,016
                                                            ---------------   ---------------
                     Total Capital and Contingency Reserves   4,056,179,874     3,437,824,016
                                                            ---------------   ---------------
        TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES $79,794,613,428   $73,347,833,851
                                                            ===============   ===============

                       See notes to financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                            STATEMENTS OF OPERATIONS

                                                  For the Years Ended December 31,
                                        ---------------------------------------------------
                                              1995              1994              1993
                                        ---------------   ---------------   ---------------
INCOME
Insurance and annuity premiums
  and deposits......................... $ 2,854,599,816   $ 2,785,546,486   $ 2,677,251,204
Transfers from CREF, net...............     351,869,029       191,582,916       247,849,674
Annuity dividend additions.............   1,943,614,354     1,844,416,805     1,961,603,015
Net investment income..................   6,108,496,984     5,486,071,238     5,164,006,195
Supplementary contract considerations..     150,975,982       104,999,526        94,618,702
                                        ---------------   ---------------   ---------------
                           TOTAL INCOME $11,409,556,165   $10,412,616,971   $10,145,328,790
                                        ===============   ===============   ===============
DISTRIBUTION OF INCOME
Policy and contract benefits........... $ 1,718,596,923   $ 1,538,301,850   $ 1,334,612,551
Dividends..............................   3,098,930,945     2,874,077,216     2,928,108,945
Increase in policy and contract
  reserves.............................   5,329,040,178     5,043,786,384     5,167,901,788
Operating expenses.....................     241,795,245       216,465,411       192,124,351
Transfers to Separate Accounts, net....      92,995,463         4,270,646
Federal income taxes...................       9,487,967         9,843,630        10,482,862
Other, net.............................      (4,380,395)       (2,972,008)          525,332
Increase in contingency reserves
  from operations......................     923,089,839       728,843,842       511,572,961
                                        ---------------   ---------------   ---------------
           TOTAL DISTRIBUTION OF INCOME $11,409,556,165   $10,412,616,971   $10,145,328,790
                                        ===============   ===============   ===============


                       See notes to financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                  STATEMENTS OF CHANGES IN CONTINGENCY RESERVES

                                                               For the Years Ended December 31,
                                                       ------------------------------------------------
                                                            1995             1994             1993
                                                       --------------   --------------   --------------
CHANGES IN CONTINGENCY RESERVES:
From operations.....................................   $  923,089,839   $  728,843,842   $  511,572,961
Net realized capital loss on investments............      (56,264,893)     (95,070,954)     (36,426,429)
Net unrealized capital gain (loss) on investments...       52,706,109       38,906,936      (40,018,527)
Transfer to the Interest Maintenance Reserve........     (114,840,183)    (170,430,156)    (181,606,193)
Transfers from (to) the Asset Valuation Reserve:
 Required formula contribution......................     (302,387,557)    (249,405,235)    (344,323,583)
 Net capital losses absorbed........................      106,215,365      226,638,932      255,224,945
 Voluntary contribution.............................                      (193,508,281)    (207,828,000)
Increase in non-admitted assets other than
  investments.......................................         (802,629)     (22,194,906)     (18,153,629)
Change in valuation basis of policy reserves........                         2,314,689       (1,224,324)
Other, net..........................................       10,639,807        1,522,064
                                                       --------------   --------------   --------------
                  NET CHANGE IN CONTINGENCY RESERVES      618,355,858      267,616,931      (62,782,779)
           CONTINGENCY RESERVES AT BEGINNING OF YEAR    3,435,324,016    3,167,707,085    3,230,489,864
                                                       --------------   --------------   --------------
                 CONTINGENCY RESERVES AT END OF YEAR   $4,053,679,874   $3,435,324,016   $3,167,707,085
                                                       ==============   ==============   ==============



                       See notes to financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                            STATEMENTS OF CASH FLOWS

                                                           For the Years Ended December 31,
                                               -------------------------------------------------------
                                                     1995               1994                1993
                                               ---------------     ---------------     ---------------
CASH PROVIDED
By operating activities:
 Insurance and annuity premiums, deposits
  and considerations.......................    $ 2,999,426,179     $ 2,886,724,538     $ 2,766,077,897
 Transfers from CREF, net..................        351,869,029         191,582,916         247,849,674
 Annuity dividend additions................      1,943,614,354       1,844,416,805       1,961,603,015
 Investment income, net....................      5,998,015,040       5,372,299,141       5,219,656,004
                                               ---------------     ---------------     ---------------
                             Total Receipts     11,292,924,602      10,295,023,400      10,195,186,590
                                               ---------------     ---------------     ---------------
 Policy and contract benefits..............      1,715,727,236       1,500,323,250       1,312,182,472
 Dividends.................................      2,987,866,832       2,819,852,489       2,879,831,053
 Operating expenses........................        240,323,235         214,008,001         192,147,540
 Federal income taxes......................          8,510,881          10,114,286           8,014,769
 Transfers to Separate Accounts, net.......        159,017,898          29,164,199
 Other, net................................          6,823,917           6,798,405         (45,847,231)
                                               ---------------     ---------------     ---------------
                        Total Disbursements      5,118,269,999       4,580,260,630       4,346,328,603
                                               ---------------     ---------------     ---------------
      Cash Provided by Operating Activities      6,174,654,603       5,714,762,770       5,848,857,987
                                               ---------------     ---------------     ---------------
By investing activities:
 Sales and redemptions of bonds and stocks.      3,863,412,778       3,810,787,301       6,413,280,415
 Repayment of mortgage principal...........      1,166,625,456       1,684,113,871       1,639,165,691
 Sales of real estate......................      1,084,222,765       1,610,589,922       1,078,327,249
 Other, net................................        135,661,132         243,837,007          87,362,080
                                               ---------------     ---------------     ---------------
      Cash Provided By Investing Activities      6,249,922,131       7,349,328,101       9,218,135,435
                                               ---------------     ---------------     ---------------
                        TOTAL CASH PROVIDED     12,424,576,734      13,064,090,871      15,066,993,422
                                               ---------------     ---------------     ---------------
DISBURSEMENTS FOR NEW INVESTMENTS
Investments acquired:
 Bonds and stocks..........................      8,696,169,089      10,084,139,605      11,826,791,371
 Mortgages.................................      2,352,232,441       2,217,021,154       1,043,674,867
 Real Estate...............................        866,388,613       1,495,492,478       1,319,927,724
 Other, net................................        228,181,527         352,457,763          60,550,529
                                               ---------------     ---------------     ---------------
                    TOTAL DISBURSEMENTS FOR
                            NEW INVESTMENTS     12,142,971,670      14,149,111,000      14,250,944,491
                                               ---------------     ---------------     ---------------
            INCREASE (DECREASE) IN CASH AND
                     SHORT-TERM INVESTMENTS        281,605,064      (1,085,020,129)        816,048,931
            CASH AND SHORT-TERM INVESTMENTS
                       AT BEGINNING OF YEAR        431,445,982       1,516,466,111         700,417,180
                                               ---------------     ---------------     ---------------
            CASH AND SHORT-TERM INVESTMENTS
                             AT END OF YEAR    $   713,051,046     $   431,445,982     $ 1,516,466,111
                                               ===============     ===============     ===============


                       See notes to financial statements.

            TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                        NOTES TO FINANCIAL STATEMENTS

Note 1--Organization

Teachers Insurance and Annuity Association of America ("TIAA") was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. TIAA was formed by the Carnegie Foundation for the Advancement of Teaching for the express purpose of aiding and strengthening nonprofit educational and research organizations by providing retirement and insurance benefits for their faculties and other staff members, and by counseling these organizations and their employees on benefit plans and other measures of economic security. All of the outstanding common stock of TIAA is collectively held by the TIAA Board of Overseers, a nonprofit corporation created solely for the purpose of holding the stock of TIAA.

Note 2--Significant Accounting Policies

TIAA's financial statements have been prepared on the basis of accounting policies prescribed or permitted by the New York State Insurance Department ("Department"), which policies, hereinafter referred to as statutory accounting policies, as to TIAA, also represent generally accepted accounting principles. (Refer to the separate sections, entitled "Permitted Statutory Accounting Policies" and "Generally Accepted Accounting Principles", within this note.) The preparation of TIAA's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The following is a summary of the significant accounting policies consistently followed by TIAA.

Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned real estate subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net assets of the underlying entities. Policy loans are stated at outstanding principal amounts. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.

Accounting for Investments: Investment transactions are accounted for as of the date the investments are purchased or sold (trade date) for publicly traded common stocks and as of the date the investment transactions are settled (settlement date) for all other investments. Realized capital gains and losses on investment transactions are accounted for under the specific identification method.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and asset swap contracts are valued in U.S. dollars, based on the exchange rate at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in a foreign currency are adjusted to reflect the exchange

            TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA rate at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions, and those due to translation adjustments, are not separately reported and are reflected in realized and unrealized capital gains and losses, respectively.

Securities Lending: TIAA has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral, generally at least equal to 102% of the market value of the securities loaned. When securities are loaned, TIAA receives additional income on the collateral and continues to receive income on the securities loaned. The collateral liability is netted against the short-term investments in which the cash collateral is invested and such short-term investments and the equivalent liability are not reflected in the balance sheet caption, "Cash and short-term investments". TIAA may bear the risk of delay in recovery of, or loss of rights in, the securities loaned should a borrower of securities fail to meet contractual obligations.

Asset Swap Contracts: TIAA enters into asset swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Asset swap contracts incorporate a series of swap transactions which result in the exchange of TIAA's fixed and variable foreign currency cash flows into fixed amounts of U.S. dollar cash flows. Asset swap contracts are entered into directly with a counterparty and TIAA is exposed to the risk of default of such counterparty, although TIAA does not anticipate non-performance by any of the counterparties. The maximum potential loss from such risk is equal to the change in the value of the asset swap during the term of the contract. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts with qualified commercial banks to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. TIAA also enters into interest rate swap contracts to swap the cash flows on certain fixed interest rate bonds into variable interest rate cash flows in connection with certain adjustable rate products. These contracts subject TIAA to credit risk should the counterparties not perform according to the terms of the contracts. However, the maximum potential loss from such credit risk is much smaller than the par value of the related notes and TIAA does not anticipate non-performance by any of the counterparties. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties. Payments received and payments made under interest rate swap contracts are reflected in net investment income.

Covered Call Options Written: TIAA writes covered call options on selected bonds as part of TIAA's asset and liability management program for certain adjustable rate products. When an option is written, an amount equal to the premium received is recorded as a liability. Premiums received on options which expire are recorded as realized capital gains. Premiums received from writing options which are exercised are added to the proceeds from the sale of the underlying bond in recognizing the net realized capital gain or loss on the disposition. In writing

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA options, it is assumed that the option may be exercised at any time prior to the expiration of TIAA's obligation as a writer, and that in such circumstances the net proceeds of the sale of the underlying bond pursuant to the call option may be below the prevailing market value.

Investment Income Due and Accrued: Investment income due and accrued excludes non-admitted amounts of approximately $311,279,000 and $341,199,000 at December 31, 1995 and 1994, respectively.

Non-Admitted Assets Other than Investments: Certain non-investment assets, such as furniture and fixtures and various receivables, are designated as non-admitted assets by the Department and, as such, cannot be included in life insurance company balance sheets filed with the Department. Such non-admitted assets approximated $174,603,000 at December 31, 1995 and $173,867,000 at December 31, 1994.

Policy and Contract Reserves: TIAA offers a range of group and individual retirement annuities and group and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department. Reserves are stated at account balances for annuities in the accumulation phase, at the present value of all future guaranteed benefits for annuities in the payout phase and, for insurance policies, are computed in accordance with standard actuarial formulas. The reserves established utilize assumptions for interest (at an average rate of approximately 3%), mortality and other risks insured. Such reserves establish a sufficient provision for all contractual benefits guaranteed under policy and contract provisions.

Dividends Declared for the Following Year: Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA Board of Trustees ("Board") in November of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are generally declared by the Board in February of each year and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Asset Valuation Reserve: The Asset Valuation Reserve ("AVR"), which covers all invested asset classes, is an explicit liability reserve required by the National Association of Insurance Commissioners ("NAIC") and is intended to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate and other invested assets. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Formula calculations determine the required contribution amounts for each component. Insurance companies may also make voluntary contributions to any component as long as the resulting ending balance does not exceed the computed maximum reserve for that component. TIAA makes voluntary contributions to the mortgage and real estate reserves of the AVR as necessary to keep the reserve balances at least equal to the aggregate differences between carrying value and the most recent valuation for mortgage and real estate investments under valuation review. Contributions to the AVR are reported as transfers from Contingency Reserves.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Interest Maintenance Reserve: The Interest Maintenance Reserve ("IMR") is a liability reserve required by the NAIC which accumulates realized capital gains and losses resulting from interest rate fluctuations. Such capital gains and losses are amortized out of the IMR as an adjustment to net investment income over the remaining lives of the assets sold.

Contingency Reserves: By Charter, TIAA operates without profit to the corporation or its sole shareholder, the TIAA Board of Overseers. As a result, all contingency reserves are held solely for the benefit of TIAA's policyholders.

Income and Expenses: Premiums, investment income and expenses are reported as incurred.

Federal Income Taxes: TIAA is a nonprofit educational organization exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code. However, any nonpension related income is subject to federal income taxation as unrelated business income. The federal income tax provision in the accompanying statements of operations is based on taxes actually paid or anticipated to be paid with the tax return filing.

Separate Accounts: The balance sheet captions for Separate Account assets and liabilities (which include participant account values) are stated at market value. The Separate Accounts' operating results are reflected in the changes to these assets and liabilities.

TIAA Separate Account VA-1 ("VA-1") is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Securities and Exchange Commission ("Commission") effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account ("SIA"), which invests in a diversified portfolio of equity securities selected to track the overall United States stock market.

SIA was established on October 3, 1994 with a $25,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units of SIA and such units share in the pro rata investment experience of SIA and are subject to the same valuation procedures and expense deductions as all other Accumulation Units in SIA. On November 14, 1994, TIAA began to offer Accumulation Units of SIA to participants other than TIAA. At December 31, 1995 and 1994, the number of units retained by TIAA in SIA were 2,685 and 1,000,000 with a total value of approximately $92,000 and $25,271,000, respectively.

The TIAA Real Estate Account ("REA") is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA will ultimately invest primarily in real estate and real estate-related investments (70% to 80% of total REA assets) as well as publicly-traded securities to maintain adequate liquidity.

REA was established on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units of REA and such units share in the pro rata investment experience of REA and

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 2--Significant Accounting Policies--(Continued)

are subject to the same valuation procedures and expense deductions as all other Accumulation Units in REA. On October 2, 1995, TIAA began to offer Accumulation Units of REA to participants other than TIAA. At December 31, 1995 the number of units retained by TIAA in REA remained at 1,000,000 with a total value of approximately $102,566,000.

Permitted Statutory Accounting Policies: Statutory accounting policies prescribed by the Department include accounting practices reflected in New York State Insurance Laws and Regulations as well as in NAIC publications. Permitted statutory accounting policies encompass all accounting practices which are allowed by the Department but have not been prescribed. TIAA does not utilize any statutory accounting practices which depart from prescribed statutory accounting practices; however, TIAA does follow certain permitted statutory accounting practices. The following permitted statutory accounting policies have been approved by the Department: inclusion of real estate subsidiaries and real estate limited partnerships in the Real Estate caption in the accompanying balance sheets; determination of permanent impairments; and netting of securities lending collateral against short-term investments.

The NAIC issued prescribed accounting requirements for loan-backed securities, including collateralized mortgage obligations ("CMO's"), in 1993. The new accounting requirements stipulated that loan-backed securities should be accounted for using the interest method. Under the interest method, actual and anticipated cash flows of a security are utilized to determine the carrying value of that security. TIAA elected the prospective method for determining yields and carrying values for interest-only CMO's and the retrospective method for all other CMO's.

Certain provisions of these statutory accounting policies were required to be implemented in 1994; the remaining provisions were required for 1995. TIAA implemented the required provisions of the new accounting policies in 1994 and also adopted the provisions in 1994 for TIAA's public market CMO portfolio. This early adoption for public market CMO's represented a permitted accounting practice which was also approved by the Department. The required provisions of the new accounting policies for TIAA's private market CMO portfolio were implemented in 1995. The effect of this change in accounting in 1995 and 1994 was to increase contingency reserves by approximately $11 million and $50 million, respectively.

Generally Accepted Accounting Principles: The Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 40, entitled "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises" ("Interpretation"), in April 1993. The Interpretation clarifies that financial statements that are intended to be in conformity with generally accepted accounting principles should follow all authoritative accounting pronouncements except to the extent that a pronouncement explicitly exempts a particular type of enterprise or that enterprise does not have the transaction, event, or circumstance addressed in the pronouncement. The Interpretation, as amended, is effective for financial statements issued for fiscal years beginning after December 15, 1995.

The effect of the Interpretation will be that TIAA (and mutual life insurance and other enterprises) will not be permitted to refer to financial statements prepared in accordance with statutory accounting practices as having

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 2--Significant Accounting Policies--(Concluded)

been prepared in accordance with generally accepted accounting principles ("GAAP") beginning in 1996. If TIAA elects to prepare GAAP financial statements, the effect of initially applying the Interpretation will be reported retroactively through restatement of all financial statements presented for comparative purposes, with the cumulative effect of adopting the Interpretation included in the earliest year restated. TIAA has analyzed those requirements of GAAP which differ from statutory accounting practices and is in the process of quantifying the effects of the potential application of the Interpretation on its financial statements.

Reclassifications: Certain amounts in the 1994 financial statements have been reclassified to conform with the 1995 presentation.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3--Investments

Securities Investments: At December 31, 1995 and 1994, the carrying values (balance sheet amounts) and estimated market values of long-term bond investments, and gross unrealized gains and losses with respect to such market values, are shown below:

                                                        Gross           Gross
                                      Carrying       Unrealized      Unrealized       Estimated
December 31, 1995                       Value           Gains          Losses       Market Value
--------------------------------     ------------    ------------    ------------   -------------
U.S. Treasury securities and
  obligations of U.S. government
  agencies and corporations      $   805,105,863  $  195,202,463                  $ 1,000,308,326
Debt securities issued by
  foreign governments              1,456,997,622     226,995,685    $  1,494,536    1,682,498,771
Corporate securities              28,094,698,003   2,942,081,089      78,607,386   30,958,171,706
Mortgage-backed securities        15,163,886,154   1,547,907,663      45,110,081   16,666,683,736
Asset-backed securities            3,315,143,416     317,275,533       4,448,112    3,627,970,837
                                 ---------------  --------------    ------------  ---------------
    Total                        $48,835,831,058  $5,229,462,433    $129,660,115  $53,935,633,376
                                 ===============  ==============    ============  ===============

                                                        Gross           Gross
                                      Carrying       Unrealized      Unrealized       Estimated
December 31, 1994                       Value           Gains          Losses       Market Value
--------------------------------     ------------    ------------    ------------   -------------
U.S. Treasury securities and
  obligations of U.S. government
  agencies and corporations      $   867,096,984    $  4,361,537  $  170,252,620  $   701,205,901
Debt securities issued by
  foreign governments              1,468,763,896      25,553,121      92,875,437    1,401,441,580
Corporate securities              27,531,583,866     590,403,140   1,340,430,128   26,781,556,878
Mortgage-backed securities        11,307,671,148     302,144,903   1,064,037,897   10,545,778,154
Asset-backed securities            2,603,401,722      31,766,572     179,575,622    2,455,592,672
                                 ---------------    ------------  --------------  ---------------
    Total                        $43,778,517,616    $954,229,273  $2,847,171,704  $41,885,575,185
                                 ===============    ============  ==============  ===============

At December 31, 1995 and 1994, approximately 94.9% and 94.3%, respectively, of the long-term bond portfolio was comprised of investment grade securities. At December 31, 1995, outstanding forward commitments for future long-term bond investments approximated $1,281,939,000. It is estimated that $1,275,173,000 will be disbursed in 1996 and $6,766,000 in later years. The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers. Debt securities amounting to approximately $237,943,000 and $210,889,000 at December 31, 1995 and 1994, respectively, were on deposit with governmental authorities or trustees as required by law.

The carrying values and estimated market values of long-term bond investments at December 31, 1995, by contractual maturity, are shown below:

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3--Investments--(Continued)

                                           Carrying        Estimated
                                             Value       Market Value
                                          ------------   -------------
Due in one year or less               $   429,714,344  $   433,016,648
Due after one year through five years 3,546,510,594 3,816,740,001 Due after five years through ten
  years                                11,965,866,370   12,939,511,409
Due after ten years                    14,414,710,180   16,451,710,745
                                      ---------------  ---------------
    Subtotal                           30,356,801,488   33,640,978,803
Mortgage-backed securities             15,163,886,154   16,666,683,736
Asset-backed securities                 3,315,143,416    3,627,970,837
                                      ---------------  ---------------
    Total                             $48,835,831,058  $53,935,633,376
                                      ===============  ===============

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, although prepayment premiums may be applicable.

At December 31, 1995 and 1994, the carrying values of long-term bond investments were diversified by industry classification as follows:

                                  1995     1994
                                  -----   ------
Mortgage-backed securities        31.1%    25.8%
Public utilities                  15.5     18.3
Manufacturing                     14.0     15.0
Finance and financial
  services                         8.8      9.7
Asset-backed securities            6.8      6.0
Government                         5.7      5.5
Retail and wholesale trade         5.1      5.1
Communications                     4.3      5.6
Oil and gas                        3.9      4.2
Other                              4.8      4.8
                                 -----    ------
    Total                        100.0%   100.0%
                                 =====    ======

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3--Investments--(Continued)

The approximate carrying values and market values of debt securities loaned and the cash collateral received in connection therewith were as follows:

                      Carrying        Market          Cash
                       Value          Value        Collateral
                     -----------    -----------   -------------
December 31,
  1995           $1,345,534,000 $1,410,965,000   $1,482,603,000
December 31,
  1994           $1,036,779,000 $  957,529,000   $  993,763,000


At December 31, 1995 and 1994, TIAA had interest rate swap contracts with commercial banks related to $110,000,000 and $105,000,000, respectively, par value of bonds. At December 31, 1995 and 1994, TIAA had asset swap contracts outstanding related to $245,462,000 and $115,211,000, respectively, of investments denominated in foreign currencies. The net change in unrealized losses on such asset swap contracts were approximately $(1,099,000) and $(7,635,000) for the years ended December 31, 1995 and 1994, respectively. During 1995, TIAA wrote two covered call options related to $13,500,000 par value of bonds and received premiums of approximately $142,000. The options were exercised and the premiums were recorded as additional proceeds on the dispositions. There were no outstanding covered call options at December 31, 1995.

Mortgage Loan and Real Estate Investments: TIAA makes mortgage loans, principally collateralized by commercial real estate, and direct investments in real estate. TIAA's mortgage underwriting standards generally limit mortgage investments to first mortgage liens on completed income-producing properties for which the loan-to-value ratio at the time of closing generally ranges between 65% and 75%. Current real estate market conditions in certain regions of the country are characterized by above-normal but improving vacancy rates and reduced but stabilizing real estate values. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the collectability of mortgage loans and the realizability of real estate investments. This system is utilized to identify and quantify any permanent impairments in value and to determine the appropriate level of mortgage and real estate reserves in the AVR.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3--Investments--(Continued)

At December 31, 1995 and 1994, the carrying values of mortgage loan investments were diversified by property type and geographic region as follows:

Property Type                           1995     1994
-------------                           -----   -------
Office buildings                        41.1%     41.6%
Shopping centers                        30.6      31.1
Mixed-use projects                       9.9      10.4
Apartments                               8.1       6.2
Hotels                                   4.6       4.7
Industrial buildings                     3.9       4.1
Other                                    1.8       1.9
                                       -----     ------
    Total                              100.0%    100.0%
                                       =====     ======
Geographic Region
-----------------
West                                    29.2%     30.1%
Northeast                               23.1      22.7
Midwest                                 20.4      20.3
Southeast                               17.1      17.5
Southwest/Plains                        10.2       9.4
                                       -----     ------
    Total                              100.0%    100.0%
                                       =====     ======

At December 31, 1995 and 1994, approximately 24% and 26%, respectively, of the mortgage portfolio was invested in California and is included in the West region shown above.

At December 31, 1995, the contractual maturity schedule of mortgage loans is shown below:

                                               Carrying
                                                Value
                                            -------------
Due in one year or less                    $ 1,628,678,100
Due after one year through five years        4,111,058,868
Due after five years through ten years       7,996,176,192
Due after ten years                          7,264,366,170
                                           ---------------
    Total                                  $21,000,279,330
                                           ===============

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage loans, although prepayment premiums may be applicable.

At December 31, 1995, outstanding forward commitments for future mortgage loan investments approximated $1,546,060,000, including commitments under litigation. Of this, $840,814,000 is scheduled for disbursement in 1996, $92,003,000 in 1997, $84,200,000 in 1998 and $529,043,000 in later years. The funding of mortgage loan commitments is contingent upon the underlying properties meeting specified construction, leasing, occupancy and other requirements. Of the total commitments scheduled for disbursement in 1996, $250,000,000 is related to a mortgage loan refinancing which occurred in 1993. In connection with the refinancing, a third party made a five year, interest-only loan to a TIAA borrower and the borrower made a partial repayment to TIAA. TIAA made

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3--Investments--(Continued)

a one year forward commitment to loan $250,000,000 to the borrower. The loan commitment may be extended, at TIAA's option, for additional one year periods, up to a total of five years, provided that the borrower's first mortgage to the third party is not in default at the time the loan commitment is extended. The loan commitment has been extended to 1996.

At December 31, 1995, 1994 and 1993, the aggregate carrying values of mortgages with restructured or modified terms, as defined by generally accepted accounting principles, were approximately $872,377,000, $913,551,000 and $771,038,000, respectively. For the years ended December 31, 1995, 1994 and 1993, the investment income earned on such mortgages was approximately $57,142,000, $41,643,000 and $47,003,000, respectively, which would have been approximately $96,625,000, $101,394,000 and $86,406,000, respectively, if they had performed in accordance with their original terms. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property specific escrow accounts funded by the borrowers.

At December 31, 1995 and 1994, the carrying values or real estate investments were diversified by property type and geographic region as follows:

Property Type                                            1995     1994
-------------                                            -----   -------
Office buildings                                         61.7%     60.4%
Shopping centers                                         15.2      15.9
Mixed-use projects                                        7.3       6.2
Industrial buildings                                      3.4       4.0
Income-producing land underlying improved real
  estate                                                  3.3       3.4
Land held for future development                          2.0       2.0
Apartments                                                0.7       2.0
Other                                                     6.4       6.1
                                                        -----     ------
    Total                                               100.0%    100.0%
                                                        =====     ======
Geographic Region
-----------------
Midwest                                                  34.8%     39.1%
Southeast                                                24.7      21.8
West                                                     16.2      16.3
Northeast                                                14.2      13.9
Southwest/Plains                                         10.1       8.9
                                                        -----     -----
    Total                                               100.0%    100.0%
                                                        =====     =====

At December 31, 1995 and 1994, approximately 12% and 13%, respectively, of the real estate portfolio was invested in Minnesota and is included in the Midwest region shown above; for both years, approximately 12% was invested in California and is included in the West region shown above.

At December 31, 1995, outstanding forward commitments for future real estate investments approximated $291,444,000. Under these commitments, it is estimated that $261,022,000 will be disbursed in 1996 and $30,422,000 in later years. The funding of real estate investment commitments is contingent upon the properties meeting specified construction, leasing, occupancy and other requirements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3--Investments--(Concluded)

Depreciation expense on real estate investments for the years ended December 31, 1995, 1994 and 1993, was approximately $98,198,000, $84,872,000 and $70,881,000, respectively; the amount of accumulated depreciation at December 31, 1995 was approximately $529,939,000.

Asset Valuation Reserves: The AVR balances at December 31, 1995 and 1994 were comprised of the following asset-specific reserves:

                                1995           1994
                             -----------   -------------
Bonds and preferred
  stock                  $  673,859,636   $  650,783,617
Mortgages                   564,444,067      578,989,017
Real Estate                 495,577,164      389,347,850
Common stock                 62,372,040       22,592,888
Other invested assets        64,614,984       22,982,326
                         --------------   --------------
   Total                 $1,860,867,891   $1,664,695,698
                         ==============   ==============

Note 4--Investment Income and Capital Gains and Losses

Net Investment Income: For the years ended December 31, 1995, 1994 and 1993, the components of net investment income were as follows:

                                             1995           1994           1993
                                          -----------    -----------   -------------
Gross Investment Income:
 Bonds                                $4,113,077,743 $3,591,625,656   $3,146,653,149
 Mortgages                             1,688,836,730  1,613,072,996    1,813,370,120
 Real Estate (net of property
  expenses,
   taxes and depreciation)               279,016,562    298,290,866      222,457,480
 Stocks                                   24,460,434     12,296,076        9,928,302
 Other long-term investments              16,706,459     10,794,114        8,530,439
 Cash and short-term investments          52,050,980     37,997,294       42,629,115
 Other                                     8,500,640      9,894,077        6,082,027
                                      -------------- --------------   --------------
    Total                              6,182,649,548  5,573,971,079    5,249,650,632
Less investment expenses                (112,287,010)  (102,523,873)    (103,129,901)
                                      -------------- --------------   --------------
Net investment income before
  amortization of net IMR gains        6,070,362,538  5,471,447,206    5,146,520,731
Plus amortization of net IMR gains        38,134,446     14,624,032       17,485,464
                                      -------------- --------------   --------------
Net investment income                 $6,108,496,984 $5,486,071,238   $5,164,006,195
                                      ============== ==============   ==============

Participation income received on securities, mortgages and real estate included in the above table was approximately $28,088,000, $27,488,000 and $24,015,000 in 1995, 1994 and 1993, respectively.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 4--Investment Income and Capital Gains and Losses--(Concluded)

The net earned rates of investment income on total invested assets (computed as net investment income before amortization of net IMR gains divided by mean invested assets) were 8.29%, 8.11% and 8.32% in 1995, 1994 and 1993, respectively.

Future rental income expected to be received during the next five years under existing real estate leases in effect as of December 31, 1995 is approximately $491,476,000 in 1996, $430,958,000 in 1997, $368,419,000 in 1998, $311,099,000
in 1999 and $246,027,000 in 2000.

Realized Capital Gains and Losses: For the years ended December 31, 1995, 1994 and 1993, the net realized capital gains (losses) on sales, redemptions and writedowns of investments computed under the specific identification method were as follows:

                                          1995           1994            1993
                                       -----------    -----------   --------------

Bonds                               $  32,698,203  $  23,169,838    $  84,338,721
Mortgages                            (204,033,034)  (103,763,171)    (137,342,068)
Real Estate                            99,207,556    (24,555,825)       5,859,835
Stocks                                  9,808,562      5,435,716       (8,149,796)
Other long-term investments             7,885,199      1,550,624       19,014,949
Cash and short-term investments          (758,274)     2,377,735         (148,608)
Other                                   1,360,695        714,129              538
                                    -------------  -------------    --------------
Total realized gains (losses)
  before capital gains tax            (53,831,093)   (95,070,954)     (36,426,429)
Less capital gains tax                 (2,433,800)             0                0
                                    -------------  -------------    --------------
   Total                            $ (56,264,893) $ (95,070,954)   $ (36,426,429)
                                    =============  =============    ==============

Proceeds from sales and redemptions of long-term bond investments during 1995, 1994 and 1993 were approximately $3,822,394,000, $3,685,078,000 and
$6,391,828,000, respectively. Gross gains of approximately $122,093,000, $96,579,000 and $358,273,000 and gross losses of approximately $49,736,000,
$75,097,000 and $75,475,000 were realized on these sales and redemptions during 1995, 1994 and 1993, respectively.

Unrealized Capital Gains and Losses: For the years ended December 31, 1995, 1994 and 1993, the net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments, were as follows:

                                      1995           1994           1993
                                   -----------    -----------   -------------
Bonds                            $ 51,534,565   $ 64,026,744    $ 18,250,130
Mortgages                          (1,807,561)    (3,125,696)     (6,673,961)
Real Estate                       (42,391,326)   (37,141,679)    (67,998,555)
Stocks                             26,290,762     19,432,861      27,435,407
Other long-term investments        23,553,601      8,458,998      (7,607,109)
Cash and short-term
  investments                               0      1,285,511        (762,703)
Other                              (4,473,932)   (14,029,803)     (2,661,736)
                                 ------------   ------------    -------------
   Total                         $ 52,706,109   $ 38,906,936    $(40,018,527)
                                 ============   ============    =============

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 5--Disclosures About Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments presented in the following tables have been determined by TIAA using market information available as of December 31, 1995 and 1994, and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts TIAA could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                            Notional       Carrying        Estimated
December 31, 1995                            Amount          Value         Fair Value
-----------------                          -----------    ------------   --------------
Assets
Bonds                                                 $48,835,831,058   $53,935,633,376
Mortgages                                              21,000,279,330    22,600,402,237
Stocks                                                    223,028,483       223,028,483
Cash and short-term investments                           713,051,046       713,051,046
Policy loans                                              134,538,623       134,538,623
Liabilities
Teachers Personal Annuity--Fixed
  Account                                                 580,720,683       580,720,683
Other financial instruments
Asset swap contracts                     $238,063,450      (7,398,975)      (27,116,738)
Interest rate swap contracts              110,000,000                        15,152,000
Stock warrants                                                                6,532,500

December 31, 1994
-----------------
Assets
Bonds                                                 $43,778,517,616   $41,885,575,185
Mortgages                                              20,216,879,404    19,627,287,444
Stocks                                                    163,284,129       163,284,129
Cash and short-term investments                           431,445,982       431,445,982
Policy loans                                               97,262,920        97,262,920
Liabilities
Teachers Personal Annuit--Fixed
  Account                                                 358,987,888       358,987,888
Other financial instruments
Asset swap contracts                     $108,911,004      (6,300,443)      (12,348,000)
Interest rate swap contracts              105,000,000                         2,813,000
Stock warrants                                                                1,722,000

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 5--Disclosures About Fair Value of Financial Instruments--(Concluded)

Bonds:   Fair  values  for  publicly  traded  long-term  bond  investments  were determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values were determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings. The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, 1995 and 1994 were as follows:

                                            1995                             1994
                                 ----------------------------   ------------------------------
                                  Carrying        Estimated       Carrying         Estimated
                                    Value        Fair Value         Value         Fair Value
                                 ------------    ------------    ------------   --------------
Publicly traded bonds         $28,152,735,556 $31,029,476,823 $25,330,827,112  $24,008,853,534
Privately placed bonds         20,683,095,502  22,906,156,553  18,447,690,504   17,876,721,651
                              --------------- --------------- ---------------  ----------------
   Total                      $48,835,831,058 $53,935,633,376 $43,778,517,616  $41,885,575,185
                              =============== =============== ===============  ================

Mortgages: The fair value of mortgages was determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

Stocks, Cash and Short-Term Investments, and Policy Loans: The carrying values are reasonable estimates of fair values.


Teachers Personal Annuity-Fixed Account: The carrying values of the liabilities are reasonable estimates of fair values.


Asset Swap Contracts: The fair value of asset swap contracts (used for hedging purposes) is the estimated net gain or (loss) that TIAA would record if the asset swaps were liquidated at year-end. The fair value of asset swap contracts was estimated by external institutions, including our counterparties, based on future cash flows and anticipated exchange relationships, and such values were reviewed internally for reasonableness.

Interest Rate Swap Contracts: The fair value of interest rate swap contracts (used for hedging purposes) is the estimated net gain or (loss) that TIAA would record if the interest rate swaps were liquidated at year-end. The swap agreements have no carrying value. The fair value of interest rate swap contracts was estimated internally using modeling software developed by independent third parties.

Stock Warrants: The fair value of stock warrants represents the excess of the market value of the related stock over the exercise price associated with the stock warrant. The stock warrants have no carrying value.

Commitments to Extend Credit or Purchase Investments: TIAA does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

Insurance and Annuity Contracts: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity - Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 6--Management Agreements

All services  necessary  for the operation of College  Retirement  Equities Fund
(CREF), a companion organization, are provided, at cost, by two subsidiaries of TIAA, TIAA-CREF Investment Management, Inc. ("Investment Management") and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), which provide investment advisory, administrative and distribution services for CREF. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a
Principal Underwriting and Administrative Services Agreement between CREF and Services. Investment Management is registered with the Commission as an investment adviser; Services is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. Investment Management and Services receive management fee payments from each CREF account on a daily basis according to formulas established each year with the objective of keeping the management fees as close as possible to each account's actual expenses. Any differences between actual expenses and the management fees are adjusted quarterly. Such fees and the equivalent allocated expenses, which amounted to approximately $226,645,000, $199,396,000 and $171,411,000 in 1995, 1994 and 1993, respectively, are not included in the statements of operations and had no effect on TIAA's operations.

All services necessary for the operation of REA are provided, at cost, by TIAA and Services. TIAA provides investment management services for REA, while distribution and administrative services are provided by Services in accordance with a Distribution and Administrative Services Agreement between REA and Services. TIAA also provides a liquidity guarantee to REA, for a fee, to ensure that funds are available to meet participant transfer and cash withdrawal requests in the event that REA's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks. Fee payments are made from REA on a daily basis to TIAA and Services according to formulas established annually. Any differences between actual expenses and daily charges are adjusted quarterly.

Teachers Advisors, Inc. ("Advisors"), a subsidiary of TIAA VA Holdings, Inc. ("Holdings"), which is itself a wholly-owned subsidiary of TIAA, provides investment advisory services for VA-1 in accordance with an Investment Management Agreement between TIAA, Advisors and VA-1. TIAA provides all administrative services for VA-1 in accordance with an Administrative Services Agreement with VA-1 and also receives a fee for assuming certain mortality and expense risks. Teachers Personal Investors Services, Inc. ("TPIS"), a subsidiary of Holdings, distributes contracts for VA-1. Expense deductions are made from VA-1 on a daily basis. Advisors is registered with the Commission as an investment adviser; TPIS is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 7--Pension Plan and Postretirement Benefits

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All pension plan liabilities are fully funded through individually owned retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested for employees hired before 1988. For employees hired after 1987, contributions are vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $19,467,000, $17,828,000 and $16,167,000 in 1995, 1994 and 1993, respectively.

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The cost of such benefits reflected in the accompanying statements of operations were approximately $2,273,000, $2,307,000 and $1,641,000 for 1995, 1994 and 1993, respectively. TIAA also maintains a deferred compensation plan for non-officer trustees and members of the TIAA Board of Overseers. Under this plan, an eligible board member who has served at least five years is eligible for a single-sum payment upon leaving the board equal to 50% of the annual stipend in effect during the last term multiplied by the number of years of credited service, up to a maximum of 20 years.

Note 8--Unconsolidated Subsidiaries and Other Affiliates

TIAA's wholly-owned subsidiaries primarily involve real estate investment activities and are primarily included in real estate assets on the accompanying balance sheets. At December 31, 1995 and 1994, the carrying values of TIAA's investments in real estate subsidiaries were approximately $4,599,673,000 and $4,963,164,000, respectively. Subsidiary assets, liabilities and gross rental income, of real estate subsidiaries, as of and for the years ended December 31, 1995 and 1994, were approximately as follows:

                          1995           1994
                       -----------   -------------
Assets             $5,523,739,000   $5,893,047,000
Liabilities           981,438,000      926,695,000
Gross rental
  income              841,970,000      804,576,000

Earnings from primarily real estate subsidiaries in 1995, 1994 and 1993, of approximately $164,676,000, $210,302,000 and $166,144,000, respectively, are included in net investment income in the accompanying statements of operations.

Some of the real estate subsidiaries referred to above are partners in joint ventures. At December 31, 1995 and 1994, the carrying values of TIAA real estate subsidiaries that are partners in joint ventures were approximately $2,371,931,000 and $2,945,089,000. Joint venture total assets, liabilities and gross rental income, as of and for the years ended December 31, 1995 and 1994, were approximately as follows:

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                   NOTES TO FINANCIAL STATEMENTS--(Concluded)

Note 8--Unconsolidated Subsidiaries and Other Affiliates--(Concluded)

                                           1995           1994
                                        -----------   -------------
Assets                              $3,437,761,000   $3,770,043,000
Liabilities                          1,233,262,000      746,584,000
Gross rental income                    608,507,000      550,225,000


The subsidiaries' equity share in these assets, liabilities and gross rental income were approximately as follows:

                                           1995           1994
                                        -----------   -------------
Assets                              $3,307,523,000   $3,549,882,000
Liabilities                            937,673,000      621,281,000
Gross rental income                    551,259,000      486,563,000

Net income earned by the subsidiaries from joint venture investments was approximately $60,689,000, $92,342,000 and $48,299,000 in 1995, 1994 and 1993,
respectively. Some of the real estate joint ventures have mortgage loans from TIAA. At December 31, 1995 and 1994, the unpaid principal of such mortgage loans was approximately $826,216,000 and $539,769,000, respectively.

Note 9--Contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA's financial position or the results of its operations.

Note 10--Subsequent Event

Effective January 1, 1996, TIAA ceased conducting insurance and annuity operations in Canada and reinsured all existing business with an independent third party insurer under an assumption reinsurance agreement. Under this agreement, TIAA transferred approximately $129 million (US) of assets to the independent third party insurer, and, under the reinsurance agreement, this transfer released all of TIAA's Canadian policy reserves and other liabilities. TIAA will have no continuing material obligation associated with its withdrawal from the Canadian insurance market.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                            BALANCE SHEET (Unaudited)

                                                                                                      June 30,
                                                                                                        1996
                                                                                                    ---------------
ASSETS
Bonds..........................................................................................     $51,788,660,981
Stocks.........................................................................................         220,486,592
Mortgages......................................................................................      20,751,659,909
Real estate....................................................................................       7,130,276,982
Other long-term investments....................................................................         438,000,113
Cash and short-term investments................................................................         774,132,600
Investment income due and accrued..............................................................       1,165,017,877
Separate Account assets........................................................................         364,218,681
Other assets...................................................................................         274,139,657
                                                                                                    ---------------
                                                                                   TOTAL ASSETS     $82,906,593,392
                                                                                                    ===============

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves...................................................................     $73,230,209,560
Dividends declared for the following year......................................................       1,639,976,733
Asset Valuation Reserve........................................................................       2,055,640,853
Interest Maintenance Reserve...................................................................         688,192,201
Separate Account liabilities...................................................................         257,814,181
Other liabilities..............................................................................         649,536,872
                                                                                                    ---------------
                                                                             Total Liabilities       78,521,370,400
                                                                                                    ---------------
Capital........................................................................................           2,500,000
                                                                                                    ---------------
Contingency reserves:
    For group life insurance...................................................................           8,248,340
    For investment losses, annuity and insurance mortality,
      and other risks..........................................................................       4,374,474,652
                                                                                                    ---------------
                                                                     Total Contingency Reserves       4,382,722,992
                                                                                                    ---------------
                                                         Total Capital and Contingency Reserves       4,385,222,992
                                                                                                    ---------------
                                            TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES     $82,906,593,392
                                                                                                    ===============

              See notes to unaudited interim financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                           STATEMENT OF OPERATIONS AND
                   CHANGES IN CONTINGENCY RESERVES (Unaudited)

                                                                                                 For the Six Months
                                                                                                   Ended June 30,
                                                                                                      1996
                                                                                                 ------------------
INCOME

Insurance and annuity premiums and deposits......................................................   $1,401,839,316
Transfers from CREF, net.........................................................................       39,666,294
Annuity dividend additions.......................................................................    1,000,681,706
Net investment income............................................................................    3,191,457,710
Supplementary contract considerations............................................................       99,409,201
                                                                                                    --------------
                                                                                     TOTAL INCOME   $5,733,054,227
                                                                                                    ==============

DISTRIBUTION OF INCOME
Policy and contract benefits.....................................................................   $  902,979,022
Dividends to policyholders and beneficiaries.....................................................    1,703,387,077
Increase in policy and contract reserves.........................................................    2,415,794,816
Operating expenses...............................................................................      120,581,454
Net transfers to Separate Accounts...............................................................      132,339,293
Federal income taxes.............................................................................        6,929,984
Other, net.......................................................................................        6,373,066
Increase in contingency reserves.................................................................      444,669,515
                                                                                                    --------------
                                                                  TOTAL DISTRIBUTION OF INCOME      $5,733,054,227
                                                                                                    ==============

CHANGES IN CONTINGENCY RESERVES:
From operations..................................................................................   $  444,669,515
Net realized capital gain on investments.........................................................      177,677,519
Net unrealized capital gain on investments.......................................................        9,672,555
Transfer to the Interest Maintenance Reserve.....................................................     (103,280,870)
Transfer to the Asset Valuation Reserve:
  Required formula contribution..................................................................     (111,748,110)
  Net capital gains..............................................................................      (83,024,853)
Increase in non-admitted assets other than investments...........................................       (8,761,807)
Other, net.......................................................................................        3,839,169
                                                                                                    --------------
                                                           Net Change in Contingency Reserves          329,043,118

                                                    Contingency Reserves at Beginning of Year        4,053,679,874
                                                                                                    --------------
                                                         Contingency Reserves at End of Period      $4,382,722,992
                                                                                                    ==============

              See notes to unaudited interim financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                       STATEMENT OF CASH FLOWS (Unaudited)

                                                                                       For the Six Months
                                                                                         Ended June 30,
                                                                                              1996
                                                                                       ------------------
CASH PROVIDED
By operating activities:
  Insurance and annuity premiums,
    deposits and considerations .....................................................   $1,493,119,706
  Transfers from CREF, net ..........................................................       39,666,294
  Annuity dividend additions ........................................................    1,000,681,706
  Investment income, net ............................................................    3,110,897,011
                                                                                        --------------
                                                                       Total Receipts    5,644,364,717
                                                                                        --------------

  Policy and contract benefits ......................................................    1,081,854,419
  Dividends .........................................................................    1,551,895,764
  Operating expenses ................................................................      121,511,876
  Federal income taxes ..............................................................       10,784,747
  Net transfers to Separate Accounts ................................................      132,621,852
  Other, net ........................................................................       72,340,195
                                                                                        --------------
                                                                  Total Disbursements    2,971,008,853
                                                                                        --------------

                                                Cash Provided by Operating Activities    2,673,355,864
                                                                                        --------------

By investing activities:
  Sales and redemptions of bonds and stocks .........................................    2,840,793,601
  Repayment of mortgage principal ...................................................      732,481,851
  Sales of real estate ..............................................................      107,624,010
  Other, net ........................................................................      158,072,559
                                                                                        --------------
                                                Cash Provided By Investing Activities    3,838,972,021
                                                                                        --------------

                                                                  TOTAL CASH PROVIDED    6,512,327,885
                                                                                        --------------

DISBURSEMENTS FOR NEW INVESTMENTS
  Investments acquired:
  Bonds and stocks ..................................................................    5,572,692,763
  Mortgages .........................................................................      544,045,487
  Real estate .......................................................................      235,243,321
  Other, net ........................................................................       99,264,760
                                                                                        --------------

                                              TOTAL DISBURSEMENTS FOR NEW INVESTMENTS    6,451,246,331
                                                                                        --------------

                               INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS       61,081,554

                                 CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF YEAR      713,051,046
                                                                                        --------------

                                     CASH AND SHORT-TERM INVESTMENTS AT END OF PERIOD   $  774,132,600
                                                                                        ==============

              See notes to unaudited interim financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

Note 1--General

These interim unaudited financial statements of Teachers Insurance and Annuity Association of America ("TIAA") have been prepared on the basis of accounting practices prescribed or permitted by the New York State Insurance Department and reflect all adjustments (all of which are of a normal recurring nature) necessary, in the opinion of management, for a fair statement of results for the interim period presented.


Note 2--Investments

Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of cost or market value. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned real estate subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net assets of the underlying entities. Policy loans are stated at outstanding principal amounts. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.

Additional Information:

         As a percentage of total
          bond investments:
           Below investment grade bonds                           5%

         As a percentage of total mortgage investments:
           Below investment grade mortgage loans                  5%
           Total mortgage investments in California              24%
           Total mortgage investments in office buildings        41%
           Total mortgage investments in shopping centers        31%

         As a percentage of total real estate investments:
           Total real estate investments in Minnesota            11%
           Total real estate investments in California           12%
           Total real estate investments in office buildings     64%

Asset Swap and Interest Rate Swap Contracts: TIAA enters into asset swap and interest rate swap contracts with counterparties. TIAA is exposed to the risk of default of such counterparties, although TIAA does not anticipate non-performance by the counterparties. At June 30, 1996, TIAA had interest rate swap contracts with commercial banks related to $110,000,000 par value of variable interest rate notes, and asset swap contracts outstanding related to $238,701,000 of investments denominated in foreign currencies.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 3rd day of October, 1996.

                       TIAA REAL ESTATE ACCOUNT

                       By: TEACHERS INSURANCE AND ANNUITY
                             ASSOCIATION OF AMERICA

                       By: /s/ Peter C. Clapman
                          --------------------------------
                           Peter C. Clapman
                           Senior Vice President and
                           Chief Counsel, Investments



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature                       Title                               Date
---------                       -----                               ----

  /s/ John H. Biggs             Chairman of the Board and           10-3-96
-----------------------------   Chief Executive Officer
John H. Biggs                   (Principal Executive Officer)


  /s/ Thomas W. Jones           Vice Chairman, President and        10-3-96
-----------------------------   Chief Operating Officer
Thomas W. Jones                 (Principal Financial Officer)
                                and Trustee


  /s/ Richard L. Gibbs          Executive Vice President            10-3-96
-----------------------------   (Principal Accounting Officer)
Richard L. Gibbs

Signature of Trustee            Date     Signature of Trustee         Date
--------------------            ----     --------------------         ----

  /s/ Martin L. Leibowitz     10-3-96       /s/ Frederick R. Ford     10-3-96
---------------------------              --------------------------
Martin L. Leibowitz                      Frederick R. Ford


  /s/ David Alexander         10-3-96
---------------------------              --------------------------
David Alexander                          Ruth Simms Hamilton


  /s/ Marcus Alexis           10-3-96       /s/ Dorothy Ann Kelly     10-3-96
---------------------------              --------------------------
Marcus Alexis                            Dorothy Ann Kelly, O.S.U.


 /s/ A. Howard Amon, Jr.      10-3-96      /s/ Ronald L. Thompson     10-3-96
---------------------------              --------------------------
A. Howard Amon, Jr.                      Ronald L. Thompson


                                            /s/ Robert M. O'Neil      10-3-96
                                         --------------------------
                                         Robert M. O'Neil


  /s/ Willard T. Carleton     10-3-96       /s/ Leonard S. Simon      10-3-96
---------------------------              --------------------------
Willard T. Carleton                      Leonard S. Simon


  /s/ Robert C. Clark         10-3-96       /s/ Paul R. Tregurtha     10-3-96
---------------------------              --------------------------
Robert C. Clark                          Paul R. Tregurtha


 /s/ Flora Mancuso Edwards    10-3-96       /s/ Charles J. Urstadt    10-3-96
---------------------------              --------------------------
Flora Mancuso Edwards                    Charles J. Urstadt


                                            /s/ William H. Waltrip    10-3-96
---------------------------              --------------------------
Estelle A. Fishbein                      William H. Waltrip


---------------------------
Rosalie J. Wolf

[letterhead]
Deloitte &
Touche LLP [LOGO]    Two World Financial Center        Telephone: (212) 436-2000
                     New York, New York 10281-1414     Facsimile: (212) 436-5000


                         REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 1995, and for the period July 3, 1995 (commencement of operations) to December 31, 1995, and have issued our report thereon dated March 8, 1996. Our audit also included the financial statement schedule - Schedule III
- Real Estate Owned. This financial statement schedule is the responsibility of the TIAA's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
March 8, 1996


[logo]
---------------
Deloitte Touche
Tohmatsu
International
---------------

                        SCHEDULE III - REAL ESTATE OWNED
                            TIAA REAL ESTATE ACCOUNT
                                DECEMBER 31, 1995


                                                                      Costs
                                                    Initial Cost   Capitalized      Value at          Year
                                       Encum-        to Acquire     Subsequent     December 31,    Construction     Date
               Description            brances         Property    to Acquisition      1995          Completed     Acquired


River Road Distribution Center         $-0-         $ 4,166,787       $-0-         $ 4,166,787        1995        11/22/95
Industrial Building
Fridley, Minnesota (1)

The Greens At Metrowest                 -0-          12,490,895        -0-          12,490,895        1990        12/15/95
Apartments
Orlando, Florida (1)

Butterfield Industrial Park             -0-           4,431,166        -0-           4,431,166        1980        12/22/95
Industrial Building
El Paso, Texas (2)

Brixworth Apartments                    -0-          15,574,647        -0-          15,574,647        1989        12/28/95
Apartments
Atlanta, Georgia (1)

Plantation Grove Shopping Center        -0-           7,326,170        -0-           7,326,170        1995        12/28/95
Shopping Center
Ocoee, Florida (1)
                                       ____         ___________       ____         ____________

                                       $-0-         $43,989,665       $-0-         $43,989,665

(1)  Fee interest
(2)  Leasehold interest



Reconciliation of investment property owned:
Balance at beginning of period                                                     $        --
   Acquisitions                                                                     43,989,665
   Capital improvements and carrying costs                                                  --
Balance at end of period                                                           $43,989,665


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